EXHIBIT 4.3
                                                                     -----------



================================================================================


                            WILLIAMS SCOTSMAN, INC.,

                                   as Issuer,

           EVERGREEN MOBILE COMPANY, SPACE MASTER INTERNATIONAL, INC., TRUCK & TRAILER SALES, INC. AND WILLIAMS SCOTSMAN OF CANADA, INC.,

                                 as Guarantors,

                            WILLSCOT EQUIPMENT, LLC,

                            as Subordinated Guarantor

                                       and

                         U.S. BANK NATIONAL ASSOCIATION,

                                   as Trustee
                            ________________________

                                    INDENTURE
                            ________________________

                           Dated as of August 18, 2003
                                ________________

                        10% Senior Secured Notes due 2008


================================================================================

                              CROSS-REFERENCE TABLE


TIA                                                               INDENTURE
SECTION                                                           SECTION
-------                                                           -------

310  (a)(1)...................................................      7.10
     (a)(2)...................................................      7.10
     (a)(3)...................................................      N.A.
     (a)(4)...................................................      N.A.
     (a)(5)...................................................      7.10
     (b)......................................................      7.08; 7.10;
                                                                    10.02
     (c)......................................................      N.A.
311  (a)......................................................      7.11
     (b)......................................................      7.11
     (c)......................................................      N.A.
312(a)........................................................      2.05
     (b)......................................................      10.03
     (c)......................................................      10.03
313(a)........................................................      7.06
     (b)(1)...................................................      12.03
     (b)(2)...................................................      7.06
     (c)......................................................      7.06; 10.02
     (d)......................................................      7.06
314  (a)......................................................      4.06; 4.08;
                                                                    10.02
     (b)......................................................      12.04
     (c)(1)...................................................      10.04
     (c)(2)...................................................      10.04
     (c)(3)...................................................      N.A.
     (d)......................................................      12.03; 12.05
     (e)......................................................      10.05
     (f)......................................................      N.A.
315  (a)......................................................      7.01(b)
     (b)......................................................      7.05; 10.02
     (c)......................................................      7.01(a)
     (d)......................................................      7.01(c)
     (e)......................................................      6.11
316  (a)(last sentence).......................................      2.09
     (a)(1)(A)................................................      6.05
     (a)(1)(B)................................................      6.04
     (a)(2)...................................................      N.A.
     (b)......................................................      6.07
     (c)......................................................      9.04
317  (a)(1)...................................................      6.08

     (a)(2)...................................................      6.09
     (b)......................................................      2.04
318(a)........................................................      10.01
     (c)......................................................      10.01

------------------------
N.A. means Not Applicable
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----


                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.     Definitions..................................................1
SECTION 1.02.     Incorporation by Reference of TIA...........................28
SECTION 1.03.     Rules of Construction.......................................28

                                   ARTICLE II

                                    THE NOTES

SECTION 2.01.     Form and Dating.............................................29
SECTION 2.02.     Execution and Authentication; Aggregate Principal Amount....29
SECTION 2.03.     Registrar and Paying Agent..................................31
SECTION 2.04.     Paying Agent To Hold Assets in Trust........................31
SECTION 2.05.     Holder Lists................................................32
SECTION 2.06.     Transfer and Exchange.......................................32
SECTION 2.07.     Replacement Notes...........................................32
SECTION 2.08.     Outstanding Notes...........................................33
SECTION 2.09.     Treasury Notes..............................................33
SECTION 2.10.     Temporary Notes.............................................33
SECTION 2.11.     Cancellation................................................34
SECTION 2.12.     Defaulted Interest..........................................34
SECTION 2.13.     CUSIP Number................................................35
SECTION 2.14.     Deposit of Monies...........................................35
SECTION 2.15.     Restrictive Legends.........................................35
SECTION 2.16.     Book-Entry Provisions for Global Note.......................37
SECTION 2.17.     Special Transfer Provisions.................................38
SECTION 2.18.     Liquidated Damages Under Registration Rights Agreement......40

                                   ARTICLE III

                                   REDEMPTION

SECTION 3.01.     Notices to Trustee..........................................40
SECTION 3.02.     Selection of Notes To Be Redeemed...........................40
SECTION 3.03.     Optional Redemption.........................................41
SECTION 3.04.     Notice of Redemption........................................42
SECTION 3.05.     Effect of Notice of Redemption..............................43
SECTION 3.06.     Deposit of Redemption Price.................................43
SECTION 3.07.     Notes Redeemed in Part......................................44

                                                                            PAGE
                                                                            ----

                                   ARTICLE IV

                                    COVENANTS

SECTION 4.01.     Payment of Notes............................................44
SECTION 4.02.     Maintenance of Office or Agency.............................44
SECTION 4.03.     Corporate Existence.........................................44
SECTION 4.04.     Compliance Certificate; Notice of Default...................45
SECTION 4.05.     SEC Reports.................................................45
SECTION 4.06.     Waiver of Stay, Extension or Usury Laws.....................45
SECTION 4.07.     Limitation on Restricted Payments...........................46
SECTION 4.08.     Limitation on Affiliate Transactions........................49
SECTION 4.09.     Limitation on Indebtedness..................................50
SECTION 4.10.     Limitation on Restrictions on Distributions from Restricted
                      Subsidiaries............................................53
SECTION 4.11.     Change of Control...........................................55
SECTION 4.12.     Limitation on Sale of Assets and Subsidiary Stock...........56
SECTION 4.13.     Limitation on Sale or Issuance of Capital Stock of Restricted
                      Subsidiaries............................................58
SECTION 4.14.     Limitation on Liens.........................................58
SECTION 4.15.     Additional Guarantees.......................................59
SECTION 4.16.     Activities of the Issuer and the Restricted Subsidiaries....59
SECTION 4.17.     Activities of Subordinated Guarantor........................59

                                    ARTICLE V

                              SUCCESSOR CORPORATION

SECTION 5.01.     Merger and Consolidation....................................60

                                   ARTICLE VI

                                    REMEDIES

SECTION 6.01.     Events of Default...........................................62
SECTION 6.02.     Acceleration................................................64
SECTION 6.03.     Other Remedies..............................................65
SECTION 6.04.     Waiver of Past Defaults.....................................65
SECTION 6.05.     Control by Majority.........................................65
SECTION 6.06.     Limitation on Suits.........................................66
SECTION 6.07.     Rights of Holders to Receive Payment........................66
SECTION 6.08.     Collection Suit by Trustee..................................66
SECTION 6.09.     Proofs of Claim.............................................66
SECTION 6.10.     Priorities..................................................67
SECTION 6.11.     Undertaking for Costs.......................................67

                                                                            PAGE
                                                                            ----


                                   ARTICLE VII

                                     TRUSTEE

SECTION 7.01.     Duties of Trustee...........................................68
SECTION 7.02.     Rights of Trustee...........................................69
SECTION 7.03.     Individual Rights of Trustee................................70
SECTION 7.04.     Trustee's Disclaimer........................................70
SECTION 7.05.     Notice of Default...........................................70
SECTION 7.06.     Reports by Trustee to Holders...............................70
SECTION 7.07.     Compensation and Indemnity..................................71
SECTION 7.08.     Replacement of Trustee......................................71
SECTION 7.09.     Successor Trustee by Merger, Etc............................72
SECTION 7.10.     Eligibility; Disqualification...............................72
SECTION 7.11.     Preferential Collection of Claims Against Issuer............73

                                  ARTICLE VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.     Termination of Issuer's Obligations.........................73
SECTION 8.02.     Application of Trust Money..................................75
SECTION 8.03.     Repayment to the Issuer.....................................76
SECTION 8.04.     Reinstatement...............................................76
SECTION 8.05.     Acknowledgment of Discharge by Trustee......................76

                                   ARTICLE IX

                             AMENDMENTS AND WAIVERS

SECTION 9.01.     Without Consent of Holders..................................77
SECTION 9.02.     With Consent of Holders.....................................78
SECTION 9.03.     Compliance with Trust Indenture Act.........................79
SECTION 9.04.     Revocation and Effect of Consents and Waivers...............79
SECTION 9.05.     Notation on or Exchange of Notes............................80
SECTION 9.06.     Trustee To Sign Amendments..................................80

                                    ARTICLE X

                                  MISCELLANEOUS

SECTION 10.01.    TIA Controls................................................80
SECTION 10.02.    Notices.....................................................80
SECTION 10.03.    Communications by Holders with Other Holders................81
SECTION 10.04.    Certificate and Opinion as to Conditions Precedent..........81
SECTION 10.05.    Statements Required in Certificate or Opinion...............82
SECTION 10.06.    Rules by Trustee, Paying Agent, Registrar...................82

                                                                            PAGE
                                                                            ----


SECTION 10.07.    Legal Holidays..............................................82
SECTION 10.08.    GOVERNING LAW...............................................82
SECTION 10.09.    No Adverse Interpretation of Other Agreements...............82
SECTION 10.10.    No Personal Liability.......................................83
SECTION 10.11.    Successors..................................................83
SECTION 10.12.    Duplicate Originals.........................................83
SECTION 10.13.    Severability................................................83
SECTION 10.14.    Independence of Covenants...................................83
SECTION 10.15.    Agent for Service; Submission to Jurisdiction; Waiver of
                      Immunities..............................................83
SECTION 10.16.    Judgment Currency...........................................84

                                   ARTICLE XI

                               GUARANTEE OF NOTES

SECTION 11.01.    Unconditional Guarantee.....................................85
SECTION 11.02.    Unconditional Guarantee of the Subordinated Guarantor;
                      Waiver of Substantive Consolidation by Noteholders; etc.86
SECTION 11.03.    Limitations on Guarantees...................................91
SECTION 11.04.    Execution and Delivery of Guarantee.........................91
SECTION 11.05.    Release of a Guarantor or the Subordinated Guarantor........92
SECTION 11.06.    Waiver of Subrogation.......................................93
SECTION 11.07.    Immediate Payment...........................................94
SECTION 11.08.    No Set-Off..................................................94
SECTION 11.09.    Obligations Continuing......................................94
SECTION 11.10.    Obligations Reinstated......................................94
SECTION 11.11.    Obligations Not Affected....................................94
SECTION 11.12.    Waiver......................................................95
SECTION 11.13.    No Obligation To Take Action Against the Issuer.............95
SECTION 11.14.    Dealing with the Issuer and Others..........................95
SECTION 11.15.    Default and Enforcement.....................................96
SECTION 11.16.    Amendment, Etc..............................................96
SECTION 11.17.    Acknowledgment..............................................96
SECTION 11.18.    No Waiver; Cumulative Remedies..............................96
SECTION 11.19.    Survival of Obligations.....................................96
SECTION 11.20.    Guarantee in Addition to Other Obligations..................96
SECTION 11.21.    Severability................................................97
SECTION 11.22.    Successors and Assigns......................................97
SECTION 11.23.    No Personal Liability.......................................97

                                   ARTICLE XII

                        COLLATERAL AND SECURITY DOCUMENTS

SECTION 12.01.    Collateral and Security Documents...........................97
SECTION 12.02.    Application of Proceeds of Collateral.......................98

                                                                            PAGE
                                                                            ----


SECTION 12.03.    Possession, Use and Release of Collateral...................98
SECTION 12.04.    Opinion of Counsel.........................................100
SECTION 12.05.    Trust Indenture Act Requirements...........................100
SECTION 12.06.    Suits to Protect the Collateral............................101
SECTION 12.07.    Purchaser Protected........................................101
SECTION 12.08.    Powers Exercisable by Receiver or Trustee..................101
SECTION 12.09.    Release upon Termination of Issuer's Obligations...........102
SECTION 12.10.    Post-Closing Filings; Further Assurances...................102


Exhibit A  -  Form of Initial Note...........................................A-1
Exhibit B  -  Form of Exchange Note..........................................B-1
Exhibit C  -  Form of Certificate To Be Delivered in Connection with
              Transfers to Non-QIB Accredited Investors......................C-1
Exhibit D  -  Form of Certificate To Be Delivered in Connection with
              Transfers Pursuant to Regulation S.............................D-1
Exhibit E  -  Form of Guarantee..............................................E-1
Exhibit F  -  Form of Subordinated Guarantee.................................F-1

Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture

         INDENTURE, dated as of August 18, 2003, among WILLIAMS SCOTSMAN, INC., a Maryland corporation (the "ISSUER"), EVERGREEN MOBILE COMPANY, a Washington corporation, SPACE MASTER INTERNATIONAL, INC., a Georgia corporation, TRUCK & TRAILER SALES, INC., a Missouri corporation, and WILLIAMS SCOTSMAN OF CANADA, INC., a Canadian corporation, as Guarantors (as defined herein), WILLSCOT EQUIPMENT, LLC, a Delaware limited liability company ("WILLSCOT"), as Subordinated Guarantor (as defined herein) and U.S. BANK NATIONAL ASSOCIATION, as Trustee (the "TRUSTEE").

         Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.01.     DEFINITIONS.

         "ADDITIONAL ASSETS" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Permitted Business; (ii) Indebtedness of a Person engaged in a Permitted Business if such Indebtedness is acquired in connection with the acquisition of the Permitted Business (other than Indebtedness Incurred to provide all or a portion of the funds or credit support utilized to consummate the acquisition); (iii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Issuer or another Restricted Subsidiary; or (iv) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; PROVIDED, HOWEVER, that any such Restricted Subsidiary described in clauses (iii) or (iv) above is primarily engaged in a Permitted Business.

         "ADDITIONAL INTEREST" shall have the meaning set forth in the applicable Registration Rights Agreement.

         "ADJUSTED CONSOLIDATED ASSETS" means at any time the total amount of assets of the Issuer and its consolidated Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), after deducting therefrom all current liabilities of the Issuer and its consolidated Restricted Subsidiaries (excluding intercompany items, the current portion of long-term debt and Indebtedness outstanding under the Credit Agreement), all as set forth on the consolidated balance sheet of the Issuer and its consolidated Restricted Subsidiaries as of the end of the most recent fiscal quarter for which financial statements are available prior to the date of determination.

         "ADMINISTRATIVE AGENT" means Deutsche Bank Trust Company Americas in its capacity as administrative agent (together with its successors and assigns in such capacity) pursuant to the Credit Agreement.

         "AFFILIATE" means, with respect to any specified Person, any other Person, directly or indirectly, controlling or controlled, by or under direct or indirect common control with such specified Person. For the purposes of this definition, "CONTROL" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indi-rectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing. For purposes of Sections 4.07, 4.08, and 4.12 only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Issuer or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

         "AFFILIATE TRANSACTION" has the meaning provided in Section 4.11.

         "AGENT" means any Registrar, Paying Agent or co-Registrar.

         "AGENT MEMBERS" has the meaning provided in Section 2.16.

         "APPLICABLE INDEBTEDNESS" means

         (i) with respect to any asset that is the subject of an Asset Sale at a time when such asset is included in the Collateral, Pari Passu Indebtedness that is secured at such time by Collateral under a Lien that is prior to the Second Priority Liens; or

         (ii) in respect of any other asset, any Pari Passu Indebtedness, and in the case of an Asset Sale by a Subsidiary of the Issuer that is not a Guarantor, Indebtedness of such Subsidiary.

         "APPLICABLE PARI PASSU INDEBTEDNESS" means

         (i) with respect to any asset that is the subject of an Asset Sale at a time when such asset is included in the Collateral, Pari Passu Indebtedness secured by all or any part of the Collateral; or

         (ii)     in respect of any other asset, Pari Passu Indebtedness.

         "APPLICABLE PREMIUM" has the meaning provided in Section 3.03.

         "APPLICABLE VALUE" means with respect to Capital Stock and other securities, the aggregate principal amount, par value or book value as carried by the Issuer or the market value, whichever is the greatest.

         "ASSET DISPOSITION" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or other dispositions) by the Issuer or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "DISPOSITION"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Issuer or a Restricted Subsidiary), (ii) all or substantially all the assets of any division or line of business of the Issuer or any Restricted Subsidiary or (iii) any other assets of the Issuer or any Restricted Subsidiary outside of the ordinary course of business of the Issuer or such Restricted Subsidiary (other than, in the case of (i), (ii) and (iii) above, (u) a disposition by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted

Subsidiary to a Wholly Owned Subsidiary, a Guarantor or the Subordinated Guarantor, (v) for purposes of Section 4.12 only, a disposition that constitutes a Permitted Investment or a Restricted Payment permitted by Section 4.07, (w) a disposition of assets with a fair market value of less than $1,000,000, (x) any Permitted Units Financing, (y) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer and the Restricted Subsidiaries in compliance with Sections 4.11 and 5.01 or (z) the granting of Liens not prohibited by this Indenture).

         "ATTRIBUTABLE DEBT" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

         "AUTHENTICATING AGENT" has the meaning provided in Section 2.02.

         "AVERAGE LIFE" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

         "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors, including, without limitation, the BANKRUPTCY AND INSOLVENCY ACT (Canada), the COMPANIES' CREDITORS ARRANGEMENT ACT (Canada) and any other law relating to bankruptcy, insolvency, reorganization or relief of debtors.

         "BLOCKAGE PERIOD" shall have the meaning provided in Section 11.02.

         "BOARD OF DIRECTORS" means the board of directors of the Issuer or any committee thereof duly authorized to act on behalf of such Board.

         "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the board of directors of such Person and to be in full force and effect on the date of such certification and delivered to the Trustee.

         "BUSINESS DAY" means each day other than a Saturday, Sunday or legal holiday on which commercial banks in New York, New York are authorized to close.

         "CANADIAN PLEDGE AGREEMENT" means collectively (a) the Bond Pledge Agreement made by Williams Scotsman of Canada, Inc. in favor of the Administrative Agent, (b) the Bond of Williams Scotsman of Canada, Inc. in the amount of Cdn$1,400,000,000 in favor of the Administrative Agent and (c) the Deed of Hypothec made by Williams Scotsman of Canada, Inc. in favor of the Administrative Agent and replacements and restatements thereof and supplements and amendments thereto.

         "CAPITAL LEASE OBLIGATIONS" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "CAPITAL STOCK" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

         "CHANGE OF CONTROL" means the occurrence of any of the following events:

         (i) prior to the first Public Equity Offering, the Permitted Holders, in the aggregate, cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Issuer, whether as a result of issuance of securities of the Issuer, any merger, consolidation, liquidation or dissolution of the Issuer, any direct or indirect transfer of securities or otherwise (for purposes of this clause (i) and clause (ii) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of a partnership, limited liability company or corporation (the "specified corporation") held by any other partnership, limited liability company or corporation (the "parent corporation") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent corporation);

         (ii) on or after the first Public Equity Offering, any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above, except that for purposes of this clause (ii) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Issuer; PROVIDED, HOWEVER, that the Permitted Holders beneficially own (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Issuer than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (ii), such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person is the beneficial owner (as defined in this clause (ii)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders beneficially own (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation);

         (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Issuer was approved by a vote of 66 2/3% of the directors of the Issuer then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

         (iv) the merger or consolidation of the Issuer with or into another Person or the merger or consolidation of another Person with or into the Issuer, or the sale of all or substantially all the assets of the Issuer to another Person (other than a Person that is controlled by the Permitted Holders in the aggregate), and, in the case of any such merger or consolidation, the securities of the Issuer that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Issuer are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COLLATERAL" means all property and assets that from time to time secure the Notes, the Guarantees and the Subordinated Guarantee pursuant to the Security Documents.

         "COLLATERAL AGENT" means Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) in its capacity as collateral agent (together with its successors and assigns in such capacity) pursuant to the Security Documents and the Intercreditor Agreement.

         "COMMISSION" means the U.S. Securities and Exchange Commission.

         "COMMON STOCK" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

         "CONSOLIDATED COVERAGE RATIO" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which financial statements are available prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; PROVIDED, HOWEVER, that (1) if the Issuer or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average daily balance of such Indebtedness (and any Indebtedness under a revolving credit facility replaced by such Indebtedness) during such four fiscal quarters or such shorter period when such facility and any replaced facility was outstanding or
(B) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness (and any Indebtedness under a revolving credit facility replaced by such Indebtedness) during the period from the date of creation of such facility to the date of the calculation), (2) if the Issuer or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Issuer or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness, (3) if since the beginning of such period the Issuer or any Restricted Subsidiary shall have made any Asset Disposition (other than sales or lease of Rental Equipment in the ordinary course of the business of the Issuer and its Restricted Subsidiaries), the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Issuer or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Issuer and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Issuer and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (4) if since the beginning of such period the Issuer or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Issuer or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relat-ing thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Issuer. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

         "CONSOLIDATED INTEREST EXPENSE" means, for any period, the total interest expense of the Issuer and its consolidated Restricted Subsidiaries, net of any interest income of the Issuer and its consolidated Restricted Subsidiaries for such period, as determined in accordance with GAAP, PLUS, to the extent not included in such total interest expense, and to the extent incurred by the Issuer or its Restricted Subsidiaries, without duplication, (i) interest expense attributable to capital leases and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction, (ii) capitalized interest, (iii) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (iv) net costs associated with Hedging Obligations (including amortization of fees),
(v) Preferred Stock dividends in respect of all Preferred Stock (other than pay in kind dividends or accretions to liquidation value of Preferred Stock that is not Disqualified Stock) held by Persons other than the Issuer, a Guarantor, the Subordinated Guarantor or a Wholly Owned Subsidiary, (vi) interest incurred in connection with Investments in discontinued operations, (vii) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is guaranteed by (or secured by the assets of) the Issuer or any Restricted Subsidiary, (viii) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Issuer) in connection with Indebtedness Incurred by such plan or trust and (ix) interest-equivalent costs associated with any Permitted Units Financing, whether accounted for as interest expense or loss on the sale of Units and Related Assets, and LESS, to the extent included in such total interest expense, the amortization of debt discount and amortization or write-off of deferred financing costs.

         "CONSOLIDATED NET INCOME" means, for any period, the net income of the Issuer and its consolidated Subsidiaries; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income

         (i) any net income (loss) of any Person (other than the Issuer) if such Person is not a Restricted Subsidiary, except that (A) subject to the exclusion contained in clause (iv) below, the Issuer's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Issuer or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Issuer's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

         (ii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Issuer, except that (A) subject to the exclusion contained in clause (iv) below, the Issuer's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Issuer or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Issuer's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

         (iii) any gain (or loss) realized upon the sale or other disposition of any assets of the Issuer or its consolidated Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

         (iv)     extraordinary gains or losses; and

         (v)      the cumulative effect of a change in accounting principles.

         Notwithstanding the foregoing, for the purposes of Section 4.07 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets (including any sale of an Investment) to the Issuer or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such Section 4.07 pursuant to clause (a)(3)(D) thereof.

         "CONSOLIDATED NET TANGIBLE ASSETS" means, as of any date of determination, the total assets (less goodwill and other intangibles) of the Issuer and its Restricted Subsidiaries as shown on the balance sheet of the Issuer and its Restricted Subsidiaries for the most recently ended fiscal quarter for which financial statements are available, determined on a consolidated basis in accordance with GAAP.

         "CORPORATE TRUST OFFICE" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered.

         "COVENANT DEFEASANCE" has the meaning set forth in Section 8.01.

         "CREDIT AGREEMENT" means, collectively, the Credit Agreement dated as of March 26, 2002, among Scotsman Holdings, the Issuer, the Lenders, Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as administrative agent (including any guarantee agreements and related security documents), in each case as such agreements or documents may be amended (including any amendment, restatement or restructuring thereof), supplemented, renewed, extended or otherwise modified, refunded, refinanced or replaced from time to time, including any agreement (and any related document or instrument) extending the maturity of, refunding, refinancing, increasing the amount available under or replacing such agreement or document (in whole or in part, and, without limitation, as to amount, terms, conditions, covenants and other provisions) or any successor or replacement agreement or document and whether by the same or any other agent, lender or group of lenders (including, without limitation, any agreements relating to debt securities or other forms of debt financing).

         "CURRENCY AGREEMENT" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.

         "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

         "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "DEFAULT NOTICE" shall have the meaning provided in Section 11.02.

         "DEPOSITORY" means The Depository Trust Company, its nominees and successors.

         "DISQUALIFIED STOCK" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event
(i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the 91st day following the Stated Maturity of the Notes; PROVIDED, HOWEVER, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring on or prior to the 91st day following the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions described in Sections 4.11 and 4.12.

         "EBITDA" for any period means the sum of Consolidated Net Income, plus Consolidated Interest Expense, plus the following to the extent deducted in calculating such Consolidated Net Income: (a) all income tax expense of the Issuer and its consolidated Restricted Subsidiaries, (b) depreciation expense of the Issuer and its consolidated Restricted Subsidiaries, (c) amortization expense of the Issuer and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period), (d) all other non-cash charges of the Issuer and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period), (e) income attributable to discontinued operations and (f) any cash charges (including from the write-up of assets) or write-offs associated with the transactions contemplated by the Recapitalization and the financing thereof. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

         "ELIGIBLE ACCOUNTS RECEIVABLE" has the meaning specified in the Credit Agreement.

         "ELIGIBLE RENTAL EQUIPMENT" has the meaning specified in the Credit Agreement.

         "EVENT OF DEFAULT" has the meaning provided in Section 6.01.

         "EXCESS PROCEEDS" has the meaning provided in Section 4.12.

         "EXCESS PROCEEDS OFFER" has the meaning provided in Section 4.12.

         "EXCESS PROCEEDS PAYMENT" has the meaning provided in Section 4.12.

         "EXCESS PROCEEDS PAYMENT DATE" has the meaning provided in Section
4.12.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCHANGE NOTES" means the 10% Senior Secured Notes due 2008 to be issued in exchange for the Initial Notes pursuant to each Registration Rights Agreement or, with respect to Initial Notes issued under this Indenture subsequent to the Issue Date pursuant to Section 2.02, a registration rights agreement substantially identical to the Registration Rights Agreement with the Initial Purchasers.

         "EXCLUDED COLLATERAL" means (i) any property or assets owned by an Unrestricted Subsidiary, (ii) the Capital Stock or other securities of any Unrestricted Subsidiary, (iii) any Capital Stock or other securities of Restricted Subsidiaries to the extent the Applicable Value of such Capital Stock or other securities (on a Subsidiary-by-Subsidiary basis) is equal to or greater than 20% of the aggregate principal amount of Notes then outstanding, (iv) the Capital Stock issued by the Issuer and (v) proceeds and products of the foregoing clauses (i) through (iv), unless such proceeds or products would otherwise constitute Collateral by the terms of the definition of Collateral. In addition, in the event that Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC of separate financial statements of any Restricted Subsidiary of the Issuer due to the fact that such Restricted Subsidiary's Capital Stock or other securities secure the Notes, then the Capital Stock or other securities of such Restricted Subsidiary shall automatically be deemed to not be a part of the Collateral, but only to the extent necessary to not be subject to such requirement. In the event that Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or are replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Restricted Subsidiary's Capital Stock and other securities to secure the Notes in excess of the amount or value then pledged without the filing with the SEC of separate financial statements of such Restricted Subsidiary, then the Capital Stock and other securities of such Restricted Subsidiary shall automatically be deemed to be a part of the Collateral, but only to the greatest extent which would not cause the financial statements of such Restricted Subsidiary to be subject to any such financial statement requirement.

         "EXISTING NOTES" means the Issuer's 9 7/8% senior notes due 2007 issued under the Existing Notes Indenture and, to the extent refinanced with any Indebtedness not secured by any Lien, any refinancing of all or a portion thereof.

         "EXISTING NOTES INDENTURE" means the indenture dated as of May 22, 1997 among the Issuer, the Guarantors, the Subordinated Guarantor and U.S. Bank National Association, as Trustee, as such indenture may be amended, supplemented, revised or otherwise modified.

         "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Issuer acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Issuer, as the case may be, delivered to the Trustee.

         "FIRST PRIORITY LIENS" means the Liens securing the First Priority Obligations.

         "FIRST PRIORITY OBLIGATIONS" means (a) obligations Incurred under any Credit Agreement pursuant to clause (b)(1) or (b)(15) of Section 4.09 and guarantees thereof by the Guarantors and the Subordinated Guarantor and (b) any obligations permitted to be Incurred pursuant to clause (b)(2) or (b)(8) of
Section 4.09.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board and the Public Company Accounting Oversight Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and
(iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

         "GLOBAL NOTE" has the meaning provided in Section 2.01.

         "GUARANTEE" means any obligation, contingent or otherwise, of any Person, directly or indirectly, guaranteeing any Indebtedness or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, HOWEVER, that the term "GUARANTEE" shall not include endorsements for collection or deposit in the ordinary course of business. The term "GUARANTEE" used as a verb has a corresponding meaning.

         "GUARANTEE" means the guarantee of the Notes by the Guarantors.

         "GUARANTOR" means, individually and collectively, any Subsidiary, whether formed or acquired after the Issue Date, that guarantees any obligations in respect of (i) any First Priority Obligation or (ii) the Issuer's 9 7/8% senior notes due 2007; PROVIDED, HOWEVER, that any

Subsidiary acquired after the Issue Date which is prohibited from entering into a Guarantee pursuant to restrictions contained in any debt instrument in existence at the time such Subsidiary was so acquired and not entered into in anticipation or contemplation of such acquisition shall not be required to become a Guarantor so long as any such restriction is in existence and to the extent of any such restriction; PROVIDED, FURTHER that if any Guarantor is released from its guarantee of the outstanding Indebtedness under all First Priority Obligations and the pledge by it, directly or indirectly, of any of its assets as security for such Indebtedness at a time when no Default or Event of Default has occurred and is continuing, such Guarantor shall be automatically released from its obligations as a Guarantor and, from and after such date, such Guarantor shall cease to constitute a Guarantor; and PROVIDED, FURTHER that the Subordinated Guarantor shall not be a Guarantor except to the extent permitted below. Notwithstanding the foregoing, any Subsidiary that is a Securitization Subsidiary or is designated an Unrestricted Subsidiary and that, in each case, does not guarantee or so pledge any of its assets as security for any Indebtedness under the Credit Agreement shall not be required to become a Guarantor. If consented to by the requisite holders of the then outstanding Subordinated Guarantor Senior Indebtedness, the Subordinated Guarantor may notify the Trustee and the Noteholders in writing that it irrevocably elects to become a Guarantor. So long as such consents have in fact been received, upon receipt by the Trustee of such written notice together with an Officers' Certificate to the effect that such consent has been received and that such change can be effected, the provisions of Section 11.02 hereof and the Subordinated Guarantee shall terminate and cease to be effective and the terms and conditions of the Subordinated Guarantee shall be deemed to have been amended to have terms and conditions identical to those of a Guarantee.

         "HEDGING OBLIGATIONS" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

         "HOLDER" or "NOTEHOLDER" means the Person in whose name a Note is registered on the Registrar's books.

         "INCUR" means issue, assume, guarantee, incur or otherwise become liable for Indebtedness or Capital Stock; PROVIDED, HOWEVER, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "INCURRENCE" when used as a noun shall have a correlative meaning. The accretion of principal or liquidation preference of a non-interest bearing or other discount security and the payment of interest or dividends on any Indebtedness or Preferred Stock, to the extent paid by the issuance of additional Indebtedness or Preferred Stock, as the case may be, shall not be deemed the Incurrence of Indebtedness.

         "INDEBTEDNESS" means, with respect to any Person on any date of determination (without duplication),

         (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

         (ii) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale Leaseback Transactions entered into by such Person;

         (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business);

         (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the 30th day following payment on the letter of credit);

         (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary of such Person, the liquidation preference with respect to, any Preferred Stock (but excluding, in each case, any accrued dividends);

         (vi)     all obligations of the type referred to in clauses (i) through
     (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee;

         (vii)    all obligations of the type referred to in clauses (i) through
     (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

         (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person; PROVIDED, HOWEVER, that for the purposes of calculating the Consolidated Coverage Ratio or the Senior Secured Leverage Ratio, the aggregate amount of Indebtedness outstanding pursuant to any Hedging Obligations shall be zero until such time as such person has the obligation to make a payment in respect of such Hedging Obligation and such payment is not made within 10 business days.

         For avoidance of doubt, Indebtedness shall not include

         (i) any liability for federal, state or local taxes or other taxes or by such Person; or

         (ii) obligations of such Person with respect to performance and surety bonds and completion guarantees in the ordinary course of business.

         The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the liability determined in accordance with GAAP of any contingent obligations at such date; PROVIDED, HOWEVER, that the amount outstanding at any time of any Indebtedness Incurred with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

         "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

         "INDEPENDENT FINANCIAL ADVISOR" shall have the meaning provided in
Section 4.08.

         "INITIAL NOTES" means, collectively, (i) the 10% Senior Secured Notes due 2008 of the Issuer issued on the Issue Date and (ii) one or more series of 10% Senior Secured Notes due 2008 that are issued under this Indenture subsequent to the Issue Date pursuant to Section 2.02, in each case for so long as such securities constitute Restricted Securities.

         "INITIAL PURCHASERS" means, collectively, Deutsche Bank Securities, Inc., Banc of America Securities LLC, CIBC World Markets Corp. and Fleet Securities, Inc. and the initial purchasers of any additional Notes issued under this Indenture after the Issue Date.

         "INSOLVENCY OR LIQUIDATION PROCEEDING" means with respect to any Person
(i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to such Person or its assets, or (ii) any liquidation, dissolution or other winding up of such Person, whether voluntary or involuntary or whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of such Person.

         "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

         "INTERCREDITOR AGREEMENT" means the intercreditor agreement between the Administrative Agent, the Trustee and the Collateral Agent dated as of the Issue Date, as the same may from time to time be amended, modified, replaced, amended and restated or supplemented.

         "INTEREST" when used with respect to any Note means the amount of all interest accruing on such Note, including any applicable defaulted interest pursuant to Section 2.12 and any Additional Interest pursuant to the Registration Rights Agreement.

         "INTEREST PAYMENT DATE" means the stated maturity of an installment of interest on the Notes.

         "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement entered into in the ordinary course of business and not for speculative purposes.

         "INVESTMENT" in any Person means any direct or indirect advance (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender), loan or other extensions of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and Section 4.07, "Investment" shall include the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; PROVIDED, HOWEVER, that (1) upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Issuer's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

         "ISSUE DATE" means August 18, 2003.

         "ISSUER" means Williams Scotsman, Inc. and its successors.

         "LEGAL DEFEASANCE" has the meaning set forth in Section 8.01.

         "LENDERS" has the meaning specified in the Credit Agreement.

         "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

         "MATURITY DATE" means August 15, 2008.

         "MOODY'S" means Moody's Investors Service, Inc. and its successors.

         "MORTGAGES" means the collective reference to the mortgages, deeds of trust, deeds to secure debt, and any other document or instrument under which any Lien on real property is granted to secure the Notes, the Guarantees, the Subordinated Guarantee or any First Priority Obligations.

         "NET AVAILABLE CASH" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form) in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred (including, without limitation, all broker's and finder's fees and ex-penses, all investment banking fees and expenses, employee severance and termination costs, and trade payable and similar liabilities solely related to the assets sold or otherwise disposed of and required to be paid by the seller as a result thereof), and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all relocation expenses related to any Rental Equipment incurred as a result thereof, (iii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iv) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (v) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Issuer or any Restricted Subsidiary after such Asset Disposition.

         "NET CASH PROCEEDS," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

         "NON-U.S. PERSON" means a person who is not a U.S. person, as defined in Regulation S.

         "NOTES" means, collectively, the Initial Notes, the Private Exchange Notes, if any, and the Unrestricted Notes, treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

         "OBLIGATIONS" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "OFFERING MEMORANDUM" means the confidential Offering Memorandum dated August 13, 2003 of the Issuer relating to the offering of the Notes issued on the Issue Date.

         "OFFICER" means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of such Person, or any other officer designated by the Board of Directors serving in a similar capacity.

         "OFFICERS' CERTIFICATE" means a certificate signed by two Officers of the Issuer.

         "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections
10.04 and 10.05, as they relate to the giving of an Opinion of Counsel.

         "PARI PASSU INDEBTEDNESS" means any Indebtedness of the Issuer or any Guarantor that is not subordinated in right of payment to any other Indebtedness of the Issuer or such Guarantor, as the case may be, and, in the case of the Subordinated Guarantor any Indebtedness of the Subordinated Guarantor that ranks senior or equal in right of payment to the Subordinated Guarantee.

         "PAYING AGENT" has the meaning provided in Section 2.03.

         "PERMITTED BUSINESS" means (i) all or any part of the business of selling and leasing mobile offices, modular structures and storage containers or any other equipment sold or leased to a similar customer base, (ii) any other business conducted by the Issuer or its Restricted Subsidiaries on the Issue Date and (iii) any business or services related, ancillary or complementary to such businesses.

         "PERMITTED HOLDERS" means (i) The Cypress Group L.L.C., Cypress Merchant Banking Partners L.P., Cypress Offshore Partners L.P., Keystone, Inc., FW Strategic Partners, L.P., Scotsman Partners, L.P. and any Person who on the Issue Date is an Affiliate of any of the foregoing, (ii) any Person who is a member of the senior management of the Issuer or Scotsman Holdings and a stockholder of Scotsman Holdings on the Issue Date and (iii) Odyssey Partners, L.P. and any Person who is an Affiliate on the Issue Date of either of them.

         "PERMITTED INVESTMENT" means an Investment by the Issuer or any Restricted Subsidiary in (i) a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Issuer or a Restricted Subsidiary; (iii) cash or Temporary Cash Investments; (iv) Investments existing on the Issue Date; (v) receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; PROVIDED, HOWEVER, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances; (vi) payroll, travel, commission, entertainment, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vii) loans or advances to employees made in the ordinary course of business consistent with past practices of the Issuer or such Restricted Subsidiary;
(viii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; (ix) a Person made in connection with any Asset Disposition or other sale, lease, transfer or other disposition permitted under this Indenture; (x) any Securitization Subsidiary in connection with a Permitted Units Financing; (xi) any acquisition of assets solely in exchange for the Issuance of Capital Stock (other than Disqualified Stock) of the Issuer; (xii) Hedging Obligations; and (xiii) additional Investments in an aggregate amount which, together with all other Investments (measured on the date each such Investment was made and without giving effect to subsequent changes in value) made pursuant to this clause that are then outstanding, does not exceed the greater of (a) $20.0 million and (b) 2% of Consolidated Net Tangible Assets. In determining whether any Investment is a Permitted Investment, the Issuer may allocate or reallocate, among clauses (i) through (xiii) above, all or any portion of such Investment and all or any portion of any Investment previously allocated; PROVIDED that, after giving effect to such allocation or reallocation, all such Investments (or allocated portions of such Investments) would be Permitted Investments under this definition.

         "PERMITTED LIENS" means (a) Liens of the Issuer and its Restricted Subsidiaries granted under the Security Documents securing Indebtedness of the Issuer or any of its Restricted Subsidiaries Incurred under the Credit Agreement to the extent permitted to be Incurred under clause (b)(1) or (b)(15) of Section 4.09; (b) Liens in favor of the Issuer or its Wholly Owned Restricted Subsidiaries or any Guarantor or the Subordinated Guarantor; (c) Liens on property of a person existing at the time such person becomes a Restricted Subsidiary of the Issuer or is merged into or consolidated with the Issuer or any Restricted Subsidiary of the Issuer; PROVIDED that such Liens were not incurred in connection with, or in contemplation of, such transaction and such Liens do not extend to or cover any property other than such property, improvements thereon and any proceeds therefrom; (d) Liens of the Issuer or any Restricted Subsidiary granted pursuant to the Security Documents securing Indebtedness incurred under clause (b)(2) or (b)(8) of Section 4.09; (e) Liens of the Issuer and its Restricted Subsidiaries securing Indebtedness of the Issuer or any of its Restricted Subsidiaries (including under a Sale/ Leaseback Transaction) permitted to be Incurred under clause (b)(9) or (b)(11) of Section
4.09 so long as the Capital Stock, property (real or personal) or equipment to which such Lien attaches solely consists of the Capital Stock, property or equipment which is the subject of such acquisition, purchase, lease, improvement, Sale/Leaseback Transaction and additions and improvements thereto (and the proceeds therefrom); (f) Liens on property existing at the time of acquisition thereof by the Issuer or any Restricted Subsidiary of the Issuer; PROVIDED that such Liens were not incurred in connection with, or in contemplation of, such acquisition and such Liens do not extend to or cover any property other than such property, additions and improvements thereon and any proceeds therefrom; (g) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety or appeal bonds, government contracts, performance and return of money bonds or other obligations of a like nature incurred in the ordinary course of business; (h) Liens existing on the Issue Date and any additional Liens created under the terms of the agreements relating to such Liens existing on the Issue Date (other than any First Priority Liens); (i) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings; PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (j) Liens incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary with respect to obligations that do not exceed $20.0 million in the aggregate at any one time outstanding and that (1) are not incurred in connection with or in contemplation of the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (2) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of the business by the Issuer or such Restricted Subsidiary (PROVIDED that no more than $5.0 million of such obligations may be secured by Liens on any portion of the Collateral); (k) statutory Liens of landlords and warehousemen's, carrier's, mechanics', suppliers', materialmen's, repairmen's or other like Liens (including contractual landlords' liens) arising in the ordinary course of business of the Issuer and its Restricted Subsidiaries; (1) Liens incurred or deposits made in the ordinary course of business of the Issuer and its Restricted Subsidiaries in connection with workers' compensation, unemployment insurance and other types of social security; (m) easements, rights of way, restrictions, minor defects or irregularities in title, covenants and other similar charges or encumbrances not interfering in any material respect with the business of the Issuer or any of its Restricted Subsidiaries; (n) Liens securing reimbursement obligations with respect to letters of credit permitted under
Section 4.09 which encumber only cash and marketable securities and documents and other property relating to such letters of credit and the products and proceeds thereof; (o) judgment and attachment Liens not giving rise to an Event of Default; (p) any interest or title of a lessor in the property subject to any Capital Lease Obligation permitted under Section 4.09(b); (q) Liens encumbering the residual interest of the Issuer or any of its Restricted Subsidiaries under any lease of mobile office units, modular structures or similar equipment to third parties (i) that is accounted for as a sale of such units, structures or equipment and (ii) the interest in which lease is sold to a third party financing source on a non-recourse basis; (r) leases or subleases of mobile office units, modular structures or similar equipment granted to others in the ordinary course of business and, consistent with the past practice of the Issuer and its Restricted Subsidiaries and any other lease or sublease not interfering in any material respect with the business of the Issuer and its Restricted Subsidiaries; (s) Liens (other than Liens on any portion of the Collateral) securing any Hedging Obligations permitted under Section 4.09; (t) Liens securing Refinancing Indebtedness to the extent such Liens do not extend to or cover any property of the Issuer or any Restricted Subsidiary not previously subjected to Liens relating to the Indebtedness being refinanced; (u) Liens to secure Indebtedness incurred in a developmental financing provided by a governmental entity which is on terms more favorable than those available (at the time of such financing) from third party sources; PROVIDED that such Liens do not cover any property other than the property subject to such financing, any additions and improvements thereon and the proceeds therefrom; (v) Liens on pledges of the capital stock of any Unrestricted Subsidiary securing any Indebtedness of such Unrestricted Subsidiary; (w) Liens on Units and Related Assets securing Indebtedness permitted to be incurred pursuant to a Permitted Units Financing; (x) Liens upon specific items of inventory or other goods and proceeds of the Issuer or any Restricted Subsidiary securing the Issuer's or such Restricted Subsidiary's obligations in respect of bankers' acceptances issued or created for the account of the Issuer or such Restricted Subsidiary to facilitate the purchase, shipment or storage of such inventory or other goods;
(y) any Liens securing Indebtedness Incurred pursuant to clause (a) of Section
4.09 so long as immediately after giving effect to the granting of such Lien and the Incurrence of such Indebtedness (and the application of the proceeds therefrom), the Senior Secured Leverage Ratio is less than 3.5 to 1.0; and (z) Liens of the Issuer and its Restricted Subsidiaries securing the Notes issued on the Issue Date (and the Exchange Notes issued in exchange therefor) and the guarantees thereof by the Guarantors and Subordinated Guarantor.

         "PERMITTED SECURED INDEBTEDNESS" means Indebtedness of the Issuer or any Restricted Subsidiary permitted to be incurred or outstanding under this Indenture which is secured by a Permitted Lien.

         "PERMITTED UNITS FINANCING" means a transaction or series of transactions (including amendments, supplements, extensions, renewals, replacements, refinancings or modifications thereof) pursuant to which a Securitization Subsidiary purchases Units and Related Assets from the Issuer or any Restricted Subsidiary and finances such Units and Related Assets through the issuance of indebtedness or equity interests or through the sale of the Units and Related Assets or a fractional undivided interest in the Units and Related Assets; provided that (i) the Board of Directors shall have determined in good faith that such Permitted Units Financing is economically fair and reasonable to the Issuer and the Securitization Subsidiary; (ii) all sales of Units and Related Assets to or by the Securitization Subsidiary are made at fair market value (as determined in good faith by the Board of Directors of the Issuer); (iii) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Board of Directors of the Issuer); (iv) no portion of the Indebtedness of a Securitization Subsidiary is guaranteed by or is recourse to the Issuer or any Restricted Subsidiary (other than (i) recourse of customary representations, warranties, covenants and indemnities relating solely to title, use or condition of the Units and Related Assets subject thereto and the Capital Stock of the Securitization Subsidiary and (ii) as permitted under clause (b)(10)(B) of
Section 4.09); and (v) neither the Issuer nor any Restricted Subsidiary has any obligation to maintain or preserve the Securitization Subsidiary's financial condition.

         "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "PHYSICAL NOTES" has the meaning provided in Section 2.01.

         "PLAN OF LIQUIDATION" means, with respect to any Person, a plan (including by operation of law) that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously) (a) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety and (b) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such Person to holders of Capital Stock of such Person.

         "PLEDGE AGREEMENT" means the Amended and Restated U.S. Pledge Agreement dated as of March 26, 2002 and amended and restated as of August 18, 2003 among the Issuer, Scotsman Holdings, the domestic Guarantors, the Subordinated Guarantor, the Collateral Agent and the Trustee and replacements and restatements thereof and supplements and amendments thereto.

         "PREFERRED STOCK," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

         "PUBLIC EQUITY OFFERING" means an underwritten primary public offering of Common Stock or common equity of the Issuer, Scotsman Holdings or any other Person that directly or indirectly owns 100% of the common stock of the Issuer pursuant to an effective registration statement under the Securities Act.

         "PURCHASE AGREEMENT" means, collectively, the two purchase agreements dated August 13, 2003 relating to the issue and sale of the Notes to be issued on the Issue Date.

         "PRINCIPAL" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

         "PRIVATE EXCHANGE NOTES" has the meaning set forth in the Registration Rights Agreement.

         "PRIVATE PLACEMENT LEGEND" means the legend initially set forth on the Notes in the form set forth in Section 2.15.

         "PRO FORMA" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act in effect as of the Issue Date, as determined by the Board of Directors of Holdings in consultation with its independent public accountants.

         "QUALIFIED EQUITY OFFERING" means any public or private sale of any Capital Stock (other than Disqualified Capital Stock) of the Issuer, Scotsman Holdings or any other Person that directly or indirectly owns 100% of the common stock of the Issuer.

         "QUALIFIED INSTITUTIONAL BUYER" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

         "RECAPITALIZATION" means (i) the repurchase by Scotsman Holdings of 3,210,679 of its outstanding common stock, (ii) the issuance by Scotsman Holdings of 1,475,410 shares of its common stock pursuant to the Recapitalization Agreement and (iii) the related repayment of all of then outstanding Indebtedness of Scotsman Holdings and the Issuer, in each case on May 22, 1997.

         "RECAPITALIZATION AGREEMENT" means the Recapitalization Agreement dated as of April 11, 1997 among Scotsman Holdings, Cypress Merchant Banking Partners L.P., Cypress Offshore Partners L.P., Keystone, Inc., FW Strategic Partners, L.P., Odyssey Partners, L.P. and certain other stockholders of Scotsman Holdings, as the same may from time to time be amended, modified or supplemented.

         "RECORD DATE" means the Record Dates specified in the Notes.

         "REDEMPTION DATE," when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

         "REDEMPTION PRICE," when used with respect to any Note to be redeemed, means the price fixed for such redemption, including principal and premium, if any, pursuant to this Indenture and the Notes.

         "REFINANCE" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "REFINANCED" and "REFINANCING" shall have correlative meanings.

         "REFINANCING INDEBTEDNESS" means Indebtedness that Refinances any Indebtedness of the Issuer or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture including Indebtedness that Refinances Refinancing Indebtedness; PROVIDED, HOWEVER, that (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the

Stated Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees, discounts and commissions and expenses, including any premium and defeasance costs and accrued and unpaid interest and preferred dividends on the Indebtedness being refinanced) under the Indebtedness being Refinanced; PROVIDED FURTHER, HOWEVER, that Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary that is not a Guarantor that Refinances Indebtedness of the Issuer or another Guarantor or (y) Indebtedness of the Issuer or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

         "REGISTRAR" has the meaning provided in Section 2.03.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated the Issue Date among the Issuer, the Guarantors, the Subordinated Guarantor and the Initial Purchasers (and any other registration rights agreement relating to an obligation of the Issuer, the Guarantors and the Subordinated Guarantor to register Initial Notes, if any, issued after the Issue
Date).

         "REGULATION S" means Regulation S under the Securities Act.

         "RELATED BUSINESS" means any business related, ancillary or complementary to the businesses of the Issuer and its Restricted Subsidiaries on the Issue Date.

         "RENTAL EQUIPMENT" means all mobile office units or other equipment held for rental (or at the time being rented) or sale by the Issuer and its Restricted Subsidiaries in the ordinary course of business.

         "REPRESENTATIVE" means, for any issue of Subordinated Guarantor Senior Indebtedness, the agent, trustee or similar representative for the holders of the respective issue of such Indebtedness or, in the absence of any such representative, the holders of a majority of the outstanding amount of such Subordinated Guarantor Senior Indebtedness.

         "RESTRICTED PAYMENT" with respect to any Person means (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any such payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock in their capacity as holders (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Issuer or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Issuer or Scotsman Holdings held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Issuer (other than a Restricted Subsidiary), including the exercise of any option to exchange any

Capital Stock (other than into Capital Stock of the Issuer that is not Disqualified Stock), (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any (a) Subordinated Indebtedness or (b) to the extent such repurchase, redemption or other acquisition or retirement for value of Existing Notes is directly or indirectly funded by the Incurrence of any Indebtedness or other obligation secured by a Lien, Existing Notes (other than the purchase, repurchase or other acquisition of any Subordinated Indebtedness or any Existing Notes purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) the making of any Investment (other than a Permitted Investment) in any Person.

         "RESTRICTED SECURITY" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; PROVIDED, HOWEVER, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

         "RESTRICTED SUBSIDIARY" means any Subsidiary of the Issuer that is not an Unrestricted Subsidiary.

         "RULE 144A" means Rule 144A under the Securities Act.

         "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors.

         "SALE/LEASEBACK TRANSACTION" means an arrangement relating to property now owned or hereafter acquired whereby the Issuer or a Restricted Subsidiary transfers such property to a Person and the Issuer or a Restricted Subsidiary leases it from such Person.

         "SCOTSMAN GROUP" means the affiliated group, within the meaning of
Section 1504(a) of the Code, filing consolidated federal income tax returns of which Scotsman Holdings is the common parent.

         "SCOTSMAN HOLDINGS" means Scotsman Holdings, Inc. and its successors.

         "SEC" means the Securities and Exchange Commission or any successor entity.

         "SECOND PRIORITY LIENS" means the Liens on the Collateral for the benefit of the Trustee and the Holders, which Liens shall be subject only to the Liens created under the Security Documents in favor of the First Priority Obligations and Permitted Liens.

         "SECURED INDEBTEDNESS" means any Indebtedness of the Issuer or a Restricted Subsidiary secured by a Lien.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "SECURITIZATION SUBSIDIARY" means a Subsidiary (all the voting stock (other than directors' qualifying shares) of which is owned by the Issuer or one or more Wholly Owned Sub-sidiaries) which is established for the limited purpose of acquiring and financing Units and Related Assets and engaging in activities ancillary thereto; PROVIDED, HOWEVER, that the Subordinated Guarantor shall not be a Securitization Subsidiary.

         "SECURITY AGREEMENT" means collectively (a) the Amended and Restated U.S. Security Agreement among the Issuer, Scotsman Holdings, the domestic Guarantors, the Subordinated Guarantor and the Collateral Agent and acknowledged by the Trustee and (b) the Amended and Restated Canadian Security Agreement among Williams Scotsman of Canada, Inc. and the Collateral Agent and acknowledged by the Trustee, each dated as of March 26, 2002 and amended and restated as of the Issue Date and, in each case, replacements and restatements thereof and supplements and amendments thereto.

         "SECURITY DOCUMENTS" means the Security Agreement, the Pledge Agreement, the Canadian Pledge Agreement, the Mortgages and each other document or instrument pursuant to which a Lien is granted by Scotsman Holdings, the Issuer or any Restricted Subsidiary to secure the First Priority Obligations, the Notes, the Guarantees or the Subordinated Guarantee or under which rights or remedies with respect to any such Lien are governed and replacements and restatements thereof and supplements and amendments thereto.

         "SENIOR SECURED INDEBTEDNESS" means, as of any date, the consolidated unsubordinated Indebtedness of the Issuer and its Restricted Subsidiaries as of such date that is secured by a Lien, determined in accordance with GAAP.

         "SENIOR SECURED LEVERAGE RATIO" means, as of any date of determination, the ratio of (i) the Senior Secured Indebtedness as of such date, after giving pro forma effect to all Incurrences and repayments of Indebtedness to be made on such date (PROVIDED that in determining the amount of Senior Secured Indebtedness (1) the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average daily balance of such Indebtedness (and any Indebtedness under a revolving credit facility replaced by such Indebtedness) during the most recently completed four fiscal quarters of the Issuer or such shorter period when such facility and any replaced facility was outstanding or (B) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness (and any Indebtedness under a revolving credit facility replaced by such Indebtedness) during the period from the date of creation of such facility to the date of the calculation and (2) all Indebtedness of the Subordinated Guarantor that is secured by a Lien and is not subordinated in right of payment to the Subordinated Guarantee shall be considered Senior Secured Indebtedness) to (ii) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which financial statements are available prior to such date; PROVIDED, HOWEVER, that such EBITDA shall be calculated in the same manner as it would be calculated if the Consolidated Coverage Ratio were being determined as of such date.

         "SIGNIFICANT SUBSIDIARY" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

         "STATED MATURITY" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

         "SUBORDINATED GUARANTEE" means the subordinated guarantee of the Notes by the Subordinated Guarantor.

         "SUBORDINATED GUARANTOR" means Willscot Equipment, LLC or any successor thereto.

         "SUBORDINATED GUARANTOR SENIOR INDEBTEDNESS" means (i) all Indebtedness of the Subordinated Guarantor Incurred pursuant to the Credit Agreement (whether Incurred pursuant to clause (b)(1) or (b)(15) of Section 4.09 or Incurred pursuant to clause (b)(7) of Section 4.09 in respect of Indebtedness Incurred pursuant to clause (b)(1) or (b)(15) of Section 4.09), and all Indebtedness under any guarantee by the Subordinated Guarantor of Indebtedness described above incurred by the Issuer or any Guarantor, and all expenses, fees, reimbursements, indemnities, unpaid drawings, interest (including interest at the contract rate accruing on or after the filing of any petition in bankruptcy or reorganization relating to the Issuer or the Subordinated Guarantor whether or not a claim for post-filing interest is allowed in such proceeding) and other amounts owing in respect thereof and (ii) all Indebtedness of the Subordinated Guarantor incurred pursuant to clause (b)(2) or (b)(8) or Incurred pursuant to clause (b)(7) in respect of Indebtedness Incurred pursuant to clause (b)(2) or
(b)(8) of Section 4.09, and all Indebtedness under any guarantee thereof by the Subordinated Guarantor, and all expenses, fees, reimbursements, indemnities and other amounts owing with respect thereto; PROVIDED that Subordinated Guarantor Senior Indebtedness will not be deemed to include (a) any Indebtedness, guarantee or obligation of the Subordinated Guarantor which is expressly subordinate or junior by its terms in any respect to any other Indebtedness, guarantee or obligations of the Subordinated Guarantor or (b) that portion of any Indebtedness incurred in violation of Section 4.09; PROVIDED, FURTHER, that clause (b) of the immediately preceding proviso shall not apply to any Indebtedness which the respective lenders believed, at the time of the extension thereof, was permitted to be incurred in accordance with Section 4.09 so long as the Issuer or its Subsidiary which was the direct obligor thereon represented, at the time of such extension of credit, that such extension did not violate the provisions of this Indenture. For the avoidance of doubt, the subordinated guarantee of the Existing Notes by the Subordinated Guarantor does not constitute Subordinated Guarantor Senior Indebtedness.

         "SUBORDINATED INDEBTEDNESS" means any Indebtedness of the Issuer, any Guarantor or the Subordinated Guarantor (whether outstanding on the Issue Date or thereafter Incurred), as the case may be, which, in the case of the Issuer, is subordinate or junior in right of payment to the Notes or, in the case of a Guarantor, to such Guarantor's Guarantee or, in the case of the Subordinated Guarantor, to the Subordinated Guarantee, as the case may be, pursuant to a written agreement to that effect.

         "SUBSIDIARY" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person,
(ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

         "SUCCESSOR ISSUER" shall have the meaning set forth in Section 5.01.

         "TAX SHARING AGREEMENT" means any tax sharing agreement (including any business practice of Scotsman Group of allocating tax liability and making related payments) between the Issuer and Scotsman Holdings or any other Person with which the Issuer is required to, or is permitted to, file a consolidated tax return or with which the Issuer is or could be part of a consolidated group for tax purposes.

         "TEMPORARY CASH INVESTMENTS" means any of the following:

         (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof,

         (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money market fund sponsored by a registered broker-dealer or mutual fund distributor,

         (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause
     (ii) above,

         (iv) investments in commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Issuer) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, and

         (v) investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb), as amended, as in effect on the date of this Indenture, except as otherwise provided in Section 9.03.

         "TREASURY RATE" has the meaning provided in Section 3.03.

         "TRUST OFFICER" means any officer or assistant officer of the Trustee assigned by the Trustee to administer this Indenture, or in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

         "TRUSTEE" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

         "UNITS AND RELATED ASSETS" means mobile office units, modular structures or other equipment leased or sold to a similar customer base, leases, general intangibles and other similar assets, in each case, relating to such mobile office units, modular structures or other equipment, related contractual rights, guarantees, insurance proceeds, collections, other related assets and proceeds of all of the foregoing.

         "UNRESTRICTED NOTES" means one or more Notes that do not and are not required to bear the Private Placement Legend in the form set forth in Section 2.15, including, without limitation, the Exchange Notes.

         "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary; PROVIDED, HOWEVER, that the Subordinated Guarantor shall not be, or be designated as, an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Issuer or any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED, HOWEVER, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section
4.07. The Board of Directors may designate any Unrestricted Subsidiary (other than a Guarantor) to be a Restricted Subsidiary; PROVIDED, HOWEVER, that immediately after giving effect to such designation (x) the Issuer could Incur $1.00 of additional Indebtedness under paragraph (a) of Section 4.09 and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be made by the Issuer to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

         "U.S. GOVERNMENT OBLIGATIONS" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

         "U.S. LEGAL TENDER" means such coin or currency of the United States of America for payment of which the full faith and credit of the United States of America is pledged.

         "VOTING STOCK" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

         "WHOLLY OWNED SUBSIDIARY" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Issuer or one or more Wholly Owned Subsidiaries.

         SECTION 1.02.     INCORPORATION BY REFERENCE OF TIA.

         Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "INDENTURE SECURITIES" means the Notes.

         "INDENTURE SECURITY HOLDER" means a Holder.

         "INDENTURE TO BE QUALIFIED" means this Indenture.

         "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

         "OBLIGOR" on this Indenture securities means the Issuer or any other obligor on the Notes.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

         SECTION 1.03.     RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

         (1)      a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (3)      "or" is not exclusive;

         (4) words in the singular include the plural, and words in the plural include the singular;

         (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

         (6) any reference to a statute, law or regulation means that statute, law or regulation as amended and in effect from time to time and includes any successor statute, law or regulation; provided, HOWEVER, that any reference to the Bankruptcy Law shall mean the Bankruptcy Law as applicable to the relevant case.

                                   ARTICLE II

                                    THE NOTES

         SECTION 2.01.     FORM AND DATING.

         The Initial Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of EXHIBIT A hereto. The Exchange Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of EXHIBIT B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or depository rule or usage. The Issuer and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. If required, the Notes may bear the appropriate legend regarding any original issue discount for federal income tax purposes. Each Note shall be dated the date of its issuance and shall show the date of its authentication. Each Note shall have an executed Guarantee from each of the Guarantors and an executed Subordinated Guarantee from the Subordinated Guarantor endorsed thereon substantially in the forms of EXHIBITS E and F hereto, respectively.

         The terms and provisions contained in the Notes, annexed hereto as EXHIBITS A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer, the Guarantors, the Subordinated Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         Notes sold in reliance on Rule 144A and Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in EXHIBIT A (the "GLOBAL NOTE"), deposited with the Trustee, as custodian for the Depository, duly executed by the Issuer (and having an executed Guarantee and Subordinated Guarantee endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Section 2.15. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

         Notes issued in exchange for interests in a Global Note pursuant to
Section 2.16 or Notes originally purchased by or transferred to Institutional Accredit Investors who are not QIBs will be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in EXHIBIT A (the "PHYSICAL NOTES"). All Notes offered and sold in reliance on Regulation S shall remain in the form of a Global Note until the consummation of the Exchange Offer pursuant to the applicable Registration Rights Agreement; PROVIDED, HOWEVER, that all of the time periods specified in the applicable Registration Rights Agreement to be complied with by the Issuer have been so complied with.

         SECTION 2.02.     EXECUTION AND AUTHENTICATION; AGGREGATE PRINCIPAL
AMOUNT.

         Two Officers, or an Officer and an Assistant Secretary of the Issuer and each Guarantor and the Subordinated Guarantor, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate or other actions) shall attest to, the Notes for the Issuer, the Guarantees for the Guarantors and the Subordinated Guarantee for the Subordinated Guarantor by manual or facsimile signature.

         If an Officer or Assistant Secretary whose signature is on a Note, a Guarantee or a Subordinated Guarantee was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

         A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall authenticate (i) Initial Notes for original issue on the Issue Date in the aggregate principal amount not to exceed $150,000,000,
(ii) Private Exchange Notes from time to time only in exchange for a like principal amount of Initial Notes issued on the Issue Date and (iii) Unrestricted Notes from time to time only in exchange for a like principal amount of Initial Notes or Private Exchange Notes being exchanged, in each case upon a written order of the Issuer in the form of an Officers' Certificate of the Issuer. Subject to compliance with Sections 4.09 and 4.14, additional Notes, whether as Initial Notes or Unrestricted Notes, and in the case of Initial Notes, any Private Exchange Notes or Unrestricted Notes issued in exchange for such Initial Notes in unlimited amounts may be issued from time to time, upon written order of the Issuer in the form of an Officers' Certificate of the Issuer. Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Private Exchange Notes or Unrestricted Notes and whether the Notes are to be issued as Physical Notes or Global Notes or such other information as the Trustee may reasonably request. In addition, with respect to authentication pursuant to clauses (ii) or (iii) of the first sentence of this paragraph, the first such written order from the Issuer shall be accompanied by an Opinion of Counsel of the Issuer in a form reasonably satisfactory to the Trustee stating that the issuance of the Private Exchange Notes or the Unrestricted Notes, as the case may be, complies with this Indenture and has been duly authorized by the Issuer.

         In the event that the Issuer shall issue and the Trustee shall authenticate any Notes issued under this Indenture subsequent to the Issue Date, the Issuer shall use its commercially reasonable efforts to obtain the same "CUSIP" number for such Notes as is printed on the Notes of the same type (i.e., Initial Notes, Private Exchange Notes or Unrestricted Notes, as applicable) outstanding at such time; PROVIDED, HOWEVER, that if any series of Notes issued under this Indenture subsequent to the Issue Date is determined, pursuant to an Opinion of Counsel of the Issuer in a form reasonably satisfactory to the Trustee, to be a different class of security than the Notes outstanding at such time for federal income tax purposes or if the Issuer is unable to use such CUSIP numbers for any other reason set forth by the counsel giving such Opinion of Counsel, the Issuer may obtain a "CUSIP" number for such Notes that is different than the "CUSIP" number printed on the Notes then outstanding. Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

         The Trustee may appoint an authenticating agent (the "AUTHENTICATING AGENT") reasonably acceptable to the Issuer to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Issuer or with any Affiliate of the Issuer.

         The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

         SECTION 2.03.     REGISTRAR AND PAYING AGENT.

         The Issuer shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York) where
(a) Notes may be presented or surrendered for registration of transfer or for exchange ("REGISTRAR"), (b) Notes may be presented or surrendered for payment ("PAYING AGENT") and (c) notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional Paying Agent. The Issuer may act as its own Paying Agent.

         The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee, in advance, of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

         The Issuer initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes, until such time as the Trustee has resigned or a successor has been appointed. Any of the Registrar, the Paying Agent or any other agent may resign upon 30 days' notice to the Issuer.

         SECTION 2.04.     PAYING AGENT TO HOLD ASSETS IN TRUST.

         The Issuer shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Notes (whether such assets have been distributed to it by the Issuer or any other obligor on the Notes), and the Issuer and the Paying Agent shall notify the Trustee of any Default by the Issuer (or any other obligor on the Notes) in making any such payment. The Issuer at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuer to the Paying Agent, the Paying Agent shall have no further liability for such assets.

         SECTION 2.05.     HOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Issuer shall furnish or cause the Registrar to furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

         SECTION 2.06.     TRANSFER AND EXCHANGE.

         When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes or other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; PROVIDED, HOWEVER, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuer, the Trustee and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Notes and each of the Guarantors shall execute a Guarantee thereon and the Subordinated Guarantor shall execute a Subordinated Guarantee thereon at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, fee or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.10, 3.04, 4.11, 4.12 or 9.05, in which event the Issuer shall be responsible for the payment of such taxes).

         The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Note being redeemed in part.

         Any Holder of a beneficial interest in a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry system.

         SECTION 2.07.     REPLACEMENT NOTES.

         If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note and each of the Guarantors shall execute a Guarantee thereon and the Subordinated Guarantor shall execute a Subordinated Guarantee thereon if the Trustee's requirements are met. If required by the Trustee or the Issuer, such Holder must pro-vide an indemnity bond or other indemnity of reasonable tenor, sufficient in the reasonable judgment of the Issuer, the Guarantors and the Trustee, to protect the Issuer, the Guarantors, the Subordinated Guarantor, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. Every replacement Note shall constitute an additional obligation of the Issuer, the Guarantors and the Subordinated Guarantor.

         SECTION 2.08.     OUTSTANDING NOTES.

         Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because an Issuer or any of its Affiliates holds the Note.

         If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a BONA FIDE purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

         If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal, premium, if any, and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes shall be deemed not to be outstanding and interest on them shall cease to accrue.

         SECTION 2.09.     TREASURY NOTES.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Issuer or an Affiliate of the Issuer shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. The Issuer shall notify the Trustee, in writing, when it or, to its knowledge, any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired and such other information as the Trustee may reasonably request and the Trustee shall be entitled to rely thereon.

         SECTION 2.10.     TEMPORARY NOTES.

         Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Issuer in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes and so indicate in the Officers' Certificate. Without unreasonable delay, the Issuer shall prepare, the Trustee shall authenticate and the Guarantors shall execute Guarantees on, and the Subordinated Guarantor shall execute a Subordinated Guarantee thereon upon receipt of a written order of the Issuer pursuant to Section 2.02, definitive Notes in exchange for temporary Notes.

         SECTION 2.11.     CANCELLATION.

         The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, shall return to the Issuer all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Issuer may not issue new Notes to replace Notes that they have paid or delivered to the Trustee for cancellation. If the Issuer shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11. Any Notes so acquired by or on behalf of the Issuer shall be surrendered to the Trustee for cancellation pursuant to this Section 2.11.

         SECTION 2.12.     DEFAULTED INTEREST.

         The Issuer will pay interest on overdue principal from time to time on demand at the rate of interest then borne by the Notes. The Issuer shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of interest then borne by the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months, and, in the case of a partial month, the actual number of days elapsed.

         If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which special record date shall be the fifteenth day next preceding the date fixed by the Issuer for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment (a "DEFAULT INTEREST PAYMENT DATE"), and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements reasonably satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section; PROVIDED, however, that in no event shall the Issuer deposit monies proposed to be paid in respect of defaulted interest later than 11:00 a.m. New York City time of the proposed Default Interest Payment Date. At least 15 days before the subsequent special record date, the Issuer shall mail (or cause to be mailed) to each Holder, as of a recent date selected by the Issuer, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid. Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(a) shall be paid to Holders as of the regular record date for the Interest Payment Date for which interest has not been paid. Notwithstanding the foregoing, the Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange.

         SECTION 2.13.     CUSIP NUMBER.

         The Issuer in issuing the Notes may use a "CUSIP" number, and, if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; PROVIDED, HOWEVER, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee of any change in the CUSIP number.

         SECTION 2.14.     DEPOSIT OF MONIES.

         Prior to 11:00 a.m. New York City time on each Interest Payment Date, Maturity Date, Redemption Date, Change of Control repurchase date and Excess Proceeds Payment Date, the Issuer shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control repurchase date and Excess Proceeds Payment Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control repurchase date and Excess Proceeds Payment Date, as the case may be.

         SECTION 2.15.     RESTRICTIVE LEGENDS.

         Each Global Note and Physical Note that constitutes a Restricted Security or is sold in compliance with Regulation S shall bear the following legend (the "PRIVATE PLACEMENT LEGEND") on the face thereof until after the second anniversary of the later of the date such Global Note or Physical Note, as the case may be, is originally issued and the last date on which the Issuer or any Affiliate of the Issuer was the owner of such Note (or any predecessor security) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Issuer, unless otherwise agreed by the Issuer and the Holder thereof):

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S.PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT), (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO WILLIAMS SCOTSMAN INC.

         (THE "COMPANY") OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

         Each Global Note shall also bear the following legend on the face thereof:

                  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO

         CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.17 OF THE INDENTURE.

         SECTION 2.16.     BOOK-ENTRY PROVISIONS FOR GLOBAL NOTE.

         (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in
Section 2.15.

         Members of, or participants in, the Depository ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes, and the Depository may be treated by the Issuer, the Trustee and any Agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any Agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

         (b) Transfers of a Global Note shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.17. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (i) the Depository notifies the Issuer that it is unwilling or unable to continue as Depository for the Global Notes and a successor depositary is not appointed by the Issuer within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Notes.

         (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuer shall execute, the Guarantors shall execute Guarantees on and the Subordinated Guarantor shall execute a Subordinated Guarantee thereon, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

         (d) In connection with the transfer of an entire Global Note to beneficial owners pursuant to paragraph (b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, the Guarantors shall execute Guarantees on and the Subordinated Guarantor shall execute a Subordinated Guarantee thereon and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations

         (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.17, bear the legend regarding transfer restrictions applicable to the Physical Notes set forth in Section 2.15.

         (f) The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

         SECTION 2.17.     SPECIAL TRANSFER PROVISIONS.

         (a) TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS AND NON-U.S. PERSONS. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

         (i) the Registrar shall register the transfer of any Note constituting a Restricted Security whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date (PROVIDED, HOWEVER, that neither the Issuer nor any Affiliate of the Issuer has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the date such Note is originally issued) or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of EXHIBIT C hereto and any legal opinions and certifications required thereby (except in the case of a transfer of a Note subsequent to the initial transfer, the provisions of paragraph 1 of Exhibit C shall not apply) or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of EXHIBIT D hereto; and

         (ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of
     (x) the certificate, if any, required by paragraph (i) above and (y) written instructions given in accordance with the Depository's and the Registrar's procedures,

whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (b) the Issuer shall execute, the Guarantors shall execute the

Guarantees on and the Subordinated Guarantor shall execute a Subordinated Guarantee thereon and the Trustee shall authenticate and make available for delivery one or more Physical Notes of like tenor and amount.

         (b) TRANSFERS TO QIBS. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

         (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Issuer and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Issuer and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

         (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in a Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of such Global
     Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

         (c) PRIVATE PLACEMENT LEGEND. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the requested transfer is after the second anniversary of the date such Notes were originally issued (PROVIDED, however, that neither the Issuer nor any Affiliate of the Issuer has held any beneficial interest in such Note, or portion thereof, at any time prior to or on the second anniversary of the date such Notes were originally issued), or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

         (d) GENERAL. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

         The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section 2.17. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during the Registrar's normal business hours upon the giving of reasonable written notice to the Registrar.

         (e) TRANSFERS OF NOTES HELD BY AFFILIATES. Any certificate (i) evidencing a Note that has been transferred to an Affiliate of an Issuer within two years after the date such Note is originally issued, as evidenced by a notation on the Assignment Form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Note that has been acquired from an Affiliate (other than by an Affiliate) in a transaction or a chain of transactions not involving any public offering, shall, until two years after the last date on which either the Issuer or any Affiliate of the Issuer was an owner of such Note, in each case, bear a legend in substantially the form set forth in Section 2.15 hereof, unless otherwise agreed by the Issuer (with written notice thereof to the Trustee).

         SECTION 2.18.     LIQUIDATED DAMAGES UNDER REGISTRATION RIGHTS
AGREEMENT.

         Under certain circumstances, the Issuer shall be obligated to pay certain liquidated damages to the Holders, all as set forth in the applicable Registration Rights Agreement applicable to such Holders. The terms thereof are hereby incorporated herein by reference. Notwithstanding such incorporation by reference, the Trustee shall have no duties or obligations under any Registration Rights Agreement. The Issuer shall notify the Trustee if any Additional Interest is payable on the Notes.

                                   ARTICLE III

                                   REDEMPTION

         SECTION 3.01.     NOTICES TO TRUSTEE.

         If the Issuer elects to redeem Notes pursuant to Paragraph 6 of the Notes and Section 3.03, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of the Notes to be redeemed.

         The Issuer shall give each notice provided for in this Section 3.01 60 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee, as evidenced in a writing signed on behalf of the Trustee), together with an Officers' Certificate stating that such redemption shall comply with the conditions contained herein and in the Notes.

         SECTION 3.02.     SELECTION OF NOTES TO BE REDEEMED.

         In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not then listed on a national securities exchange, on a PRO RATA basis, by lot or by such method as the Trustee shall deem fair and appropriate; PROVIDED, HOWEVER, that no Notes of original principal amount of U.S. $1,000 or less shall be redeemed in part; PROVIDED, FURTHER, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a PRO RATA basis or on as nearly a PRO RATA basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Issuer has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to this Indenture.

         SECTION 3.03.     OPTIONAL REDEMPTION.

         (a) Except as set forth in the following paragraph, the Notes will not be redeemable at the option of the Issuer prior to August 15, 2006. Thereafter, the Notes will be redeemable, at the Issuer's option, in whole or in part, at any time and from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed as percentages of the principal amount thereof), plus accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period commencing on August 15 of the years set forth below:

         YEAR                                   PERCENTAGE
         ----                                   ----------

         2006.............................         105.00%
         2007.............................         102.50%


         (b) At any time, or from time to time, on or prior to August 15, 2006, the Issuer may, at its option, redeem up to 35% of the aggregate principal amount of the Notes issued under this Indenture with the proceeds of one or more Qualified Equity Offerings (PROVIDED that if the Qualified Equity Offering is a sale of any Capital Stock (other than Disqualified Capital Stock) of Holdings or another issuer, a portion of the Net Cash Proceeds thereof equal to the amount required to redeem any such Notes is contributed to the equity capital of the Issuer) at a redemption price (expressed as a percentage of principal amount) of 110% plus accrued and unpaid interest thereon, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); PROVIDED, HOWEVER, that (i) at least 65% of the aggregate principal amount of Notes issued under this Indenture remains outstanding immediately after any such redemption (it being expressly agreed that for purposes of determining whether this condition is satisfied, Notes owned by the Issuer shall be deemed not to be outstanding) and (ii) such redemption is made not more than 90 days after the consummation of such Qualified Equity Offering.

         At any time on or prior to August 15, 2006, the Notes may also be redeemed as a whole but not in part at the option of the Issuer upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice (exercisable no later than 30 days after such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

         "APPLICABLE PREMIUM" means, with respect to a Note at any Redemption Date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such time of (1) the redemption price of such Note at August 15, 2006 as described above plus (2) all required interest payments due on such Note through August 15, 2006, computed by using a discount rate equal to the Treasury Rate plus 100 basis points, over (B) the principal amount of such Note.

         "TREASURY RATE" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at lease two business days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to August 15, 2006; PROVIDED, HOWEVER, that if the period from the Redemption Date to August 15, 2006 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to August 15, 2006 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

         SECTION 3.04.     NOTICE OF REDEMPTION.

         At least 30 days but not more than 60 days before the Redemption Date, the Issuer shall mail or cause to be mailed a notice of redemption by first class mail to each Holder of Notes to be redeemed at its registered address, with a copy to the Trustee and any Paying Agent. At the Issuer's request, the Trustee shall give the notice of redemption in the Issuer's name and at the Issuer's expense. The Issuer shall provide such notices of redemption to the Trustee at least five days before the intended mailing date.

         Each notice of redemption shall identify (including the CUSIP number) the Notes to be redeemed and shall state:

         (1)      the Redemption Date;

         (2) the redemption price and the amount of accrued interest, if any, to be paid;

         (3)      the name and address of the Paying Agent;

         (4) the subparagraph of the Notes pursuant to which such redemption is being made;

         (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued interest, if any;

         (6) that, unless the Issuer defaults in making the redemption payment, interest on Notes or applicable portions thereof called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the redemption price plus accrued interest as of the Redemption Date, if any, upon surrender to the Paying Agent of the Notes redeemed;

         (7) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued; and

         (8) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

         The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes.

         SECTION 3.05.     EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed in accordance with Section 3.04, such notice of redemption shall be irrevocable and Notes called for redemption become due and payable on the Redemption Date and at the redemption price plus accrued interest as of such date, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the redemption price plus accrued interest thereon to the Redemption Date, but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates referred to in the Notes. Interest shall accrue on or after the Redemption Date and shall be payable only if the Issuer defaults in payment of the redemption price.

         SECTION 3.06.     DEPOSIT OF REDEMPTION PRICE.

         On or before the Redemption Date and in accordance with Section 2.14, the Issuer shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the redemption price plus accrued interest, if any, of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Issuer any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article VII.

         Unless the Issuer fails to comply with the preceding paragraph and defaults in the payment of such redemption price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

         SECTION 3.07.     NOTES REDEEMED IN PART.

         Upon surrender of a Note that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

                                   ARTICLE IV

                                    COVENANTS

         SECTION 4.01.     PAYMENT OF NOTES.

         (a) The Issuer shall pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture.

         (b) An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent holds, prior to 11:00 a.m. New York City time on that date, U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture or the Notes.

         (c) Notwithstanding anything to the contrary contained in this Indenture, the Issuer, the Guarantor or the Subordinated Guarantor may, to the extent they are required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

         SECTION 4.02.     MAINTENANCE OF OFFICE OR AGENCY.

         The Issuer shall maintain the office or agency required under Section
2.03. The Issuer shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, any presentations, surrenders, notices and demands in respect of the Notes may be made or served at the address of the Trustee set forth in Section 10.02.

         SECTION 4.03.     CORPORATE EXISTENCE.

         Except as provided in Article V, the Issuer shall do or shall cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Restricted Subsidiary in accordance with the respective organizational documents of the Issuer and each such Restricted Subsidiary and the rights (charter and statutory) and material franchises of the Issuer and each Restricted Subsidiary; PROVIDED, HOWEVER, that the Issuer and the Restricted Subsidiaries shall not be required to preserve any such right, or the corporate, partnership, limited liability or other existence (other than, except as provided in Article V, the existence of the Issuer), if the Issuer or such Restricted Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole, and that the loss thereof does not, and will not have, a material adverse effect on the Holders.

         SECTION 4.04.     COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT.

         (a) The Issuer shall deliver to the Trustee, within 120 days after the end of its fiscal year, an Officers' Certificate of the Issuer (PROVIDED, HOWEVER, that one of the signatories to each such Officers' Certificate shall be the Issuer's principal executive officer, principal financial officer or principal accounting officer), as to such Officers' knowledge of the Issuer's and the Restricted Subsidiaries' compliance with all conditions and covenants under this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and in the event any Default or Event of Default exists, such Officers shall specify the nature of such Default or Event of Default. Each such Officers' Certificate shall also notify the Trustee should the Issuer elect to change the manner in which it fixes its fiscal year end.

         (b) So long as not contrary to the then generally accepted auditing and accounting standards, the annual financial statements delivered pursuant to Section 4.05 shall be accompanied by a written report of the Issuer's independent public accountants (who shall be a firm of established national reputation) stating (A) that their audit examination has included a review of the terms of this Indenture and the form of the Notes as they relate to accounting matters, and (B) whether, in connection with their audit examination, any Default or Event of Default has come to their attention and if such a Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; PROVIDED, HOWEVER, that, without any restriction as to the scope of the audit examination, such independent certified public accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards.

         (c) If any Default or Event of Default has occurred and is continuing, the Issuer shall deliver to the Trustee, at its address set forth in
Section 10.02 hereof, by registered or certified mail or by facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action within 30 days of its becoming aware of such occurrence.

         SECTION 4.05.     SEC REPORTS.

         Notwithstanding that the Issuer may not be, or may not be required to remain, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuer shall file or continue to file with the SEC and provide the Trustee and Holders (upon the written request of such Holder) with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections. The Issuer also shall comply with the other provisions of TIA ss. 314(a).

         SECTION 4.06.     WAIVER OF STAY, EXTENSION OR USURY LAWS.

         The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Is-suer from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Issuer hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         SECTION 4.07.     LIMITATION ON RESTRICTED PAYMENTS.

         (a) The Issuer shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to, make a Restricted Payment if, at the time the Issuer or such Restricted Subsidiary makes such Restricted Payment or immediately after giving effect thereto, (i) a Default shall have occurred and be continuing (or would result therefrom); (ii) the Issuer is not able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of Section 4.09; or (iii) the aggregate amount of such Restricted Payment and all other Restricted Payments since May 15, 1997 would exceed the sum of

                  (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from July 1, 1997 to the end of the most recent fiscal quarter for which financial statements are available prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

                  (B) the aggregate Net Cash Proceeds received by the Issuer from the issuance or sale of its Capital Stock (other than Disqualified Stock) and the aggregate cash received by the Issuer as a capital contribution from its shareholders, in each case subsequent to May 15, 1997 (other than an issuance or sale to a Subsidiary of the Issuer and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Issuer or any of its Subsidiaries for the benefit of its employees);

                  (C) the amount by which Indebtedness of the Issuer is reduced on the Issuer's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Issuer) subsequent to May 15, 1997, of any Indebtedness of the Issuer for Capital Stock (other than Disqualified Stock) of the Issuer (less the amount of any cash, or the fair value of any other property (other than such Capital Stock), distributed by the Issuer upon such conversion or exchange);

                  (D) an amount equal to the sum of (i) the net reduction in Investments in any Person resulting from dividends, repayments of loans or advances or other transfers of assets (including any sale of such Investment), in each case to the Issuer or any Restricted Subsidiary, and (ii) the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary occurring in each case after May 15, 1997; PROVIDED, HOWEVER, that the foregoing sum shall not exceed, in the case of any Person (including any Unrestricted Subsidiary), the amount of Investments previously made in such Person (and treated as a Restricted Payment) by the Issuer and the Restricted Subsidiaries; and

                  (E)      $15 million.

         (b)      The provisions of Section 4.07 (a) shall not prohibit

         (i) any Restricted Payment made by exchange for, or out of the proceeds of the substantially concurrent sale of, or capital contribution in respect of, Capital Stock of the Issuer (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Issuer or an employee stock ownership plan or to a trust established by the Issuer or any of its Subsidiaries for the benefit of its employees); PROVIDED, HOWEVER, that (1) each such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments made pursuant to clause
     (a) of this Section 4.07 and (2) if applicable, the Net Cash Proceeds of each such sale of Capital Stock or capital contribution in respect of Capital Stock shall be excluded from the calculation of amounts under clause (iii)(B) of Section 4.07(a);

         (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Indebtedness or Capital Stock of the Issuer which is permitted to be Incurred pursuant to Section 4.09; PROVIDED, HOWEVER, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded from the calculation of the amount of Restricted Payments made pursuant to clause (a) of this Section 4.07;

         (iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 4.07; PROVIDED, HOWEVER, that such dividend shall be included in the calculation of the amount of Restricted Payments made pursuant to clause (a) of this Section 4.07;

         (iv) the repurchase of shares of, or options to purchase shares of, Common Stock of Scotsman Holdings, the Issuer or any of their respective Subsidiaries from employees, former employees, directors or former directors of Scotsman Holdings, the Issuer or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the board of directors of Scotsman Holdings or the Issuer under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such Common Stock (or any Restricted Payment made to Scotsman Holdings solely to fund such payments at the time made such payments); PROVIDED, HOWEVER, that the aggregate amount of such repurchases or Restricted Payments shall not exceed $2,000,000 in any calendar year (and, to the extent that $2,000,000 exceeds the amount of such repurchases or Restricted Payments made in any calendar year, such excess from such calendar year may be carried forward to the next calendar year); PROVIDED, FURTHER, HOWEVER, that such repurchases or Restricted Payments shall be excluded from the calculation of the amount of Restricted Payments made pursuant to clause (a) of this Section 4.07;

         (v) following the initial Public Equity Offering, dividends or Common Stock buybacks by Scotsman Holdings, the Issuer or another issuer in an aggregate amount in any year not to exceed 6% of the aggregate Net Cash Proceeds received by the Issuer in connection with such initial Public Equity Offering and any subsequent Public Equity Offering (or any Restricted Payment made to Scotsman Holdings or such other issuer solely to fund at the time made such payments); PROVIDED, HOWEVER, that at the time of payment of such dividends, no Default shall have occurred and be continuing (or result therefrom); PROVIDED, FURTHER, HOWEVER, that such dividends or common stock buybacks shall be included in the calculation of the amount of Restricted Payments made pursuant to clause (a) of this
     Section 4.07;

         (vi) repurchases of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options; PROVIDED, HOWEVER, that such repurchase shall be excluded from the calculation of the amount of Restricted Payments made pursuant to clause (a) of this Section 4.07;

         (vii) any payment by the Issuer to Scotsman Holdings pursuant to any Tax Sharing Agreement; PROVIDED, HOWEVER, that the amount of any such payment shall not exceed the amount of taxes that the Issuer and its Subsidiaries would have been liable for if the Issuer and its Subsidiaries were to file a consolidated federal income tax return as an affiliated group, within the meaning of Section 1504(a) of the Code, of which the Issuer is the common parent; PROVIDED, FURTHER, HOWEVER, that such dividends shall be excluded in the calculation of the amount of Restricted Payments made pursuant to clause (a) of this Section 4.07; and

         (viii) dividends to Scotsman Holdings to the extent required to pay for general corporate and overhead expenses incurred by Scotsman Holdings; PROVIDED, HOWEVER, that such dividends shall not exceed $1,000,000 in any calendar year; PROVIDED, FURTHER, HOWEVER, that such dividends shall be excluded from the calculation of the amount of Restricted Payments made pursuant to clause (a) of this Section 4.07.

         In determining whether any payment is permitted by this Section 4.07, the Issuer may allocate or reallocate, among the foregoing clauses (i) through
(viii) of Section 4.07(b) or among such clauses and Section 4.07(a), all or any portion of such payment and all or any portion of any payment previously allocated; PROVIDED that, after giving effect to such allocation or reallocation, all such payments (or allocated portions of such payments) would be permitted under the provisions of this Section 4.07.

         If the Issuer makes a Restricted Payment or Permitted Investment that, at the time of the making of such Restricted Payment or Permitted Investment, would in the good faith determination of the Issuer be permitted under the requirements of this Section 4.07, such Restricted Payment or Permitted Investment will be deemed to have been made in compliance with this Section 4.07 notwithstanding any subsequent adjustments or restatements made in good faith to the Issuer's financial statements for any period which adjustments or restatements affect any of the financial data used to make the calculations with respect to such Restricted Payment or Permitted Investment.

         SECTION 4.08.     LIMITATION ON AFFILIATE TRANSACTIONS.

         (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Issuer (an "AFFILIATE TRANSACTION") unless the terms thereof (i) are no less favorable to the Issuer or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (ii) if such Affiliate Transaction involves an amount in excess of $5.0 million, (A) are set forth in writing and (B) have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction and (iii) if such Affiliate Transaction involves an amount in excess of $10.0 million, have been determined by a nationally recognized accounting or investment banking firm (an "INDEPENDENT FINANCIAL ADVISOR") to be fair, from a financial standpoint, to the Issuer and its Restricted Subsidiaries. Notwithstanding clause (ii)(B) above, in the event that there are less than two members of the Board of Directors not having a personal stake in any Affiliate Transaction, such Affiliate Transaction shall be permitted to exist so long as an Independent Financial Advisor has determined the terms of such Affiliate Transaction to be fair, from a financial standpoint, to the Issuer and its Restricted Subsidiaries.

         (b) The provisions of the previous paragraph (a) shall not prohibit (i) any Restricted Payment permitted to be made pursuant to Section
4.07 or any Permitted Investment in an Unrestricted Subsidiary, (ii) any issuance of securities, or other payments, benefits, awards or grants in cash, securities or otherwise, pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (iii) the grant of stock options or similar rights to employees and directors of the Issuer pursuant to plans approved by the Board of Directors and the entering into of agreements relating thereto, (iv) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Issuer or its Restricted Subsidiaries, but in any event not to exceed $2.5 million in the aggregate outstanding at any one time, (v) the payment of reasonable fees to directors of the Issuer and its Restricted Subsidiaries who are not employees of the Issuer or its Restricted Subsidiaries,
(vi) any Tax Sharing Agreement; PROVIDED, HOWEVER, that the aggregate amount payable by the Issuer pursuant thereto shall not exceed the amount of taxes that the Issuer and its Subsidiaries would have been liable for if the Issuer and its Subsidiaries were to file a consolidated federal income tax return as an affiliated group, within the meaning of Section 1504(a) of the Code, of which the Issuer is the common parent, (vii) indemnification agreements with, and the payment of fees and indemnities to, directors, officers and employees of the Issuer and its Restricted Subsidiaries, in each case in the ordinary course of business, (viii) any employment, deferred compensation, consulting, noncompetition, confidentiality or similar agreement entered into by the Issuer and its Restricted Subsidiaries with its employees in the ordinary course of business, (ix) payments by the Issuer or any of its Restricted Subsidiaries to the Permitted Holders (described in clause (i) of such definition) and their Affiliates made pursuant to any financial advisory, financing, underwriting or placement agreement, or in respect of other investment banking activities, in each case as determined by the Board of Directors in good faith, (x) any Affiliate Transaction between the Issuer and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries, (xi) any Affiliate Transaction between the Issuer and a Restricted Subsidiary or between Restricted Subsidiaries, in each case approved by the Board of Directors in good faith, (xii) the performance by Scotsman Holdings, the Issuer and any Subsidiary or Scotsman Hold-ings or the Issuer of the Recapitalization Agreement as in effect on May 22, 1997, (xiii) the pledge of any Capital Stock of Unrestricted Subsidiaries to support the Indebtedness thereof, (xiv) sales or issuances of Capital Stock (other than Disqualified Capital Stock) to Affiliates of the Issuer, (xv) transactions in connection with a Permitted Units Financing (as to which the Board approval requirements, in the definition of Permitted Units Financing will apply), (xvi) transactions and payments contemplated by any agreement in effect on the date of this Indenture or any amendment thereto or any replacement agreement therefor, so long as any such amendment or replacement agreement, taken as a whole, is not more disadvantageous to the Issuer or such Restricted Subsidiary as the original agreement as in effect on the date of this Indenture and (xvii) any merger or other transaction with an Affiliate for the purpose of reincorporating the Issuer in another jurisdiction and/or for the purpose of forming a holding company or the merger of Scotsman Holdings into the Issuer prior to the first Public Equity Offering, so long as, in each case, the shareholders (and the percentage of shares held by the shareholders) of the Issuer do not change or are the same in such holding company.

         SECTION 4.09.     LIMITATION ON INDEBTEDNESS.

         (a) The Issuer shall not, and shall not permit its Restricted Subsidiaries to, Incur, directly or indirectly, any Indebtedness; PROVIDED, HOWEVER, that the Issuer or any Guarantor or the Subordinated Guarantor may Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto, the Consolidated Coverage Ratio exceeds 2.0 to 1.0.

         (b) Notwithstanding the foregoing paragraph (a), the Issuer and its Restricted Subsidiaries may Incur any or all of the following Indebtedness:

         (1) Indebtedness Incurred pursuant to the Credit Agreement; PROVIDED, HOWEVER, that, after giving effect to any such Incurrence, the aggregate principal amount of such Indebtedness then outstanding does not exceed the greater of (i) $300 million and (ii) the sum of (w) 75% of the net book value of Eligible Rental Equipment of the Issuer and its Restricted Subsidiaries, PLUS (x) 85% of the book value of the Eligible Accounts Receivable of the Issuer and its Restricted Subsidiaries, MINUS
     (y) the aggregate principal amount of Notes issued on the Issue Date, PLUS
     (z) the aggregate principal amount of any such Notes redeemed or repurchased by the Issuer or any of its Restricted Subsidiaries after the Issue Date (less the amount of net proceeds which have been received in connection with a Permitted Unit Financing permitted under clause
     (b)(12)(i) of this Section 4.09 (PROVIDED that such reduction shall apply only to the extent of any outstanding balance on such financing and for so long as such Permitted Units Financing is in effect));

         (2) Indebtedness of the Issuer Incurred pursuant to an Interest Rate Agreement or Currency Agreement entered into with any of the Lenders or any affiliate thereof directly related to (as determined in good faith by the Issuer) Indebtedness Incurred pursuant to the Credit Agreement;

         (3) Indebtedness owed to and held by the Issuer or a Restricted Subsidiary; PROVIDED, HOWEVER, that any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted

     Subsidiary, or any subsequent transfer of such Indebtedness (other than to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

         (4) the Notes issued on the Issue Date and the Exchange Notes and the Guarantees and Subordinated Guarantee thereof, MINUS the aggregate principal amount of any such Notes redeemed or repurchased by the Issuer or any of its Restricted Subsidiaries after the Issue Date;

         (5) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (b)(1), (2), (3) and (4) of this Section 4.09);

         (6) Indebtedness or Preferred Stock of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Issuer (other than Indebtedness or Preferred Stock Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transaction pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Issuer); PROVIDED, HOWEVER, that on the date of such acquisition and after giving effect thereto, the Issuer would have been able to Incur at least $1.00 of additional Indebtedness pursuant to clause
     (a) above;

         (7) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to clause (a) or pursuant to clause (b)(2), (4), (5), (6) or (8) or this clause (b)(7); PROVIDED, HOWEVER, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness or Preferred Stock of a Restricted Subsidiary that is not a Guarantor described in clause (b)(6), such Refinancing Indebtedness shall be Incurred only by a Restricted Subsidiary that is not a Guarantor;

         (8) Hedging Obligations consisting of Interest Rate Agreements directly related (as determined in good faith by the Issuer) to Indebtedness permitted to be Incurred by the Issuer and its Restricted Subsidiaries pursuant to this Indenture and Currency Agreements Incurred in the ordinary course of business;

         (9) Indebtedness (including Capitalized Lease Obligations) of the Issuer or any Restricted Subsidiary financing the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets), in each case Incurred no more than 180 days after such purchase, lease or improvement of such property, and any Refinancing Indebtedness in respect of such Indebtedness; PROVIDED, HOWEVER, that at the time of the Incurrence of such Indebtedness and after giving effect thereto, the aggregate principal amount of all Indebtedness Incurred pursuant to this clause (b)(9) and then outstanding shall not exceed the greater of $40 million and 10% of Adjusted Consolidated Assets;

         (10) (i) Any guarantee or co-issuance by the Issuer or any Restricted Subsidiary of Indebtedness of any other Restricted Subsidiary or the Issuer, as the case may be, so long as the Incurrence of such Indebtedness is otherwise permitted under the terms of this Indenture and
     (ii) any guarantee of the Issuer or a Restricted Subsidiary of Indebted-ness of an Unrestricted Subsidiary or a Securitization Subsidiary, PROVIDED that such guarantee is recourse only to the Capital Stock of such Unrestricted Subsidiary or Securitization Subsidiary (and the proceeds therefrom);

         (11) Indebtedness of the Issuer or any Guarantor Incurred in connection with the acquisition of a Permitted Business and any Refinancing Indebtedness in respect of such Indebtedness; PROVIDED, HOWEVER, that the aggregate amount of Indebtedness Incurred pursuant to this clause (b)(11) and then outstanding shall not exceed $10 million;

         (12) Indebtedness of a Securitization Subsidiary pursuant to a Permitted Units Financing, PROVIDED that after giving effect to the Incurrence thereof, either (i) the amount of net proceeds to be received in such Permitted Units Financing and any net proceeds for all previous Permitted Units Financing (only to the extent of any outstanding balance on such financing and for so long as any such Permitted Units Financings is in effect) does not exceed the greater of (1) $300 million and (2) the sum of
     (w) 75% of the net book value of Eligible Rental Equipment of the Issuer and its Restricted Subsidiaries, PLUS (x) 85% of the book value of the Eligible Accounts Receivable of the Issuer and its Restricted Subsidiaries, MINUS (y) the aggregate principal amount of Notes issued on the Issue Date PLUS (z) the aggregate principal amount of any such Notes redeemed or repurchased by the Issuer or any of its Restricted Subsidiaries after the Issue Date or (ii) the Issuer could Incur at least $1.00 of Indebtedness under clause (a) of this Section 4.09;

         (13) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business;

         (14) Indebtedness representing deferred or contingent payment of a purchase price or indemnification obligations relating to the acquisition of any assets to be used in a Permitted Business or any Asset Disposition permitted by this Indenture; and

         (15) Indebtedness of the Issuer or any Restricted Subsidiary (which may be but need not be Incurred pursuant to the Credit Agreement) in an aggregate principal amount which, together with all other Indebtedness of the Issuer and any Restricted Subsidiary outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (b)(1) through (14) above or paragraph (a)) does not exceed $50 million; PROVIDED that no more than $30 million of Indebtedness Incurred in reliance on this clause
     (15) may be Incurred by a Restricted Subsidiary that is not a Guarantor or the Subordinated Guarantor.

         (c) For purposes of determining compliance with Sections 4.09(a) and 4.09(b), (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in this Section 4.09 (including subclauses of different types of Indebtedness in clause (b) of this Section 4.09), the Issuer, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses (or subclauses), (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above (including subclauses of different types of Indebtedness in clause (b) of this Section 4.09) and (iii) the Issuer may later reclassify an item of Indebtedness, in whole or in part, in the Issuer's sole discretion in any manner that complies with this Section 4.09.

         (d) Section 4.09(a) and Section 4.09(b), the Issuer shall not Incur (i) any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any other Indebtedness of the Issuer, unless such Indebtedness is expressly subordinated in right of payment to the Notes and the Exchange Notes to the same or greater extent as such Indebtedness is subordinated in right of payment to such other Indebtedness or (ii) any Secured Indebtedness (other than Permitted Secured Indebtedness); PROVIDED that Secured Indebtedness that is not secured by a Lien on any Collateral may be Incurred if contemporaneously with such Incurrence effective provision is made to secure the Notes equally and ratably with such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

         Notwithstanding Section 4.09(a) and Section 4.09(b), a Guarantor shall not Incur (i) any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any other Indebtedness of such Guarantor, unless such Indebtedness is expressly subordinated in right of payment to such Guarantor's Guarantee of the Notes and the Exchange Notes to the same or greater extent as such Indebtedness is subordinated in right of payment to such other Indebtedness or (ii) any Secured Indebtedness (other than Permitted Secured Indebtedness); PROVIDED that Secured Indebtedness that is not secured by a Lien on any Collateral may be Incurred if contemporaneously with such Incurrence effective provision is made to secure such Guarantor's Guarantee of the Notes equally and ratably with such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

         Notwithstanding paragraphs (a) and (b) above, the Subordinated Guarantor shall not incur (i) any Indebtedness if such Indebtedness is expressly by its terms subordinate or junior in right of payment to any other Indebtedness of the Subordinated Guarantor and senior in respect of payment to the Subordinated Guarantee; or (ii) any Indebtedness other than Subordinated Guarantor Senior Indebtedness and Indebtedness permitted to be Incurred by a Restricted Subsidiary.

         For the avoidance of doubt, for the purposes of clause (i) of each of the three preceding paragraphs, no Indebtedness of the Issuer, any Guarantor or the Subordinated Guarantor within the meaning of clause (i) of each of the three preceding paragraphs shall be deemed to be subordinate or junior in ranking or in right of payment in any respect to any other Indebtedness of the Issuer, such Guarantor or the Subordinated Guarantor, as the case may be, solely because such Indebtedness is unsecured or is secured by a junior priority Lien.

         SECTION 4.10. LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES.

         The Issuer shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary (a) to pay dividends or make any other distributions on its Capital Stock to the Issuer or a Restricted Subsidiary or pay any Indebtedness owed to the Issuer, (b) to make any loans or advances to the Issuer or (c) to transfer any of its property or assets to the Issuer, except

         (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date (including the Credit Agreement, the Security Documents and the Existing Notes Indenture);

         (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Issuer (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Issuer) and outstanding on such date;

         (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this Section 4.10 or this clause (iii) or contained in any amendment to an agreement referred to in clause (i) or
     (ii) of this Section 4.10 or this clause (iii); PROVIDED, HOWEVER, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no more restrictive, taken as a whole, than the encumbrances and restrictions with respect to such Restricted Subsidiary contained in such agreements;

         (iv) any such encumbrance or restriction consisting of customary non-assignment or subletting provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

         (v) in the case of clause (iii) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

         (vi) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or any assets of such Restricted Subsidiary pending the closing of such sale or disposition;

         (vii) any encumbrance or restriction pursuant to an agreement entered into after the Issue Date governing Indebtedness Incurred by a Restricted Subsidiary in compliance with Section 4.09; PROVIDED, HOWEVER, that the encumbrances and restrictions with respect to any Restricted Subsidiary contained in any such agreement are no more restrictive, taken as a whole, than the encumbrances and restrictions with respect to such Restricted Subsidiary in the Credit Agreement on the Issue Date;

         (viii) any encumbrance or restriction pursuant to an agreement with a governmental entity providing for developmental financing on terms which are more favorable (at the time such agreement is entered into) than those available from third party financing sources;

         (ix) with respect to a Securitization Subsidiary, an agreement relating to Indebtedness of a Securitization Subsidiary which is permitted under Section 4.09 or pursuant to an agreement relating to a Permitted Units Financing by a Securitization Subsidiary;

         (x)      any encumbrance or restriction pursuant to this Indenture;

         (xi) any encumbrance or restriction pursuant to applicable law or any rule, regulation or order of a governmental authority;

         (xii) any encumbrance or restriction pursuant to purchase money obligations for any property acquired in the ordinary course of business that impose restrictions on such property (but no other property of the Issuer or a Restricted Subsidiary) of the nature described in clause (c) of this Section 4.10;

         (xiii) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements; or

         (xiv) any encumbrance or restriction pursuant to an agreement entered into after the Issue Date governing Indebtedness Incurred by a Restricted Subsidiary that is not organized in a jurisdiction that is the United States, any state thereof or the District of Columbia in reliance upon, and in compliance with, clause (xv) of Section 4.09.

         SECTION 4.11.     CHANGE OF CONTROL.

         (a) Upon a Change of Control, if either (i) the Issuer does not redeem the Notes under Section 3.03 or (ii) such Change of Control occurs after August 15, 2006, the Issuer will be required to make an offer to repurchase the Notes at a purchase price equal to 101% of the principal amount thereof together with accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant Record Date to receive interest on the relevant Interest Payment Date), in accordance with the terms contemplated in Section 4.11(b).

         (b) Within 30 days following any Change of Control (unless the Issuer has mailed a redemption notice with respect to all the outstanding Notes in connection with such Change of Control), the Issuer shall mail or shall cause to be mailed a notice to each Holder with a copy to the Trustee stating:

         (1) that a Change of Control has occurred and that such Holder has the right to require the Issuer to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest on the relevant Interest Payment Date);

         (2) the circumstances and relevant facts regarding such Change of Control;

         (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

         (4) the instructions determined by the Issuer, consistent with this Section 4.11, that a Holder must follow in order to have its Notes purchased.

         (c) Holders electing to have a Note purchased will be required to surrender the Note, together with the form entitled "Option of Holder to Elect Purchase" on the reverse side of the Note completed, to the Issuer at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Issuer receives not later than three Business Days prior to the purchase date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased.

         (d) On the purchase date, all Notes purchased by the Issuer under this Section 4.11 shall be delivered by the Trustee for cancellation, and the Issuer shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

         (e) The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 4.11. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.11, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.11 by virtue thereof.

         SECTION 4.12.     LIMITATION ON SALE OF ASSETS AND SUBSIDIARY STOCK.

         (a) In the event and to the extent that the Net Available Cash received by the Issuer or any Restricted Subsidiary from one or more Asset Dispositions occurring on or after the Issue Date in any period of 12 consecutive months exceeds the greater of $40 million or 10% of Adjusted Consolidated Assets as of the beginning of such 12-month period, then the Issuer shall (i) no later than 360 days after the date such Net Available Cash so received exceeds such $40 million or 10% of Adjusted Consolidated Assets (1) apply an amount equal to such excess Net Available Cash to repay any Applicable Indebtedness (and, in the case of any case of any such Applicable Indebtedness under any revolving credit agreement or arrangement, effect a permanent reduction in the availability thereunder (or effect a permanent reduction in availability thereunder, regardless of fact that no prepayment is required)) owing to a Person other than the Issuer or any Affiliate of the Issuer, or (2) invest or commit to invest an equal amount, or the amount not so applied pursuant to clause (1), in Additional Assets (and if any such Additional Asset constitutes Collateral and is required to become subject to a First Priority Lien, it shall be subject to the Second Priority Liens pursuant to the Security Documents); PROVIDED, HOWEVER that in the case of any commitment to invest, such investment must be made within six months thereafter, and any amount not so invested shall be treated as Excess Proceeds (as defined below); and (ii) apply such excess Net Available Cash (to the extent not applied pursuant to clause
(i)) as provided in the following paragraphs of this Section 4.12. The amount of such excess Net Available Cash required to be applied during the applicable period and not applied pursuant to clause (i) of this paragraph by the end of such period shall constitute "EXCESS PROCEEDS." Pending the final application of any Net Available Cash, the Issuer may temporarily reduce Applica-ble Indebtedness or otherwise temporarily invest the Net Available Cash in any manner that is not prohibited by this Indenture.

         (b) (i) If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Excess Proceeds Offer (as defined below) totals at least $20 million, the Issuer must, not later than the fifteenth Business Day of such month, make an offer (an "EXCESS PROCEEDS OFFER") to purchase from the Holders on a pro rata basis an aggregate principal amount of Notes equal to the Excess Proceeds (rounded down to the nearest multiple of $1,000) on such date, at a purchase price equal to 100% of the principal amount of such Notes, plus, in each case, accrued interest (if any) to the date of purchase (the "EXCESS PROCEEDS PAYMENT"); PROVIDED that if the Issuer so elects (or is required to pursuant to the terms of any Applicable Pari Passu Indebtedness), such Excess Proceeds Offer may be made ratably to purchase the Notes and such Applicable Pari Passu Indebtedness. If any Excess Proceeds remain after consummation of an Excess Proceeds Offer, the Issuer may use those proceeds for any purpose not otherwise prohibited by the Indenture. Upon completion of each Excess Proceeds Offer, the amount of Excess Proceeds will be reset to zero.

         (ii) The Issuer shall commence any Excess Proceeds Offer with respect to the Notes by mailing or causing to be mailed a notice to the Trustee and each Holder stating: (A) that the Excess Proceeds Offer is being made pursuant to this Section 4.12 and that all Notes validly tendered will be accepted for payment on a pro rata basis; (B) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "EXCESS PROCEEDS PAYMENT DATE"); (C) that any Note not tendered will continue to accrue interest pursuant to its terms; (D) that, unless the Issuer defaults in the payment of the Excess Proceeds Payment, any Note accepted for payment pursuant to the Excess Proceeds offer shall cease to accrue interest on and after the Excess Proceeds Payment Date; (E) that Holders electing to have a Note purchased pursuant to the Excess Proceeds Offer will be required to surrender the Note, together with the form entitled "Option of Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day immediately preceding the Excess Proceeds Payment Date; (F) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Excess Proceeds Payment Date, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and (G) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; PROVIDED, HOWEVER, that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof.

         (iii) On the Excess Proceeds Payment Date, the Issuer shall (A) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to the Excess Proceeds Offer, (B) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted, and (C) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof so accepted for payment by the Issuer. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and make available for delivery to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; PROVIDED, HOWEVER, that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. The Issuer will publicly announce the results of the Excess Proceeds Offer as soon as practicable after the Excess Proceeds Payment Date.

         (iv) The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations thereunder in the event that such Excess Proceeds are received by the Issuer under this Section 4.12 and the Issuer is required to repurchase Notes as described above. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.12, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.12 by virtue thereof.

         (c) In the event of the transfer of substantially all (but not all) the property and assets of the Issuer as an entirety to a Person in a transaction permitted by Section 5.01, the Successor Issuer shall be deemed to have sold the properties and assets of the Issuer not so transferred for purposes of this Section 4.12, and shall comply with the provisions of this
Section 4.12 with respect to such deemed sale as if it were an Asset Disposition, and the Successor Issuer shall be deemed to have received Net Available Cash in an amount equal to the fair market value (as determined in good faith by the Board of Directors) of the properties and assets not so transferred or sold.

         SECTION 4.13. LIMITATION ON SALE OR ISSUANCE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES.

         The Issuer shall not sell or otherwise dispose of any Capital Stock of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any of its Capital Stock except (i) to the Issuer or a Wholly Owned Subsidiary or to any director of a Restricted Subsidiary to the extent required as director's qualifying shares, (ii) if, immediately after giving effect to such issuance, sale or other disposition, neither the Issuer nor any of its Restricted Subsidiaries owns any Capital Stock of such Restricted Subsidiary, (iii) if, immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under Section 4.07 if made on the date of such issuance, sale or other disposition or (iv) any sale of Capital Stock in connection with a Permitted Units Financing.

         SECTION 4.14.     LIMITATION ON LIENS.

         The Issuer shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any assets of the Issuer or any Restricted Subsidiary whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom (other than, in each case, Permitted Liens).

         SECTION 4.15.     ADDITIONAL GUARANTEES.

         The Issuer will cause each Subsidiary which becomes a Guarantor after the Issue Date (i) to execute and deliver to the Trustee a supplemental indenture, in form reasonably satisfactory to the Trustee, pursuant to which such Subsidiary shall unconditionally guarantee all of the Issuer's obligations under the Notes and this Indenture on the terms set forth in this Indenture,
(ii) if such Subsidiary grants any Lien upon any of its assets or property as security for any First Priority Obligations grant the Collateral Agent a Second Priority Lien upon such assets or property (except to the extent such assets or property constitutes Excluded Collateral) for its benefit, the benefit of the Trustee and the benefit of the Holders and (iii) to deliver to the Trustee an opinion of counsel that such supplemental indenture and Security Documents (if any) has been duly authorized, executed and delivered by such Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Subsidiary, subject to customary exceptions for bankruptcy, fraudulent conveyance, equitable principles, remedies and waivers. Thereafter, such Subsidiary shall be a Guarantor for all purposes of this Indenture until it ceases to be such pursuant to the definition of Guarantor contained herein.

         If granting or perfecting any Second Priority Lien described in clause
(ii) of the above paragraph requires the consent of a third party, such Subsidiary will use commercially reasonable efforts to obtain such consent with respect to the granting or perfecting of such Second Priority Lien, but if the third party does not consent to the granting or perfecting of the Second Priority Lien after the use of commercially reasonable efforts, such Subsidiary will not be required to do so. Also, if a Second Priority Lien in the asset or property to be subject to such Second Priority Lien cannot be granted or perfected under applicable law, such Subsidiary will not be required to grant or perfect such Second Priority Lien. Such Subsidiary will have 60 days after the date such supplemental indenture shall be signed to complete those actions required to perfect the Second Priority Liens on the portion (if any) of such assets or property consisting of real property. To the extent consents are required from third parties in order to grant or perfect a Second Priority Lien on such real property, such Subsidiary shall have 90 days after the date of such supplemental indenture to obtain any such consent; provided, however, that if the third party does not consent to such a waiver, after the use of commercially reasonable efforts on the part of such Subsidiary, then such Subsidiary will not be required to grant or perfect a Second Priority Lien on such property. Finally, to the extent a separate notation in favor of the Trustee for its benefit and the benefit of the Holders as holders of Second Priority Liens is required by law to be noted on a certificate of title issued by any state relating to such asset or property, such Subsidiary shall have nine months from the date of such supplemental indenture to perfect such Second Priority Lien.

         SECTION 4.16.     ACTIVITIES OF THE ISSUER AND THE RESTRICTED
SUBSIDIARIES.

         The Issuer shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than developing, owning, engaging in and dealing with a Permitted Business.

         SECTION 4.17.     ACTIVITIES OF SUBORDINATED GUARANTOR.

         (a) The Issuer shall not permit the Subordinated Guarantor to, and the Subordinated Guarantor shall not (i) engage in any activity other than acquiring, owning, holding, managing, marketing, maintaining, leasing, selling or disposing of Rental Equipment and activities directly incidental thereto (including leasing such Rental Equipment to the Issuer or any of its Subsidiaries) or (ii) incur any Indebtedness other than Indebtedness incurred in compliance with Section 4.09.

         (b) Neither the Issuer nor any of the Restricted Subsidiaries will sell, transfer or otherwise convey to the Subordinated Guarantor any of its or their respective assets other than Rental Equipment (and related leases) which Rental Equipment, at the time of transfer, (x) is not evidenced by a certificate of title under applicable motor vehicle registration, certificate of title and other applicable state laws or (y) if evidenced by a certificate of title as described in the preceding clause (x), where counsel to the Issuer is unable to conclude that the notation of a security interest thereon (or another similar procedure) is effective under applicable state law to create a fully perfected security interest therein.

         (c) All Rental Equipment (and related leases) sold, transferred or otherwise conveyed by the Issuer or any of the Restricted Subsidiaries to the Subordinated Guarantor shall be transferred, sold or otherwise conveyed only by way of a capital contribution to the common equity of the Subordinated Guarantor.

         (d) The Issuer shall not permit the Subordinated Guarantor to, and the Subordinated Guarantor shall not, have any Subsidiaries.

                                    ARTICLE V

                              SUCCESSOR CORPORATION

         SECTION 5.01.     MERGER AND CONSOLIDATION.

         The Issuer shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person (including Scotsman Holdings), unless:

         (i) the resulting, surviving or transferee Person (the "SUCCESSOR ISSUER") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Issuer (if not the Issuer) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Issuer under the Notes and this Indenture;

         (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Issuer or any Subsidiary as a result of such transaction as having been Incurred by such Successor Issuer or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

         (iii) immediately after giving effect to such transaction, the Successor Issuer would (x) be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.09(a) or (y) have a Consolidated Coverage Ratio that would be greater than the Consolidated Coverage Ratio of the Issuer immediately prior to such transaction;

         (iv) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; and

         (v) the Issuer or the Successor Issuer shall expressly assume, by documentation reasonably specified by, and executed and delivered to, the Trustee, all the obligations of the Issuer under the Security Documents.

         Notwithstanding clause (iii) above, a Guarantor or a Wholly Owned Subsidiary (other than the Subordinated Guarantor) may be consolidated with or merged into the Issuer and the Issuer may consolidate with or merge with or into
(1) another Person, if such Person is a single purpose corporation that has not conducted any business or Incurred any Indebtedness or other liabilities and such transaction is being consummated solely to change the state of incorporation of the Issuer and (2) Scotsman Holdings; PROVIDED, HOWEVER, that, in the case of clause (2), (x) Scotsman Holdings shall not have owned any assets other than the Capital Stock of the Issuer (and other immaterial assets incidental to its ownership of such Capital Stock) or conducted any business other than owning the Capital Stock of the Issuer, (y) Scotsman Holdings shall not have any Indebtedness or other liabilities (other than ordinary course liabilities incidental to its ownership of the Capital Stock of the Issuer) and
(z) immediately after giving effect to such consolidation or merger, the Successor Issuer shall have a pro forma Consolidated Coverage Ratio that is not less than Consolidated Coverage Ratio of the Issuer immediately prior to such consolidation or merger; and PROVIDED FURTHER, that the Subordinated Guarantor may be consolidated with, may be merged into or may transfer all or substantially all its assets to the Issuer with the consent of the holders of all Subordinated Guarantor Senior Indebtedness outstanding without complying with the requirements of the first sentence of this paragraph (in which case, if such consent has been given, the Subordinated Guarantee (including, without limitation the provisions of Section 11.02) shall terminate and be extinguished).

         The Successor Issuer shall be the successor to the Issuer and shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture, but the predecessor Issuer in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Notes.

         Each Guarantor shall not and the Issuer shall not permit any Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person other than the Issuer or any other Guarantor, unless:

         (i) the resulting, surviving or transferee Person (the "SUCCESSOR GUARANTOR") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Guarantor (if not the Issuer) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Guarantor on the Guarantee and in this Indenture;

         (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing and

         (iii) the Successor Guarantor shall expressly assume, by documentation specified by, and executed and delivered to, the Trustee, all the obligations of such Guarantor under the Security Documents.

         Except in connection with a transaction permitted by the first paragraph of this Section 5.01, the Issuer shall not permit the Subordinated Guarantor, and the Subordinated Guarantor shall not, consolidate with or merge into or with, or convey, transfer or lease, in any transaction or a series of related transactions, all or substantially all of its assets to any Person; PROVIDED that the Subordinated Guarantor may be consolidated with, merged with or into, or transfer all or substantially all its assets to, the Issuer or any Guarantor with the consent of the holders of all Subordinated Guarantor Senior Indebtedness outstanding (in which case, if such consent has been given, the provisions of the Subordinated Guarantee and Section 11.02 of this Indenture with respect to the Subordinated Guarantee shall terminate and be extinguished). Notwithstanding the above provisions, (x) one or more transfers of assets to the Subordinated Guarantor pursuant to Section 4.17(b) shall be permitted and (y) the Subordinated Guarantor may lease any or all of its assets to the Issuer or any Wholly Owned Subsidiary of the Issuer at any time.

                                   ARTICLE VI

                                    REMEDIES

         SECTION 6.01.     EVENTS OF DEFAULT.

         An "EVENT OF DEFAULT" occurs if:

         (1) the Issuer defaults in any payment of interest on any Note when the same becomes due and payable and such default continues for a period of 30 days;

         (2) the Issuer defaults in the payment of the principal of any Note when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control or an Excess Proceeds Payment), whether or not such payment shall be prohibited by Article XII;

         (3)      the Issuer fails to comply with Section 5.01;

         (4) the Issuer fails to comply with Section 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13 or 4.17 (other than a failure to purchase Notes when required under Section 4.11 or 4.12) and such failure continues for 30 days after the notice specified below;

         (5) the Issuer fails to comply with any of its agreements in the Notes or this Indenture and such failure continues for 60 days after the notice specified below;

         (6) Indebtedness of the Issuer or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $25.0 million (the "CROSS ACCELERATION PROVISIONS");

         (7) the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (A)      commences a voluntary case;

                  (B) institutes or has instituted against it any proceeding seeking (x) to adjudicate it a bankrupt or insolvent, (y) liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of the Issuer or any Significant Subsidiary or their respective debts under any Bankruptcy Law including any plan of compromise or arrangement or other corporate proceeding involving or affecting its creditors;

                  (C) consents to the entry of an order for relief against it in an involuntary case;

                  (D) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                  (E) makes a general assignment for the benefit of its creditors;

                  (F) or takes any comparable action under any foreign laws relating to insolvency;

         (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Issuer or any Significant Subsidiary in an involuntary case;

                  (B) appoints a Custodian of the Issuer or any Significant Subsidiary or for any substantial part of its property; or

                  (C) orders the winding up, liquidation, reorganization, arrangement, adjustment, protection, relief or composition of the Issuer or any Significant Subsidiary or their respective debts;

     or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

         (9) any judgment or decree for the payment of money in excess of $25.0 million (net of applicable insurance coverage provided that the applicable insurance carriers have acknowledged coverage) is rendered against the Issuer or any Significant Subsidiary, remains outstanding for a period of 60 days following the entry of such judgment or decree and is not discharged, waived or the execution thereof stayed within 10 days after the notice specified below or an enforcement proceeding is commenced upon such judgment or decree (the "JUDGMENT DEFAULT PROVISION");

         (10) any of the Guarantees or the Subordinated Guarantee ceases to be in full force and effect or any of the Guarantees or the Subordinated Guarantee is declared to be null and void and unenforceable or any of the Guarantees or the Subordinated Guarantee is found to be invalid, in each case by a court of competent jurisdiction in a final non-appealable judgment, or any of the Guarantors or the Subordinated Guarantor denies its liability under its Guarantee or the Subordinated Guarantee (other than by reason of release of a Guarantor or the Subordinated Guarantor in accordance with the terms of this Indenture); or

         (11) unless all of the Collateral shall have been released from the Second Priority Liens in accordance with the provisions of the Security Documents and this Indenture, (a) any default by the Issuer or any of its Restricted Subsidiaries in the performance of the Security Documents which adversely affects the enforceability, validity, perfection (in the case of Collateral for which perfection is required under the Security Documents) or priority of any Second Priority Lien on a material portion of the Collateral granted to the Collateral Agent for its benefit and the benefit of the Trustee and the Holders, (b) the repudiation or disaffirmation by the Issuer or any of its Restricted Subsidiaries of its material obligations under the Security Documents or (c) the determination in a final, non-appealable judicial proceeding that the Security Documents are unenforceable or invalid against the Issuer or any of its Restricted Subsidiaries that are party thereto for any reason with respect to a material portion of the Collateral (which default, repudiation, disaffirmation or determination is not rescinded, stayed or waived by the Persons having such authority pursuant to the Security Documents or otherwise cured within 30 days after notice to the Issuer).

         The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

         A Default under clause (4), (5), (9) or (11) above is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes notify the Issuer of the Default and the Issuer does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

         The Issuer shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officer's Certificate of any Event of Default under clause (6) above and any event which with the giving of notice or the lapse of time would become an Event of Default under clause
(4), (5), (9) or (11) above, its status and what action the Issuer is taking or proposes to take with respect thereto.

         SECTION 6.02.     ACCELERATION.

         If an Event of Default occurs and is continuing, the Trustee by notice to the Issuer, or the Holders of at least 25% in principal amount of the outstanding Notes by notice to the Issuer and the Trustee, may declare the principal of and accrued interest on all the outstanding

Notes to be due and payable immediately. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Issuer occurs, the principal of and interest on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholders. The Holders of a majority in principal amount of the Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         SECTION 6.03.     OTHER REMEDIES.

         If an Event of Default occurs and is continuing, the Trustee may, subject to the terms of the Security Documents and the Intercreditor Agreement, pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any holder of the Notes in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent provided by law.

         SECTION 6.04.     WAIVER OF PAST DEFAULTS.

         The Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest or premium on a Note or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Noteholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

         SECTION 6.05.     CONTROL BY MAJORITY.

         Subject to the terms of the Security Documents and the Intercreditor Agreement, the Holders of a majority in principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, the Security Documents or the Intercreditor Agreement or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders of the Notes or would involve the Trustee in personal liability; PROVIDED, HOWEVER, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnifica-tion reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.

         SECTION 6.06.     LIMITATION ON SUITS.

         A Noteholder may not pursue any remedy with respect to this Indenture or the Notes except to enforce the right to receive payment of principal, premium (if any) or interest when due unless:

         (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

         (2) the Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

         (3) such Holder or Holders offer to the Trustee reasonable security or indemnity satisfactory to the Trustee against any loss, liability or expense;

         (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

         (5) the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction inconsistent with the request during such 60-day period.

         A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder or to take any action in violation of the Security Documents or the Intercreditor Agreement.

         SECTION 6.07.     RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture, but subject to the provisions of the Security Documents and the Intercreditor Agreement, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         SECTION 6.08.     COLLECTION SUIT BY TRUSTEE.

         If an Event of Default specified in Section 6.01(l) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as Trustee of an express trust against the Issuer for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

         SECTION 6.09.     PROOFS OF CLAIM.

         Subject to the terms of the Security Documents and the Intercreditor Agreement, the Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Issuer, any Guarantor, the Subordinated Guarantor, their respective creditors or their respective property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a Trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

         SECTION 6.10.     PRIORITIES.

         If the Trustee collects or property pursuant to this Article VI, it shall pay out the money or property in the following order:

         FIRST: to the Trustee for amounts due under Section 7.07;

         SECOND: to Holders of the Notes for amounts due and unpaid on the Notes for principal (including any premium) and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal (including any premium) and interest, respectively;

         THIRD: without duplication, to Holders for any other Obligations owing to Holders under this Indenture or the Notes; and

         FOURTH: the balance, if any, to the Issuer or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of the Notes pursuant to this Section. At least 15 days before such record date, the Issuer shall mail or cause to be mailed to each Noteholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

         SECTION 6.11.     UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Notes.

                                   ARTICLE VII

                                     TRUSTEE

         SECTION 7.01.     DUTIES OF TRUSTEE.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

         (b)      Except during the continuance of an Event of Default:

         (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture that are adverse to the Trustee.

         (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

         (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

         (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

         (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05.

         (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01 and Section 7.02.

         (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Issuer. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

         SECTION 7.02.     RIGHTS OF TRUSTEE.

         Subject to Section 7.01:

         (a) The Trustee may rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 10.04 and 10.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

         (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuer, to examine the books, records, and premises of the Issuer, personally or by agent or attorney and to consult with the officers and representatives of the Issuer, including the Issuer's accountants and attorneys.

         (f) The Trustee shall be under no obligation to exercise any of its rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders have offered to the Trustee reasonable indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

         (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

         (h) Delivery of reports, information and documents to the Trustee under Section 4.05 is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determin-able from information contained therein, including the Issuer's compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

         SECTION 7.03.     INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with Holdings, the Issuer, or any of the Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

         SECTION 7.04.     TRUSTEE'S DISCLAIMER.

         The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or the Notes other than the Trustee's certificate of authentication.

         SECTION 7.05.     NOTICE OF DEFAULT.

         If a Default or an Event of Default occurs and is continuing and if it is known to a Trust Officer, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 90 days after obtaining knowledge thereof. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Note, including an accelerated payment, a Default in payment on the Change of Control repurchase date or on the Excess Proceeds Payment Date pursuant to an Excess Proceeds Offer, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders. The foregoing sentence of this Section 7.05 shall be in lieu of the proviso to ss. 315(b) of the TIA and such proviso to ss. 315(b) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

         SECTION 7.06.     REPORTS BY TRUSTEE TO HOLDERS.

         Within 60 days after May 15 of each year beginning with 2004, the Trustee shall, to the extent that any of the events described in TIA ss. 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss.ss. 313(b), (c) and (d).

         A copy of each report at the time of its mailing to Holders shall be mailed to the Issuer and filed with the Commission and each stock exchange, if any, on which the Notes are listed.

         The Issuer shall promptly notify the Trustee if the Notes become listed on any stock exchange and the Trustee shall comply with TIA ss. 313(d).

         SECTION 7.07.     COMPENSATION AND INDEMNITY.

         The Issuer shall pay to the Trustee from time to time such compensation for its services as has been agreed to in writing signed by the Issuer and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a Trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee's agents, counsel, accountants and experts.

         The Issuer shall indemnify each of the Trustee (or any predecessor Trustee) and its agents, employees, stockholders, Affiliates and directors and officers for, and hold them each harmless against, any and all loss, liability, damage, claim or expense (including reasonable fees and expenses of counsel), including taxes (other than taxes based on the income of the Trustee), incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Trustee shall notify the Issuer promptly of any claim asserted against the Trustee for which it may seek indemnity. The Issuer shall defend the claim and the Trustee shall cooperate and may participate in the defense. Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Issuer shall pay the reasonable fees and expenses of such counsel.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

         The provisions of this Section 7.07 shall survive the termination of this Indenture.

         SECTION 7.08.     REPLACEMENT OF TRUSTEE.

         The Trustee may resign at any time by so notifying the Issuer. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee and appoint a successor Trustee with the Issuer's consent, by so notifying the Issuer and the Trustee. The Issuer may remove the Trustee if:

         (1)      the Trustee fails to comply with Section 7.10;

         (2)      the Trustee is adjudged bankrupt or insolvent;

         (3) a receiver or other public officer takes charge of the Trustee or its property; or

         (4)      the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The Issuer shall mail notice of such successor Trustee's appointment to each Holder.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in aggregate principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding any resignation or replacement of the Trustee pursuant to this Section 7.08, the Issuer's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

         SECTION 7.09.     SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; PROVIDED, HOWEVER, that such corporation shall be otherwise qualified and eligible under this Article VII.

         SECTION 7.10.     ELIGIBILITY; DISQUALIFICATION.

         This Indenture shall always have a Trustee who satisfies the requirement of TIA ss.ss. 310(a)(1), (2) and (5). The Trustee (or, in the case of a Trustee that is a subsidiary of another Bank or a corporation included in a bank holding company system, the related bank or bank holding company) shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition, and have a Corporate Trust Office in the City of New York. In addition, if the Trustee is a subsidiary of another Bank or a corporation included in a bank holding company system, the Trustee, independently of such bank or bank holding company, shall meet the capital requirements of TIA ss. 310(a)(2). The Trustee shall comply with TIA ss. 310(b); PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer, a Guarantor or the Subordinated Guarantor are outstanding, if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met. The provisions of TIA ss. 310 shall apply to the Issuer, the Guarantors and the Subordinated Guarantor, as obligors of the Notes.

         SECTION 7.11.     PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER.

         The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                  ARTICLE VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE

         SECTION 8.01.     TERMINATION OF ISSUER'S OBLIGATIONS.

         This Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in this Indenture) as to all outstanding Notes when (1) either (i) all Notes, theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (ii) all Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable by reason of the mailing of a notice of redemption or otherwise, (B) will become due and payable within one year or (C) are to be called for redemption within 12 months under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the reasonable expense of the Issuer, and the Issuer, any Guarantor or the Subordinated Guarantor have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable direct obligations of the United States maturing within one year or less ("ELIGIBLE OBLIGATIONS"), or a combination of cash in U.S. dollars and Eligible Obligations, in amounts as will be sufficient to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Interest on the Notes, if any, and accrued interest to the date of maturity or redemption, as the case may be; (2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Issuer, any Guarantor or the Subordinated Guarantor is a party or by which the Issuer, any Guarantor or the Subordinated Guarantor is bound; (3) the Issuer, each Guarantor and the Subordinated Guarantor have paid or caused to be paid all sums payable by them under this Indenture; and (4) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

         In addition, the Issuer must deliver an Officers' Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of this Indenture with respect to the Notes have been satisfied.

         Upon satisfaction of the above conditions, the Guarantees and the Subordinated Guarantee shall be released and the Issuer, the Guarantors and the Subordinated Guarantor will be entitled to releases of any asset or property constituting Collateral from the Liens securing the Notes, the Guarantees and the Subordinated Guarantee.

         The Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors and the Subordinated Guarantor discharged with respect to the Notes, the Guarantees, the Subordinated Guarantee and this Indenture ("LEGAL DEFEASANCE"). Such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, and satisfied all of its obligations with respect to the Notes, except for (a) the rights of Holders to receive payments in respect of the principal of and interest on the Notes when such payments are due, (b) the Issuer's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments, (c) the rights, powers, trust, duties and immunities of the Trustee and the Issuer's obligations in connection therewith and (d) the Legal Defeasance provisions of this Section
8.01. In addition, the Issuer may, at its option and at any time, elect to have the obligations of the Issuer, Holdings, the Guarantors, if any, and the Subordinated Guarantor released with respect to Sections 4.05, 4.07 through 4.17 ("COVENANT DEFEASANCE"), clause (iii) of the first paragraph of Section 5.01 and clause (z) of the second paragraph of Section 5.01 and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event of Covenant Defeasance, those events described under Section 6.01(4), (6), (7) (as it relates to Significant Subsidiaries), (8) (as it relates to Significant Subsidiaries), (9), (10) or
(11) or a failure to comply with clause (iii) of the first paragraph of Section
5.01 or clause (z) of the second paragraph of Section 5.01 will no longer constitute an Event of Default with respect to the Notes. Upon satisfaction of the conditions set forth below for Legal Defeasance or Covenant Defeasance, as the case may be, the Guarantees and the Subordinated Guarantee shall be released and the Issuer, the Guarantors and the Subordinated Guarantor will be entitled to releases of any asset or property constituting Collateral from the Liens securing the Notes, the Guarantees and the Subordinated Guarantee.

         In order to exercise either Legal Defeasance or Covenant Defeasance:

         (a) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders money or U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes to redemption or maturity, as the case may be;

         (b) in the case of Legal Defeasance (other than within 12 months of August 15, 2006 or the Maturity Date), the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or
     (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and in either case and (iii) the Holders will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

         (c) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default under Section 6.01(7) or (8) from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

         (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

         (f) the Issuer shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over any other creditors of either Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or others;

         (g) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with; PROVIDED, HOWEVER, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the Issuer; and

         (h) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

         SECTION 8.02.     APPLICATION OF TRUST MONEY.

         The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to Section 8.01, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of the principal of and interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Obligations.

         The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

         SECTION 8.03.     REPAYMENT TO THE ISSUER.

         Subject to Section 8.01, the Trustee and the Paying Agent shall promptly pay to the Issuer upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Issuer cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Issuer. After payment to the Issuer, Holders entitled to such money must look to the Issuer for payment as general creditors unless an applicable law designates another Person.

         SECTION 8.04.     REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section
8.01 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01; PROVIDED, HOWEVER, that if the Issuer has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

         SECTION 8.05.     ACKNOWLEDGMENT OF DISCHARGE BY TRUSTEE.

         After (i) the conditions of Section 8.01 have been satisfied, (ii) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer and (iii) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon request shall acknowledge in writing the discharge of the Issuer's, each Guarantor's and the Subordinated Guarantor's obligations under this Indenture except for those surviving obligations specified in Section 8.01; PROVIDED the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers' Certificates of the Issuer.

                                   ARTICLE IX

                             AMENDMENTS AND WAIVERS

         SECTION 9.01.     WITHOUT CONSENT OF HOLDERS.

         The Issuer, the Guarantors, the Subordinated Guarantor and the Trustee may amend this Indenture, the Notes, the Guarantees, the Subordinated Guarantee, the Security Documents and the Intercreditor Agreement (collectively, the "INDENTURE DOCUMENTS") without notice to or consent of any Holder:

         (1)      to cure any ambiguity, omission, defect or inconsistency;

         (2)      to add additional assets as Collateral;

         (3) to release Collateral from the Second Priority Liens securing the Notes, the Guarantees and the Subordinated Guarantee when permitted or required by the Security Documents or this Indenture and to the extent set forth in clause (c) of Section 12.03.

         (4) to provide for the assumption by a successor issuer or guarantor of the obligations of the Issuer, the Guarantor or the Subordinated Guarantor under this Indenture;

         (5)      to comply with Article V;

         (6) to provide for uncertificated Notes in addition to or in place of certificated Notes; PROVIDED, HOWEVER, that the uncertificated Notes are issued in registered form for purposes of Section l63(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

         (7) to add guarantees with respect to the Notes or to secure the Notes or to provide for the release of the Subordinated Guarantee as described in the definition of Guarantor;

         (8) to add to the covenants of the Issuer, the Guarantors or the Subordinated Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuer, the Guarantors or the Subordinated Guarantor;

         (9) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA; or

         (10) to make any change that does not adversely affect the rights of any Holder.

         After an amendment under this Section becomes effective, the Issuer shall mail to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

         In addition, so long as any First Priority Obligations (or any commitments or letters of credit in respect thereof) are in effect, (i) the holders thereof may amend, waive, modify, supplement or vary the Security Documents and the Intercreditor Agreement without the consent of the Trustee or any Holder, unless such change, waiver or modification materially adversely affects the rights of the Holders of the Notes as such and not the other secured creditors in a like or similar manner and (ii) the holders of the First Priority Obligations may (x) direct the Collateral Agent to take actions with respect to the Collateral (including, subject to the proviso contained in Section 12.03(c)(1), the release of all or any of the Collateral and the manner of realization) without the consent of the Holders or the Trustee and (y) agree to modify the Security Documents and the Intercreditor Agreement, without the consent of the Trustee or any Holder, to secure additional extensions of credit and add additional secured parties (including, without limitation, adding additional secured parties with First Priority Liens or additional secured parties with junior priority Liens), so long as such modifications do not expressly violate the provisions of the Credit Agreement or Article IV or V of this Indenture.

         Upon the request of the Company, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall execute any amended or supplemental Indenture Documents (including those referenced to in the paragraph above) authorized by the terms of this Indenture and make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture Documents that affect its own rights, duties or immunities under this Indenture or otherwise.

         SECTION 9.02.     WITH CONSENT OF HOLDERS.

         The Issuer and the Trustee may amend this Indenture and the other Indenture Documents without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Notes (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each Holder affected thereby, an amendment may not:

         (1) reduce the amount of Notes whose Holders must consent to an amendment;

         (2) reduce the rate of or extend the time for payment of interest on any Note;

         (3) reduce the principal of or extend the Stated Maturity of any Note;

         (4) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed in accordance with
     Article III;

         (5) make any Note payable in money other than that stated in the Note;

         (6) make any change in Section 6.04 or 6.07 or the second sentence of this Section; or

         (7) release any Guarantor or the Subordinated Guarantor from any of its obligations under its Guarantee or the Subordinated Guarantee, as the case may be, or this Indenture otherwise than in accordance with the terms of this Indenture.

         It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

         An amendment under Section 9.01 or this Section 9.02 may not make any change that adversely affects the rights of any holder of Subordinated Guarantor Senior Indebtedness then outstanding in Article V, Section 11.02, Section 11.05, the definition of Guarantor in Section 1.01, any other provision of this Indenture which requires the consent of the holders of such Subordinated Guarantor Senior Indebtedness and any defined term to the extent used in any of the foregoing provisions unless the holders of such Subordinated Guarantor Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

         After an amendment under this Section 9.02 becomes effective, the Issuer shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

         SECTION 9.03.     COMPLIANCE WITH TRUST INDENTURE ACT.

         Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

         SECTION 9.04.     REVOCATION AND EFFECT OF CONSENTS AND WAIVERS.

         A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

         The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 180 days after such record date.

         SECTION 9.05.     NOTATION ON OR EXCHANGE OF NOTES.

         If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Issuer shall not affect the validity of such amendment.

         SECTION 9.06.     TRUSTEE TO SIGN AMENDMENTS.

         The Trustee shall sign any amendment authorized pursuant to this
Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                                    ARTICLE X

                                  MISCELLANEOUS

         SECTION 10.01.    TIA CONTROLS.

         If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control; PROVIDED, HOWEVER, that this Section 10.01 shall not of itself require that this Indenture or the Trustee be qualified under the TIA or constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time this Indenture and the Trustee are required by the TIA to be so qualified.

         SECTION 10.02.    NOTICES.

         Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         if to the Issuer or any Guarantor or the Subordinated Guarantor:

         Williams Scotsman, Inc.
         8211 Town Center Drive
         Baltimore, Maryland  21236
         Telecopier Number:  (410) 931-6000
         Attention:  General Counsel

         if to the Trustee:


                                       -80

         U.S. Bank National Association
         60 Livingston Avenue
         EP-MN-WS3C
         St. Paul, Minnesota  55107
         Telecopier Number:  (651) 495-8097
         Attention:  Corporate Trust Administration

         The Issuer, the Guarantors and the Subordinated Guarantor and the Trustee by written notice to the other may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuer, the Guarantors and the Subordinated Guarantor or the Trustee shall be deemed to have been given or made as of the date so delivered if hand delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

         Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar ten (10) days prior to such mailing and shall be sufficiently given to him if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         SECTION 10.03.    COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

         Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Guarantors, the Subordinated Guarantor, the Trustee, the Registrar and any other Person shall have the protection of TIA ss. 312(c).

         SECTION 10.04.    CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Issuer, the Subordinated Guarantor or the Guarantors to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

         (1) an Officers' Certificate, in form and substance reasonably satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Issuer, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Issuer, if any, provided for in this Indenture relating to the proposed action have been complied with (which counsel, as to factual matters, may rely on an Officers' Certificate).

         SECTION 10.05.    STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.04, shall include:

         (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

         SECTION 10.06.    RULES BY TRUSTEE, PAYING AGENT, REGISTRAR.

         The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

         SECTION 10.07.    LEGAL HOLIDAYS.

         If any payment date is not a Business Day, payment may be made at such place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

         SECTION 10.08.    GOVERNING LAW.

         THIS INDENTURE, THE NOTES, THE GUARANTEES AND THE SUBORDINATED GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture, the Notes, the Guarantees or the Subordinated Guarantee.

         SECTION 10.09.    NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         SECTION 10.10.    NO PERSONAL LIABILITY.

         No director, officer, employee or stockholder, as such, of the Issuer, the Subordinated Guarantor or any Guarantor, as such, shall have any liability for any obligations of the Issuer, the Subordinated Guarantor or any Guarantor under the Notes, this Indenture, the Guarantees, the Subordinated Guarantee or the Registration Rights Agreements or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         SECTION 10.11.    SUCCESSORS.

         All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

         SECTION 10.12.    DUPLICATE ORIGINALS.

         All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

         SECTION 10.13.    SEVERABILITY.

         In case any one or more of the provisions in this Indenture or in the Notes or the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

         SECTION 10.14.    INDEPENDENCE OF COVENANTS.

         All covenants and agreements in this Indenture, the Notes, the Subordinated Guarantee and the Guarantees shall be given independent effect so that if any particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

         SECTION 10.15. AGENT FOR SERVICE; SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITIES.

         By the execution and delivery of this Indenture, the Issuer, the Subordinated Guarantor and each Guarantor (i) acknowledges that it has, by separate written instrument, designated and appointed CT Corporation System (the "AGENT") (and any successor entity) as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Indenture or any Note, the Subordinated Guarantee or any Guarantee that may be instituted in any federal or state court in the Borough of Manhattan, The City of New York, State of New York or any Note or Guarantee and acknowledges that the Agent has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit or proceeding and (iii) agrees that service of process upon the Agent and written notice of said service to the Issuer and the Guarantors in accordance with this Section 10.15 shall be deemed in every respect effective service of process upon the Issuer and the Guarantors in any such suit or proceeding. The Issuer and the Guarantors further agree to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Agent in full force and effect so long as any of the Notes shall be outstanding; PROVIDED, HOWEVER, that the Issuer and the Guarantors may (and, to the extent the Agent ceases to be able to be served on the basis contemplated herein, shall), by written notice to the Trustee and the holders of the Notes in accordance with this Section 10.15 designate such additional or alternative agent for service of process under this Section 10.15 that (i) maintains an office located in the Borough of Manhattan, The City of New York, State of New York and (ii) is a corporate service company which acts as agent for service of process for other persons in the ordinary course of its business. Such written notice shall identify the name of such agent for service of process and the address of the office of such agent for service of process in the Borough of Manhattan, The City of New York, State of New York.

         To the extent that the Issuer or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents to the fullest extent permitted by law.

         SECTION 10.16.    JUDGMENT CURRENCY.

         (1) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due to any Holder or the Trustee in any currency (the "ORIGINAL CURRENCY") into another currency (the "OTHER CURRENCY"), the Issuer and each Guarantor agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, such Holder or the Trustee, as the case may be, could purchase the Original Currency with the Other Currency on the Business Day preceding the day on which final judgment is given or, if permitted by applicable law, on the day on which the judgment is paid or satisfied.

         (2) The obligations of the Issuer and each Guarantor in respect of any sum due in the Original Currency from it to any Holder or the Trustee under any of the Notes and this Indenture shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Holder or the Trustee, as the case may be, of any sum adjudged to be so due in the Other Currency, such Holder or the Trustee may, in accordance with normal banking procedures, purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to such Holder or the Trustee, as the case may be, in the Original Currency, the Issuer and each Guarantor agree, as a separate obligation and notwithstanding the judgment, to indemnify such Holder or the Trustee, against any loss, and, if the amount of the Original Currency so purchased exceeds the sum originally due to such Holder or the Trustee in the Original Currency, such Holder or the Trustee shall remit such excess to the Issuer or such Guarantor, as the case may be.

                                   ARTICLE XI

                               GUARANTEE OF NOTES

         SECTION 11.01.    UNCONDITIONAL GUARANTEE.

         Subject to the provisions of this Article XI, each Guarantor hereby, jointly and severally, unconditionally and irrevocably guarantees, on a senior basis (such guarantee to be referred to herein as a "GUARANTEE") to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer or any other Guarantor to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Notes (and any Additional Interest payable thereon) shall be duly and punctually paid in full when due, whether at maturity, upon redemption, upon repurchase at the option of Holders pursuant to the provisions of the Notes relating thereto, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and all other obligations of the Issuer or the Guarantor to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 7.07 hereof) and all other obligations shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Issuer to the Holders under this Indenture or under the Notes, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under this Guarantee, and shall entitle the Holders of Notes to accelerate the obligations of the Guarantor hereunder in the same manner and to the same extent as the obligations of the Issuer.

         Each of the Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Issuer, any action to enforce the same, whether or not a Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. To the fullest extent permitted by law, each of the Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and this Guarantee. The Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or such Guarantor, any amount paid by the Issuer or such Guarantor to the Trustee or such Holder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as be-tween it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (a) subject to this Article XI, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

         Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other Guarantor in an amount pro rata based on the net assets of each Guarantor determined in accordance with GAAP.

         SECTION 11.02. UNCONDITIONAL GUARANTEE OF THE SUBORDINATED GUARANTOR; WAIVER OF SUBSTANTIVE CONSOLIDATION BY NOTEHOLDERS; ETC.

         Subject to the provisions of this Article XI, this Subordinated Guarantor hereby unconditionally and irrevocably guarantees, on a subordinated basis (such guarantee to be referred to herein as a "SUBORDINATED GUARANTEE") to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer or any Guarantor to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Notes (and any Additional Interest payable thereon) shall be duly and punctually paid in full when due, whether at maturity, upon redemption, upon repurchase at the option of Holders pursuant to the provisions of the Notes relating thereto, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and all other obligations of the Issuer or the Subordinated Guarantor to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 7.07 hereof) and all other obligations shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Issuer to the Holders under this Indenture or under the Notes, for whatever reason, the Subordinated Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under this Subordinated Guarantee, and, subject to this Article XI shall entitle the Holders of Notes to accelerate the obligations of the Subordinated Guarantor hereunder in the same manner and to the same extent as the obligations of the Issuer.

         The Subordinated Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, any release of any Guarantor, the recovery of any judgment against the Issuer, any action to enforce the same, whether or not a Subordinated Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Subordinated Guarantor. To the fullest extent permitted by law, the Subordinated Guarantor hereby waives the benefit of dili-gence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that its Subordinated Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and this Subordinated Guarantee. The Subordinated Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or to the Subordinated Guarantor, or any custodian, Trustee, liquidator or other similar official acting in relation to the Issuer or the Subordinated Guarantor, any amount paid by the Issuer or the Subordinated Guarantor to the Trustee or such Holder, the Subordinated Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Subordinated Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand,
(a) subject to this Article XI, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of the Subordinated Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subordinated Guarantor for the purpose of this Subordinated Guarantee.

         The payment by the Subordinated Guarantor of all Obligations on the Subordinated Guarantee is subordinated, to the extent and in the manner provided in this Article XI, in right of payment to the prior payment in full, in cash or cash equivalents, of all Obligations on Subordinated Guarantor Senior Indebtedness, which subordination is for the benefit of and enforceable by the holders of such Subordinated Guarantor Senior Indebtedness.

         Upon any payment or distribution of assets of the Subordinated Guarantor to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Subordinated Guarantor, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Subordinated Guarantor or its property, whether voluntary or involuntary, all Obligations with respect to all Subordinated Guarantor Senior Indebtedness shall first be paid in full, in cash or cash equivalents, before any payment or distribution of any kind or character, whether in cash, property, or securities, is made on account of any Obligations on the Subordinated Guarantee or for the acquisition of all or any part of the Subordinated Guarantee for cash or property or otherwise; and until all such Obligations with respect to all Subordinated Guarantor Senior Indebtedness are paid in full, in cash or cash equivalents, any distribution to which the holders of the Subordinated Guarantee would be entitled but for the subordination provisions will be made to the holders of Subordinated Guarantor Senior Indebtedness as their interests may appear.

         If (i) any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, or other amounts due and owing on, any Subordinated Guarantor Senior Indebtedness or (ii) any default occurs and is continuing with respect to any Subordinated Guarantor Senior Indebtedness resulting in the acceleration of the maturity of all or any portion of such Subordinated Guarantor Senior Indebtedness, no payment shall be made by or on behalf of the Subordinated Guarantor or any of its Subsidiaries or any other person on its or their behalf with respect to any obligations on the Subordinated Guarantee or to acquire all or any part of the obligations covered by the Subor-dinated Guarantee for cash or property or otherwise; provided, however, that, except to the extent provided in the next succeeding paragraph, the forgoing provisions shall not restrict the Issuer from making payments of principal or interest on or with respect to the Notes (including, without limitation, by redemption, repurchase or other acquisition). In addition, if any other event of default occurs and is continuing (or if such an event of default would occur upon any payment with respect to the Subordinated Guarantee) with respect to the Subordinated Guarantor Senior Indebtedness, as such event of default is defined in the instrument creating or evidencing or guaranteeing such Subordinated Guarantor Senior Indebtedness permitting the holders of such Subordinated Guarantor Senior Indebtedness then outstanding, or their Representative, to accelerate the maturity thereof (or the obligations guaranteed thereby) and if the respective Representative for the respective Subordinated Guarantor Senior Indebtedness gives written notice of the event of default to the Trustee (a "Default Notice"), then, unless and until the date, if any, on which all Subordinated Guarantor Senior Indebtedness to which such event of default relates is paid in full in cash or cash equivalents or the Representative for the respective Subordinated Guarantor Senior Indebtedness gives notice that all events of default have been cured or waived or have ceased to exist or the Trustee receives written notice from the Representative for the respective Subordinated Guarantor Senior Indebtedness terminating the Blockage Period (as defined below), during the 179 days after the delivery of such Default Notice (the "Blockage Period"), none of the Subordinated Guarantor or any of its Subsidiaries or any other person on its or their behalf shall (x) make any payment with respect to any obligations evidenced by the Subordinated Guarantee or (y) acquire all or any part of the obligations covered by the Subordinated Guarantee for cash or property or otherwise. Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 179 days from the date of the commencement thereof. Only one such Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing (it being acknowledged that (x) any action of the Issuer, the Subordinated Guarantor or any of their respective Subsidiaries occurring subsequent to delivery of a Default Notice that would give rise to any event of default pursuant to any provision under which an event of default previously existed (or was continuing at the time of delivery of such Default Notice) and
(y) any breach of a financial covenant for a period ended after the date of the commencement of a Blockage Period, in each case shall constitute a new event of default for this purpose) on the date of the commencement of any Blockage Period with respect to the Subordinated Guarantor Senior Indebtedness shall be, or be made, the basis for the commencement of a second Blockage Period by the Representative of the Subordinated Guarantor Senior Indebtedness whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

         The Noteholders acknowledge and agree, on behalf of themselves and all their successors and assigns as Noteholders, that the claims of the Noteholders against the Subordinated Guarantor, and against the assets from time to time held by the Subordinated Guarantor (including, without limitation, all units, leases and proceeds therefrom at any time transferred or purported to be transferred to the Subordinated Guarantor), are limited to the claims expressly provided pursuant to the Subordinated Guarantee. The Noteholders further agree, on behalf of themselves and all their successors and assigns as Noteholders, that in no event (whether pursuant to a proceeding under the Bankruptcy Law or otherwise) shall they (or any representative on their behalf including the Trustee) assert that the assets of the Subordinated Guarantor should be substantively consolidated or otherwise combined with the assets of the Issuer, Holdings or any of their other Subsidiaries, or otherwise returned (whether under claims of fraudulent conveyance or otherwise) to any such person. Furthermore, in the event that pursuant to any proceeding pursuant to the Bankruptcy Law or otherwise the assets (or any of the assets) of the Subordinated Guarantor are substantively consolidated or otherwise combined in a similar fashion with the assets of the Issuer, Holdings or any other of their Subsidiaries or otherwise returned to any such person, then, as between the Noteholders (and their successors and assigns) and the lenders pursuant to the Credit Agreement (and pursuant to any Hedging Obligations from time to time entered into); the Noteholders agree that all distributions received by them (and their successors and assigns) to the extent attributable to the assets, or representing any proceeds from any disposition of assets, which were held by the Subordinated Guarantor prior to any such consolidation, combination or return of assets shall be treated by the Noteholders as if received pursuant to the Subordinated Guarantee and shall be fully subject to the subordination provisions contained in this Section 11.02.

         If a distribution is made to Noteholders that because of this Section
11.02 should not have been made to them, the Noteholders who receive the distribution shall hold it in trust for holders of Subordinated Guarantor Senior Indebtedness and pay it over to them as their interests may appear.

         This Section 11.02 defines the relative rights of the Noteholders and the holders of Subordinated Guarantor Senior Indebtedness. Nothing in this
Section 11.02 shall:

         (1) impair, as between the Issuer and the Noteholders, the obligation of the Issuer, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms; or

         (2) prevent the Trustee or any Noteholder from exercising its available remedies upon a Default, subject to the rights of holders of Subordinated Guarantor Senior Indebtedness to receive distributions otherwise payable to Noteholders as and to the extent provided in this
     Section 11.02.

         No right of any present or future holders of any Subordinated Guarantor Senior Indebtedness to enforce the subordination provisions contained in this
Section 11.02 shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer, the Subordinated Guarantor, any other Subsidiary of the Issuer or by any act or failure to act in good faith by any such holder, or by any noncompliance by the Issuer, the Subordinated Guarantor or any other Subsidiary of the Issuer with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Subordinated Guarantor Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the holders of any Indebtedness of the Issuer, the Subordinated Guarantor or any other Subsidiary of the Issuer, without incurring responsibility to the holders of any Indebtedness of the Issuer, the Subordinated Guarantor or any other Subsidiary of the Issuer, and without impairing or releasing the subordination provisions contained in this Section 11.02, or the obligations hereunder of the holders of the Indebtedness of the Issuer, the Subordinated Guarantor or any other Subsidiary of the Issuer, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Subordinated Guarantor Senior Indebtedness or any instrument evidencing the same or any agreement under which Subordinated Guarantor Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Subordinated Guarantor Senior Indebtedness or fail to perfect or delay the perfection of any such lien;
(iii) release any person liable in any manner for the collection of Subordinated Guarantor Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Issuer, the Subordinated Guarantor or any other Subsidiary of the Issuer or any other Person.

         Each Holder of the Notes by such Holder's acceptance thereof authorizes and expressly directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions contained in this Section 11.02 and to protect the rights of the Holders pursuant to this Indenture, and appoints the Trustee such Holder's attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Subordinated Guarantor (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Subordinated Guarantor) tending towards liquidation of the business and assets of the Subordinated Guarantor, the immediate filing of a claim for the unpaid balance of such Holder's Notes in the form required in said proceeding and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Subordinated Guarantor Senior Indebtedness or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Subordinated Guarantor Senior Indebtedness or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Subordinated Guarantor Senior Indebtedness or their Representative to vote in respect of the claim of any Holder in any such proceeding.

         The failure to make a payment on or in respect of the Notes by reason of any provision in this Section 11.02 shall not be construed as preventing the occurrence of a Default. Nothing in this Section 11.02 shall have any effect on the right of the Noteholders or the Trustee to accelerate the maturity of the Notes.

         Notwithstanding anything contained in this Section 11.02 to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article VIII by the Trustee for the payment of principal of and interest on the Notes shall not be, so long as such monies (x) were not directly deposited by the Subordinated Guarantor or (y) to the extent directly deposited by the Subordinated Guarantor, the payment thereof at the time of deposit did not violate the provisions of this Section 11.02, subordinated to the prior payment of any Subordinated Guarantor Senior Indebtedness or subject to the restrictions set forth in this Section 11.02, and none of the Noteholders shall be obligated to pay over any such amount to the Issuer or any holder of Subordinated Guarantor Senior Indebtedness or any other creditor of the Issuer.


                                       -90

         SECTION 11.03.    LIMITATIONS ON GUARANTEES.

         The obligations of each Guarantor under its Guarantee and the Subordinated Guarantor under the Subordinated Guarantee are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, its guarantee of all obligations pursuant to the Credit Agreement) and the Subordinated Guarantor (including, without limitation, all Subordinated Guarantor Senior Indebtedness) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor or the Subordinated Guarantor, as the case may be, in respect of the obligations of such other Guarantor under its Guarantee or the Subordinated Guarantor under the Subordinated Guarantee, as the case may be, or pursuant to its contribution obligations under this Indenture, will result in the obligations of such Guarantor under the Guarantee and the Subordinated Guarantor under the Subordinated Guarantee not constituting a fraudulent conveyance or fraudulent transfer under any laws of the United States, any state of the United States or the District of Columbia, in each case, if applicable to any such Guarantor, or in the case of any Guarantor which is not organized or incorporated in the United States, the jurisdiction of organization or incorporation of such Guarantor.

         SECTION 11.04.    EXECUTION AND DELIVERY OF GUARANTEE.

         To further evidence the Guarantee set forth in Section 11.01 and the Subordinated Guarantee set forth in Section 11.02, each Guarantor and the Subordinated Guarantor hereby agrees that a notation of such Guarantee and Subordinated Guarantee, respectively, substantially in the form of EXHIBIT E herein and EXHIBIT F herein, as the case may be, shall be endorsed on each Note authenticated and delivered by the Trustee. Such Guarantee and Subordinated Guarantee shall be executed on behalf of each Guarantor and the Subordinated Guarantor by either manual or facsimile signature of two Officers of each Guarantor and the Subordinated Guarantor, each of whom, in each case, shall have been duly authorized to so execute by all requisite corporate or other action. The validity and enforceability of any Guarantee and Subordinated Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

         Each of the Guarantors and the Subordinated Guarantor hereby agrees that its Guarantee or Subordinated Guarantee, as the case may be, set forth in
Section 11.01 or 11.02, as the case may be, shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee or Subordinated Guarantee, as the case may be.

         If an Officer of a Guarantor or the Subordinated Guarantor whose signature is on this Indenture or a Guarantee or the Subordinated Guarantee, as the case may be, no longer holds that office at the time the Trustee authenticates the Note on which such Guarantee or Subordinated Guarantee is endorsed or at any time thereafter, such Guarantor's or Subordinated Guarantor's Guarantee or Subordinated Guarantee of such Note shall be valid nevertheless.

         The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee and the Subordinated Guarantee set forth in this Indenture on behalf of each Guarantor and the Subordinated Guarantor.

         SECTION 11.05.    RELEASE OF A GUARANTOR OR THE SUBORDINATED GUARANTOR.

         (a) If (1) the Notes are defeased in accordance with the terms of this Indenture, (2) the conditions set forth in Article VIII are satisfied, (3) there is a sale or other disposition of the Capital Stock of a Guarantor (or other disposition transaction) which is otherwise permitted by this Indenture that results in such Guarantor ceasing to be a Restricted Subsidiary, (4) the Issuer designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with this Indenture or (5) all or substantially all of the assets of any Guarantor or all of the Capital Stock of any Guarantor is sold (including by stock sale or issuance, by way of merger or consolidation or similar transaction effected in compliance with Section 5.01 or otherwise) by the Issuer in a transaction constituting an Asset Disposition, and if, to the extent applicable, (x) the Net Available Cash from such Asset Disposition is used in accordance with Section 4.12 or (y) the Issuer delivers to the Trustee an Officers' Certificate to the effect that the Net Available Cash from such Asset Disposition shall be used in accordance with Section 4.12 and within the time limits specified therein, then such Guarantor or the person acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor or merger, consolidation or similar transaction involving such Guarantor) shall be released and discharged of its Guarantee and all obligations under this Article XI. Any Guarantor not so released or the entity surviving such Guarantor shall remain or be liable under its Guarantee as provided in this Article XI.

         (b) If (1) the Notes are defeased in accordance with the terms of this Indenture, (2) the conditions set forth in Article VIII are satisfied, (3) there is a sale or other disposition of the Capital Stock of the Subordinated Guarantor (or other disposition transaction) which is otherwise permitted by this Indenture that results in the Subordinated Guarantor ceasing to be a Restricted Subsidiary or (4) the Subordinated Guarantor is merged or consolidated with or into, or transfers all or substantially all of its assets, to another person in accordance with Section 5.01, and if, to the extent applicable, (x) the Net Available Cash from such Asset Disposition is used in accordance with Section 4.12 or (y) the Issuer delivers to the Trustee an Officers' Certificate to the effect that the Net Available Cash from such Asset Disposition shall be used in accordance with Section 4.12 and within the time limits specified therein, then the Subordinated Guarantor or the person acquiring such assets (in the event of a transfer of all or substantially all of the assets of the Subordinated Guarantor or merger, consolidation or similar transaction involving the Subordinated Guarantor) shall be released and discharged of its Subordinated Guarantee and all obligations under this Article
XI. Any entity surviving the Subordinated Guarantor shall remain or be liable under its Subordinated Guarantee as provided in this Article XI.

         (c) The Trustee shall deliver an appropriate instrument evidencing the release of a Guarantor or the Subordinated Guarantor upon receipt of a request by the Issuer or such Guarantor or the Subordinated Guarantor accompanied by an Officers' Certificate and an Opinion of Counsel certifying as to the compliance with this Section 11.05; PROVIDED the legal counsel delivering such Opinion of Counsel may rely conclusively as to matters of fact on one or more Officers Certificates of the Issuer.

         The Trustee shall execute any documents reasonably requested by the Issuer or a Guarantor or the Subordinated Guarantor in order to evidence the release of such Guarantor or the Subordinated Guarantor from its obligations under its Guarantee or the Subordinated Guarantee endorsed on the Notes and under this Article XI.

         Except as set forth in Articles IV and V (including, without limitation, the provisos to the second and fifth paragraphs of Section 5.01) and this Section 11.05, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor or the Subordinated Guarantor with or into the Issuer, another Guarantor or the Subordinated Guarantor or shall prevent any sale or conveyance of the property of a Guarantor or the Subordinated Guarantor as an entirety or substantially as an entirety to the Issuer, another Guarantor or the Subordinated Guarantor. Notwithstanding anything to the contrary contained herein, if the Holders of the Notes voluntarily release the Subordinated Guarantor from its obligations pursuant to this Subordinated Guarantee either (x) without the requisite consent of the holders of the then outstanding Subordinated Guarantor Senior Indebtedness or
(y) other than pursuant to and in accordance with Section 11.05, Article V or the definition of Guarantor in Section 1.01, then (and notwithstanding anything to the contrary contained elsewhere in this Indenture), the provisions of the fifth paragraph of Section 11.02 shall survive any such release for the benefit of the holders of the Subordinated Guarantor Senior Indebtedness.

         SECTION 11.06.    WAIVER OF SUBROGATION.

         Until this Indenture is discharged and all of the Notes are discharged and paid in full, each Guarantor and the Subordinated Guarantor hereby irrevocably waives and agrees to the fullest extent permitted by law not to exercise any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of the Issuer's obligations under the Notes or this Indenture and such Guarantor's or the Subordinated Guarantor's obligations under the Guarantees, the Subordinated Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor or the Subordinated Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Notes under the Notes, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor or the Subordinated Guarantor, as the case may be, for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or the Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor and the Subordinated Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.06 is knowingly made in contemplation of such benefits.

         SECTION 11.07.    IMMEDIATE PAYMENT.

         Each Guarantor and, subject to the provisions of Section 11.02, the Subordinated Guarantor agrees to make immediate payment to the Trustee on behalf of the Holders of all Obligations owing or payable to the respective Holders upon receipt of a demand for payment therefor by the Trustee to such Guarantor and the Subordinated Guarantor in writing.

         SECTION 11.08.    NO SET-OFF.

         Each payment to be made by a Guarantor and the Subordinated Guarantor hereunder in respect of the Obligations shall be payable in the currency or currencies in which such Obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

         SECTION 11.09.    OBLIGATIONS CONTINUING.

         The obligations of each Guarantor and the Subordinated Guarantor hereunder shall be continuing and shall remain in full force and effect until all the Obligations have been paid and satisfied in full. Each Guarantor and the Subordinated Guarantor agrees with the Trustee that it will from time to time deliver to the Trustee suitable acknowledgments of this continued liability hereunder.

         SECTION 11.10.    OBLIGATIONS REINSTATED.

         The obligations of each Guarantor and the Subordinated Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Guarantor and the Subordinated Guarantor hereunder (whether such payment shall have been made by or on behalf of the Issuer or by or on behalf of a Guarantor and the Subordinated Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Issuer or any Guarantor or the Subordinated Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Issuer is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Issuer, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor or the Subordinated Guarantor as provided herein.

         SECTION 11.11.    OBLIGATIONS NOT AFFECTED.

         To the fullest extent permitted by law, the obligations of each Guarantor and the Subordinated Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by any Guarantor or the Subordinated Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Guarantor or the Subordinated Guarantor hereunder or might operate to release or otherwise exonerate any Guarantor or the Subordinated Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Holders or otherwise.

         SECTION 11.12.    WAIVER.

         Without in any way limiting the provisions of Sections 11.01 and 11.02 hereof, to the fullest extent permitted by law, each Guarantor and the Subordinated Guarantor hereby waives notice or proof of reliance by the Holders upon the obligations of any Guarantor or the Subordinated Guarantor hereunder, and diligence, presentment, demand for payment on the Issuer, protest or notice of dishonor of any of the Obligations, or other notice or formalities to the Issuer of any kind whatsoever.

         SECTION 11.13.    NO OBLIGATION TO TAKE ACTION AGAINST THE ISSUER.

         Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Obligations or against the Issuer or any other Person or any property of the Issuer or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors and/or the Subordinated Guarantor of their liabilities and obligations under their Guarantees or the Subordinated Guarantee or under this Indenture.

         SECTION 11.14.    DEALING WITH THE ISSUER AND OTHERS.

         The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor or the Subordinated Guarantor hereunder and without the consent of or notice to any Guarantor or the Subordinated Guarantor, may

         (a) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Issuer or any other Person;

         (b) take or abstain from taking security or collateral from the Issuer or any Guarantor or the Subordinated Guarantor or from perfecting security or collateral of the Issuer or any Guarantor or the Subordinated Guarantor;

         (c) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Issuer or any Guarantor or the Subordinated Guarantor or any third party with respect to the obligations or matters contemplated by this Indenture or the Notes;

         (d)      accept compromises or arrangements from the Issuer;

         (e) apply all monies at any time received from the Issuer or any Guarantor or the Subordinated Guarantor or from any security upon such part of the Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

         (f) otherwise deal with, or waive or modify their right to deal with, the Issuer and all other Persons and any security as the Holders or the Trustee may see fit.

         SECTION 11.15.    DEFAULT AND ENFORCEMENT.

         If any Guarantor fails to pay in accordance with Section 11.01 hereof or the Subordinated Guarantor fails to pay in accordance with Section 11.02 hereof, the Trustee may proceed in its name as Trustee hereunder in the enforcement of the Guarantee or Subordinated Guarantee of any such Guarantor or the Subordinated Guarantor and such Guarantor's or Subordinated Guarantor's obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor or the Subordinated Guarantor the obligations.

         SECTION 11.16.    AMENDMENT, ETC.

         No amendment, modification or waiver of any provision of this Indenture relating to any Guarantor or the Subordinated Guarantor or consent to any departure by any Guarantor or the Subordinated Guarantor or any other Person from any such provision will in any event be effective unless it is signed by such Guarantor or the Subordinated Guarantor, as the case may be, and the Trustee.

         SECTION 11.17.    ACKNOWLEDGMENT.

         Each Guarantor and the Subordinated Guarantor hereby acknowledges communication of the terms of this Indenture and the Notes and consents to and approves of the same.

         SECTION 11.18.    NO WAIVER; CUMULATIVE REMEDIES.

         No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under this Indenture or the Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Notes preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Guarantees, the Subordinated Guarantee and under this Indenture, the Notes and any other document or instrument between a Guarantor, the Subordinated Guarantor and/or the Issuer and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

         SECTION 11.19.    SURVIVAL OF OBLIGATIONS.

         Without prejudice to the survival of any of the other obligations of each Guarantor and the Subordinated Guarantor hereunder, the obligations of each Guarantor under Section 11.01 and the obligations of the Subordinated Guarantor under Section 11.02 shall be enforceable against such Guarantor and the Subordinated Guarantor, respectively, without regard to and without giving effect to any right of offset or counterclaim available to or which may be asserted by the Issuer, any Guarantor or the Subordinated Guarantor.

         SECTION 11.20.    GUARANTEE IN ADDITION TO OTHER OBLIGATIONS.

         The obligations of each Guarantor under its Guarantee and this Indenture and the obligations of the Subordinated Guarantor under the Subordinated Guarantee and this Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Holders in relation to this Indenture or the Notes (including the Registration Rights Agreements).

         SECTION 11.21.    SEVERABILITY.

         Any provision of this Article XI which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Indenture and this Article XI.

         SECTION 11.22.    SUCCESSORS AND ASSIGNS.

         Each Guarantee and the Subordinated Guarantee shall be binding upon and inure to the benefit of each Guarantor and the Subordinated Guarantor, respectively, and the Trustee and the other Holders and their respective successors and permitted assigns, except that none of the Guarantors or the Subordinated Guarantor may assign any of its obligations hereunder or thereunder.

         SECTION 11.23.    NO PERSONAL LIABILITY.

         No stockholder, officer, director, employee or incorporator, past, present or future, of any Guarantor or the Subordinated Guarantor, as such, shall have any personal liability under the Guarantee or the Subordinated Guarantee by reason of his, her or its status as such stockholder, officer, director, employee or incorporator.

                                   ARTICLE XII

                        COLLATERAL AND SECURITY DOCUMENTS

         SECTION 12.01.    COLLATERAL AND SECURITY DOCUMENTS.

         (a) In order to secure the due and punctual payment of the Notes, the Issuer, the Guarantors and the Subordinated Guarantor have entered or will enter into the Security Documents to create the Second Priority Liens on the Collateral in accordance with the terms thereof. In the event of a conflict between the terms of this Indenture, the Security Documents and the Intercreditor Agreement, the Security Documents and the Intercreditor Agreement shall control.

         (b) Each Holder of a Note, by accepting such Note, agrees to all of the terms and provisions of the Security Documents and the Intercreditor Agreement.

         (c) From and after the Issue Date, if the Issuer, any Guarantor or the Subordinated Guarantor creates any additional security interest in or Lien on any asset or property to secure any First Priority Obligation, it must, unless (i) such asset or property is within the meaning of Excluded Collateral or (ii) the financial statements described in the second sentence of the definition of Excluded Collateral would be required as a result of such grant, concurrently grant, pursuant to the Security Documents, a Second Priority Lien (subject only to First Priority Liens and Permitted Liens), to the same extent as the Second Priority Liens granted on the Issue Date, upon such asset or property as security for the Notes, the Guarantees and the Subordinated Guarantee and take all such actions (including the filing and recording of financing statements, Mortgages and other documents) that may be required under any applicable law, or which the Collateral Agent or Trustee may reasonably request to perfect such Second Priority Lien, all at the expense of the Issuer, the Guarantors and the Subordinated Guarantor, including reasonable fees and expenses of counsel incurred by the Trustee and the Collateral Agent in connection therewith. If granting or perfecting any Second Priority Lien described in the previous sentence requires the consent of a third party, the Issuer, such Guarantor or the Subordinated Guarantor, as the case may be, will use commercially reasonable efforts to obtain such consent with respect to the granting or perfecting of such Second Priority Lien, but if the third party does not consent to the granting or perfecting of the Second Priority Lien after the use of commercially reasonable efforts, none of the Issuer, the Guarantors or the Subordinated Guarantor will be required to do so. Also, if a Second Priority Lien in the asset or property to be subject to such Second Priority Lien cannot be granted or perfected under applicable law, none of the Issuer, the Guarantors or the Subordinated Guarantor will be required to grant such Second Priority Lien. The Issuer, such Guarantor or the Subordinated Guarantor, as the case may be, will have 60 days after the date such supplemental indenture shall be signed to complete those actions required to perfect the Second Priority Liens on the portion (if any) of such assets or property consisting of real property. To the extent consents are required from third parties in order to grant or perfect a Second Priority Lien on such real property, the Issuer, such Guarantor or the Subordinated Guarantor, as the case may be, shall have 90 days after the date of such supplemental indenture to obtain any such consent; PROVIDED, HOWEVER, that if the third party does not consent to such a waiver, after the use of commercially reasonable efforts on the part of such Subsidiary, then none of the Issuer, the Guarantors or the Subordinated Guarantor will be required to grant or perfect a Second Priority Lien on such property. Finally, to the extent a separate notation in favor of the Collateral Agent for the benefit of the Holders as holders of Second Priority Liens is required by law to be noted on a certificate of title issued under the certificate of title or similar laws of any state for any such asset or property, the Issuer, such Guarantor or the Subordinated Guarantor shall have nine months from the date of such supplemental indenture to perfect such Second Priority Lien; PROVIDED that the Subordinated Guarantor has no obligation to obtain any such certificate of title unless required to do so under the Credit Agreement.

         The Issuer shall, and shall cause each Guarantor and the Subordinated Guarantor, to comply with their obligations under Section 5(k) of the Purchase Agreement.

         SECTION 12.02.    APPLICATION OF PROCEEDS OF COLLATERAL.

         Upon any realization upon the Collateral, the proceeds thereof shall be applied in accordance with the terms of the Security Documents and the terms hereof, subject to the Intercreditor Agreement.

         SECTION 12.03.    POSSESSION, USE AND RELEASE OF COLLATERAL.

         (a) Subject to the terms of the Security Documents, the Issuer, the Guarantors and the Subordinated Guarantor will have the right to remain in possession and retain control of the Collateral securing the Notes, the Guarantees and the Subordinated Guarantee (other than cash or any securities constituting part of the Collateral and deposited with the Collateral Agent in accordance with the provisions of the Security Documents and other than as otherwise set forth in the Security Documents), to freely operate the Collateral and to collect, invest and dispose of any income therefrom.

         (b) Each Holder of a Note, by accepting such Note, acknowledges that the Security Documents shall provide that so long as any First Priority Obligations (or any commitments or letters of credit in respect thereof) are in effect, (i) the holders thereof may amend, waive, modify or vary the Security Documents and the Intercreditor Agreement without the consent of the Trustee or any Holder, unless such amendment, waiver or modification materially adversely affects the rights of the Holders of the Notes as such and not the other secured creditors in a like or similar manner and (ii) the holders of the First Priority Obligations may (x) direct the Collateral Agent to take actions with respect to the Collateral (including, subject to the proviso contained in Section 12.03(c)(1), the release of all or any of the Collateral and the manner of realization) without the consent of the Holders or the Trustee and (y) agree to modify the Security Documents and the Intercreditor Agreement, without the consent of the Trustee or any Holder, to secure additional extensions of credit and add additional secured parties (including, without limitation, adding additional secured parties with First Priority Liens or additional secured parties with junior priority Liens), so long as such modifications do not expressly violate the provisions of the Credit Agreement or Article IV or V of this Indenture and, in the case of clause (c), the Trustee has received an Officers' Certificate from the Issuer certifying such non-contravention. If the Trustee is so requested by the Collateral Agent, the Trustee shall (or shall instruct the Collateral Agent to) execute and deliver UCC 3 termination statements and such other agreements and documents in furtherance of the foregoing.

         (c) In addition to subsection (b), subject to subsection (d) of this Section 12.03, Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents, the Intercreditor Agreement or as provided hereby. Whether prior to or after the discharge of the First Priority Obligations, upon the request of the Issuer pursuant to an Officers' Certificate certifying that such circumstances shall exist and without the consent of any Holder of the Notes, the Issuer, the Guarantors and the Subordinated Guarantor will be entitled to releases of any asset or property constituting Collateral from the Liens created by the Security Documents securing the Notes, the Guarantees and the Subordinated Guarantee under any one or more of the following circumstances:

         (1) if all other Liens on such asset or property securing First Priority Obligations are released (including, without limitation, in the event of repayment in full of all First Priority Obligations in cash in accordance with the terms thereof); PROVIDED that the Second Priority Liens will not be released until, in the case where a Default or Event of Default shall have occurred and be continuing under this Indenture, such time as such Default or Event of Default is cured or waived;

         (2) to enable the Issuer or any Restricted Subsidiary to consummate Asset Dispositions not prohibited under Section 4.12 hereof;

         (3) if a Subsidiary, all of the Capital Stock or other securities of which is pledged to the Collateral Agent, is released from its Guarantee or Subordinated Guarantee, as the case may be, such Capital Stock or securities may be released;

         (4) if any Subsidiary that is a Guarantor or the Subordinated Guarantor is released from its Guarantee or Subordinated Guarantee, respectively, that Subsidiary's assets will also be released; or

         (5)      as provided in the Intercreditor Agreement or the Security
     Documents.

         Upon receipt of such Officers' Certificate, the Trustee shall pursuant to the Security Documents and the Intercreditor Agreement if so requested in writing by the Collateral Agent, execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release (including Uniform Commercial Code termination statements on Form UCC-3) to evidence the release of any Collateral or other assets of the Issuer, the Guarantors and the Subordinated Guarantor permitted to be released pursuant to this Indenture, the Security Documents or the Intercreditor Agreement.

         Except as otherwise provided in Section 12.03(b), the Trustee shall not be required to take any action relating to the release of the Collateral from the Lien and security interest created by the Security Documents pursuant to the provisions of the Security Documents unless the Officers' Certificate required by this Section 12.03 has been delivered to the Trustee.

         (d) At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise) and the Trustee has delivered a notice of acceleration to the Collateral Agent, no release of Collateral pursuant to the provisions of the Security Documents will be effective as against the Holders of Notes, except as otherwise provided in the Intercreditor Agreement.

         SECTION 12.04.    OPINION OF COUNSEL.

         So long as the Security Documents have not been terminated in accordance with the terms thereof, the Issuer shall deliver to the Trustee and the Collateral Agent, so long as such delivery is required by Section 314(b) of the TIA, on the Issue Date and thereafter, at least annually, within 30 days of June 1 of each year (commencing with June 1, 2004), an Opinion of Counsel either stating that in the opinion of such counsel, subject to customary assumptions and exclusions, such action has been taken with respect to the recording, filing, recording and refiling of this Indenture or any Security Document as is necessary to maintain the Security Interests granted thereunder, and reciting the details of such action, or stating that in the opinion of such counsel, subject to customary assumptions and exclusions, no such action is necessary to maintain such Security Interests granted thereunder.

         SECTION 12.05.    TRUST INDENTURE ACT REQUIREMENTS.

         The release of any Collateral from the Second Priority Lien of any of the Security Documents or the release of, in whole or in part, the Second Priority Liens created by any of the Security Documents, will not be deemed to impair the Security Interests in contravention of the provisions hereof if and to the extent the Collateral or Second Priority Liens are released in ac-cordance with the provisions of the Security Documents or this Indenture. Each of the Holders of the Notes acknowledge that a release of Collateral or Liens strictly in accordance with the terms of the Security Documents and the terms hereof will not be deemed for any purpose to be an impairment of the Security Documents or otherwise contrary to the terms of this Indenture. To the extent applicable, the Issuer, the Guarantors and the Subordinated Guarantor will cause TIA ss.ss. 313(b), relating to reports, and TIA ss.ss. 314(d), relating to the release of property or securities from the Lien and security interest of the Security Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Security Documents, to be complied with. Any certificate or opinion required by TIA ss.ss. 314(d) may be made by an Officer of the Issuer, the Guarantors or the Subordinated Guarantor except in cases where TIA ss.ss. 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

         SECTION 12.06.    SUITS TO PROTECT THE COLLATERAL.

         Subject to the provisions of the Security Documents and the Intercreditor Agreement, the Trustee shall have the authority to direct the Collateral Agent to institute and to maintain such suits and proceedings as the Trustee may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of the Notes in the Collateral (including suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Security Interests or be prejudicial to the interests of the Holders of the Notes).

         SECTION 12.07.    PURCHASER PROTECTED.

         In no event shall any purchaser in good faith or other transferee of any property purported to be released hereunder be bound to ascertain the authority (if any) of the Trustee to direct the Collateral Agent to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted to be sold by this Article XII, be under obligation to ascertain or inquire into the authority of the Issuer, any Guarantor or the Subordinated Guarantor, as applicable, to make any such sale or other transfer.

         SECTION 12.08.    POWERS EXERCISABLE BY RECEIVER OR TRUSTEE.

         Subject to the Security Documents and the Intercreditor Agreement, in case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article XII upon the Issuer, any Guarantor or the Subordinated Guarantor, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer, any Guarantor or the Subordinated

Guarantor, as applicable, or of any officer or officers thereof required by the provisions of this Article XII.

         SECTION 12.09.    RELEASE UPON TERMINATION OF ISSUER'S OBLIGATIONS.

         Subject to the Security Documents and the Intercreditor Agreement, in the event that the Issuer delivers an Officers' Certificate and Opinion of Counsel certifying that (i) its obligations under this Indenture have been satisfied and discharged by complying with the provisions of Article VIII, (ii) the conditions for Legal Defeasance or Covenant Defeasance, as the case may be, have been satisfied or (iii) the Issuer has paid in full the principal of, accrued and unpaid interest and liquidated damages, if any, on the Notes and all other Obligations under this Indenture, the Guarantees, the Subordinated Guarantee and the Security Documents that are due and payable at or prior to the time such principal, accrued and unpaid interest and liquidated damages, if any, are paid, the Trustee shall direct the Collateral Agent to (i) execute and deliver such releases, termination statements and other instruments (in recordable form, where appropriate) as the Issuer, any Guarantor or the Subordinated Guarantor, as applicable, may reasonably request to evidence the termination of the Second Priority Liens created by the Security Documents and
(ii) be deemed not to hold any Second Priority Liens for its benefit or the benefit of the Holders of the Notes.

         SECTION 12.10.    POST-CLOSING FILINGS; FURTHER ASSURANCES.

         The Issuer, each Guarantor and the Subordinated Guarantor shall, subject to the grace periods set forth in Section 12.01(c) and unless not required due to Section 12.01(c), maintain the Second Priority Liens as perfected security interests having at least the priority and perfection required by the Security Documents and shall defend such security interests against the claims and demands of all Persons whomsoever, other than the holders of the First Priority Liens and the Permitted Liens and subject to the Intercreditor Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.



                                   WILLIAMS SCOTSMAN, INC.


                                   By:  /s/ John C. Cantlin
                                        ---------------------------------------
                                        Name:   John C. Cantlin
                                        Title:  Senior Vice President
                                                Chief Financial Officer and
                                                Treasurer



                                   EVERGREEN MOBILE COMPANY


                                   By:  /s/ John C. Cantlin
                                        ---------------------------------------
                                        Name:   John C. Cantlin
                                        Title:  Chief Financial Officer and
                                                Treasurer



                                   SPACE MASTER INTERNATIONAL, INC.


                                   By:  /s/ John C. Cantlin
                                        ---------------------------------------
                                        Name:   John C. Cantlin
                                        Title:  Chief Financial Officer and
                                                Treasurer



                                   TRUCK & TRAILER SALES, INC.


                                   By:  /s/ John C. Cantlin
                                        ---------------------------------------
                                        Name:   John C. Cantlin
                                        Title:  Chief Financial Officer and
                                                Treasurer

                                   WILLIAMS SCOTSMAN OF CANADA, INC.


                                   By:  /s/ John C. Cantlin
                                        ---------------------------------------
                                        Name:   John C. Cantlin
                                        Title:  Chief Financial Officer and
                                                Senior Vice President



                                   WILLSCOT EQUIPMENT, LLC


                                   By:  /s/ John C. Cantlin
                                        ---------------------------------------
                                        Name:   John C. Cantlin
                                        Title:  Chief Financial Executive

                                   U.S. BANK NATIONAL ASSOCIATION,
                                       as Trustee


                                   By:  /s/ Richard H. Prokosch
                                        ---------------------------------------
                                        Name:   Richard H. Prokosch
                                        Title:  Vice President

                                                                       EXHIBIT A
                                                                       ---------


                                                        CUSIP No.:

                             WILLIAMS SCOTSMAN, INC.
                        10% SENIOR SECURED NOTE DUE 2008


No. [           ]                                                $


         WILLIAMS SCOTSMAN, INC., a Maryland corporation (the "Issuer", which term includes any successor entities), for value received promises to pay to [_______ ] or registered assigns the principal sum of __________ ($______ ) Dollars on August 15, 2008.

         Interest Payment Dates: February 15 and August 15, commencing February 15, 2004.

         Record Dates: February 1 and August 1

         Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.


                                         WILLIAMS SCOTSMAN, INC.


                                         By:
                                              --------------------------------
                                              Name:
                                              Title:


                                         By:
                                              --------------------------------
                                              Name:
                                              Title:
Dated:

                  This is one of the 10% Senior Secured Notes due 2008 referred to in the within-mentioned Indenture.


                                         U.S. BANK NATIONAL ASSOCIATION,
                                              as Trustee


                                         By:
                                              --------------------------------
                                              Authorized Signatory
Dated:

                                (REVERSE OF NOTE)
                        10% Senior Secured Note due 2008


         1. INTEREST. WILLIAMS SCOTSMAN, INC., a Maryland corporation (the "Issuer"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from August 18, 2003. The Issuer will pay interest semi-annually in arrears on each Interest Payment Date, commencing February 15, 2004. Interest will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

         The Issuer shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

         2. METHOD OF PAYMENT. The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange (including pursuant to an Exchange Offer (as defined in the applicable Registration Rights Agreement)) after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Issuer may pay principal and interest by its check payable in such U.S. Legal Tender. The Issuer may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

         3. PAYING AGENT AND REGISTRAR. Initially, the U.S. Bank National Association (The "Trustee") will act as Paying Agent and Registrar. The Issuer may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

         4. INDENTURE. The Issuer issued the Notes under an Indenture, dated as of August 18, 2003 (the "Indenture"), among the Issuer, the Guarantors, the Subordinated Guarantor and the Trustee. This Note is one of a duly authorized issue of Initial Notes of the Issuer designated as its 10% Senior Secured Notes due 2008 (the "Initial Notes"). The Notes include the Initial Notes, the Private Exchange Notes (as defined in the Indenture) and the Unrestricted Notes, as defined below, issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement or, with respect to Initial Notes issued under the Indenture subsequent to the Issue Date, another registration rights agreement. All Initial Notes and Unrestricted Notes shall be treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in this Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are secured obligations of the Issuer.

         5. INDENTURE. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time in accordance with its terms.

         6. REDEMPTION. Except as provided below, the Notes will not be redeemable at the option of the Issuer prior to August 15, 2006. Thereafter, the Notes will be redeemable, at the Issuer's option, in whole or in part at any time and from time to time, upon not less than 30 nor more than 60 days' notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed as percentages of the principal amount thereof), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period commencing on August 15 of the years set forth below:

                YEAR               PERCENTAGE
                ----               ----------
                2006                 105.00%
                2007                 102.50%

         At any time and from time to time on or prior to August 15, 2006, the Issuer may, at its option, redeem in the aggregate up to 35% of the aggregate principal amount of Notes issued under the Indenture with the proceeds of one or more Qualified Equity Offerings (PROVIDED that if the Qualified Equity Offering is a sale of any Capital Stock (other than Disqualified Capital Stock) of Holdings or another issuer, a portion of the Net Cash Proceeds thereof equal to the amount required to redeem any such Notes is contributed to the equity capital of the Issuer), at a redemption price (expressed as a percentage of principal amount) of 110% plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); PROVIDED, HOWEVER, that (i) at least 65% of the aggregate principal amount of the Notes issued under the Indenture must be outstanding after each such redemption and (ii) such redemption is made not more than 90 days after the consummation of such Qualified Equity Offering.

         At any time on or prior to August 15, 2006 the Notes may also be redeemed as a whole but not in part at the option of the Issuer upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice (exercisable no later than 30 days after such Change of control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

         7. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

         Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Issuer defaults in the payment of such redemption price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the redemption price plus accrued interest, if any.

         8. OFFERS TO PURCHASE. Sections 4.11 and 4.12 of the Indenture provide that, after certain Asset Dispositions (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Issuer will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

         9. REGISTRATION RIGHTS. Pursuant to a Registration Rights Agreement, the Issuer, the Guarantor and the Subordinated Guarantor will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Issuer's 10% Senior Secured Notes due 2008 (the "Unrestricted Notes"), which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Initial Notes. The Holders of the Initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of such registration rights agreements.

         10. DENOMINATIONS; TRANSFER; EXCHANGE. The Notes are in registered form, without coupons, and in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

         11. PERSONS DEEMED OWNERS. The registered Holder of a Note shall be treated as the owner of it for all purposes.

         12. UNCLAIMED MONEY. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Issuer. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

         13. DISCHARGE PRIOR TO REDEMPTION OR MATURITY. If the Issuer at any time deposits with the Trustee U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Issuer will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but including, under certain circumstances, its obligation to pay the principal of and interest on the Notes but without affecting the rights of the Holders to receive such amounts from such deposits).

         14. AMENDMENT; SUPPLEMENT; WAIVER. Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, and any past Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, add additional assets as Collateral, release Collateral from the Second Priority Liens securing the Notes, the Guarantees and the Subordinated Guarantee when permitted or required by the Security Documents or the Indenture, and to the extent set forth in Article XII of the Indenture, provide for the assumption by a successor issuer or guarantor of the obligations of the Issuer, the Guarantor or the Subordinated Guarantor under the Indenture, provide for uncertificated Notes in addition to or in place of certificated Notes, comply with any requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA or comply with Article V of the Indenture, to add guarantees with respect to the Notes or to provide for the release of the Subordinated Guarantee if permitted, to add covenants for the benefit of the Holder of the Notes or make any other change that does not adversely affect the rights of any Holder of a Note.

         15. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Issuer and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of their Capital Stock or certain Indebtedness, make certain Investments, create or incur liens, enter into transactions with Affiliates, create dividend or other payment restrictions affecting any Restricted Subsidiaries, and on the ability of the Issuer to merge or consolidate with any other Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Issuer's assets. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.06 of the Indenture, the Issuer must annually report to the Trustee on compliance with such limitations.

         16. SUCCESSORS. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor, subject to certain exceptions, will be released from those obligations.

         17. DEFAULTS AND REMEDIES. If an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest when due, for any reason) if it determines that withholding notice is in their interest.

         18. TRUSTEE DEALINGS WITH ISSUER AND ITS SUBSIDIARIES. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

         19. NO RECOURSE AGAINST OTHERS. No partner, director, officer, employee or stockholder, as such, of the Issuer, any Guarantor or Subordinated Guarantor, as such, shall have any liability for any obligations of the Issuer, any Guarantor or Subordinated Guarantor under the Notes, the Indenture, the Guarantees or the Subordinated Guarantee or any Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         20. GUARANTEES. This Note will be entitled to the benefits of certain Guarantees and the Subordinated Guarantee, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors and the Subordinated Guarantor, the Trustee and the Holders.

         21. WAIVER OF SUBSTANTIVE CONSOLIDATION; ETC. Each holder of a Note acknowledges and agrees, on behalf of itself and all its successors and assigns as a Noteholder, that the claims of the Noteholders against the Subordinated Guarantor, and against the assets from time to time held by the Subordinated Guarantor (including, without limitation, all units, leases and proceeds therefrom at any time transferred or purported to be transferred to the Subordinated Guarantor), are limited to the claims expressly provided pursuant to the Subordinated Guarantee. Each holder of a Note further agrees, on behalf of itself and all its successors and assigns as a Noteholder, that in no event (whether pursuant to a proceeding under the Bankruptcy Law or otherwise) shall it (or any representative on its behalf including the Trustee) assert that the assets of the Subordinated Guarantor should be substantively consolidated or otherwise combined with the assets of the Issuer, Holdings or any of their other Subsidiaries, or otherwise returned (whether under claims of fraudulent conveyance or otherwise) to any such person. Furthermore, in the event that pursuant to any proceeding pursuant to the Bankruptcy Law or otherwise the assets (or any of the assets) of the Subordinated Guarantor are substantively consolidated or otherwise combined in a similar fashion with the assets of the Issuer, Holdings or any other of their Subsidiaries or otherwise returned to any such person, then, as between the Noteholders (and their successors and assigns) and the lenders pursuant to the Credit Agreement (and pursuant to any Hedging Obligations from time to time entered into); the Noteholders agree that all distributions received by them (and their successors and assigns) to the extent attributable to the assets, or representing any proceeds from any disposition of assets, which were held by the Subordinated Guarantor prior to any such consolidation, combination or return of assets shall be treated by the Noteholders as if received pursuant to the Subordinated Guarantee and shall be fully subject to the subordination provisions contained in Section 11.02 of the Indenture.

         22. AUTHENTICATION. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

         23. GOVERNING LAW. This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Note.

         24. ABBREVIATIONS AND DEFINED TERMS. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         25. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

         26. COLLATERAL. The Issuer's, the Guarantors' and the Subordinated Guarantor's obligations under the Securities are secured by Second Priority Liens on the Collateral pursuant to the terms of the Security Documents and the Intercreditor Agreement. The actions of the Trustee and the Holders of the Securities secured by such Second Priority Liens and the application of proceeds from the enforcement of any remedies with respect to such Collateral are limited pursuant to the terms of the Security Documents and the Intercreditor Agreement.

         27. INTEREST ACT DISCLOSURE. For purposes of the Interest Act (Canada), (i) whenever any interest or fee under the Notes or the Indenture is calculated using a rate based on a year of 360 days, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to
(x) the applicable rate based on a year of 360 days, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by 360, (ii) the principal of deemed reinvestment of interest does not apply to any interest calculation under the Notes or the Indenture, and (iii) the rates of interest stipulated in the Notes are intended to be nominal rates and not effective rates or yields.

         The Issuer will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: Williams Scotsman, Inc., 8211 Town Center Drive, Baltimore, Maryland 21236.

                                 ASSIGNMENT FORM


         If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

         I or we assign and transfer this Note to:

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________
(Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint _______________, agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Dated:__________________              Signed: ______________________________
                                              (Sign exactly as your name appears
                                              on the other side of this Note)

Signature Guarantee:  _______________________________________

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements on and after October 26, 1992 will include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

         In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) [ ], the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

                                   [CHECK ONE]

(1)      __       to the Issuer or a subsidiary thereof; or

(2)      __       pursuant to and in compliance with Rule 144A under the
                  Securities Act of 1933, as amended; or

(3)      __       to an institutional "accredited investor" (as defined in Rule
                  501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)      __       outside the United states to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act of
                  1933, as amended; or

(5)      __       pursuant to the exemption from registration provided by Rule
                  144 under the Securities Act of 1933, as amended; or

(6)      __       pursuant to an effective registration statement under the
                  Securities Act of 1933, as amended; or

(7)      __       pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Issuer as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

         [_]      The transferee is an Affiliate of the Issuer.

         Unless one of the items is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; PROVIDED, HOWEVER, that if item (3), (4),
(5) or (7) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

         If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.17 of the Indenture shall have been satisfied.

Dated:__________________              Signed: ______________________________
                                              (Sign exactly as your name appears
                                              on the other side of this Note)

Signature Guarantee:  _______________________________________

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements on and after October 26, 1992 will include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED


         The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:___________________        _______________________________________________
                                 NOTICE:  To be executed by an executive officer

                      [OPTION OF HOLDER TO ELECT PURCHASE]


         If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.11 or Section 4.12 of this Indenture, check the appropriate box:

         Section 4.11   [_]

         Section 4.12   [_]

         If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.11 or Section 4.12 of this Indenture, state the amount you elect to have purchased:

$___________________


Dated:______________                Signed: ____________________________________
                                            NOTICE: The signature on this
                                            assignment must correspond with the
                                            name as it appears upon the face of
                                            the within Note in every particular
                                            without alteration or enlargement or
                                            any change whatsoever and be
                                            guaranteed.


Signature Guarantee:  _______________________________________

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements on and after October 26, 1992 will include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT B
                                                                       ---------

                                                       CUSIP No.:


                             WILLIAMS SCOTSMAN, INC.

                        10% SENIOR SECURED NOTE DUE 2008


No. [           ]                                                $

         WILLIAMS SCOTSMAN, INC., a Maryland corporation (the "Issuer", which term includes any successor entities), for value received promises to pay to [_______] or registered assigns the principal sum of ____________ ($_________) Dollars on August 15, 2008.

         Interest Payment Dates: February 15 and August 15, commencing February 15, 2004.

         Record Dates: February 1 and August 1

         Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.


                                         WILLIAMS SCOTSMAN, INC.


                                         By:
                                              --------------------------------
                                              Name:
                                              Title:


                                         By:
                                              --------------------------------
                                              Name:
                                              Title:
Dated:

          This is one of the 10% Senior Secured Notes due 2008 referred to in the within-mentioned Indenture.


                                         U.S. BANK NATIONAL ASSOCIATION,
                                              as Trustee


                                         By:
                                              --------------------------------
                                              Authorized Signatory
Dated:

                                (REVERSE OF NOTE)

                        10% Senior Secured Note due 2008


         1. INTEREST. WILLIAMS SCOTSMAN, INC., a Maryland corporation (the "Issuer"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from August 18, 2003. The Issuer will pay interest semi-annually in arrears on each Interest Payment Date, commencing February 15, 2004. Interest will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

         The Issuer shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

         2. METHOD OF PAYMENT. The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Issuer may pay principal and interest by its check payable in such U.S. Legal Tender. The Issuer may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

         3. PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association (the "Trustee") will act as Paying Agent and Registrar. The Issuer may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

         4. INDENTURE. The Issuer issued the Notes under an Indenture, dated as of August 18, 2003 (the "Indenture"), among the Issuer, the Guarantor, the Subordinated Guarantor and the Trustee. This Note is one of a duly authorized issue of Unrestricted Notes of the Issuer designated as its 10% Senior Secured Notes due 2008 (the "Unrestricted Notes"). The Notes include the 10% Senior Secured Notes due 2008 (the "Initial Notes") and the Unrestricted Notes, if any, issued in exchange for any and all series of Initial Notes pursuant to one or more registration rights agreements. All Initial Notes, Private Exchange Notes (as defined in the Indenture) and Unrestricted Notes shall be treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in this Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are secured obligations of the Issuer.

         5. INDENTURE. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time in accordance with its terms.

         6. REDEMPTION. Except as provided below, the Notes will not be redeemable at the option of the Issuer prior to August 15, 2006. Thereafter, the Notes will be redeemable, at the Issuer's option, in whole or in part at any time and from time to time, upon not less than 30 nor more than 60 days' notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed as percentages of the principal amount thereof), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period commencing on August 15 of the years set forth below:

                  YEAR                  PERCENTAGE
                  ----                  ----------
                  2006                   105.00%
                  2007                   102.50%

         At any time and from time to time on or prior to August 15, 2006, the Issuer may, at its option, redeem in the aggregate up to 35% of the aggregate principal amount of Notes issued under the Indenture with the proceeds of one or more Qualified Equity Offerings (PROVIDED that if the Qualified Equity Offering is a sale of any Capital Stock (other than Disqualified Capital Stock) of Holdings or another issuer, a portion of the Net Cash Proceeds thereof equal to the amount required to redeem any such Notes is contributed to the equity capital of the Issuer), at a redemption price (expressed as a percentage of principal amount) of 110% plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); PROVIDED, HOWEVER, that (i) at least 65% of the aggregate principal amount of the Notes issued under the Indenture must be outstanding after each such redemption and (ii) such redemption is made not more than 90 days after the consummation of such Qualified Equity Offering.

         At any time on or prior to August 15, 2006, the Notes may also be redeemed as a whole but not in part at the option of the Issuer upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice (exercisable no later than 30 days after such Change of control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

         7. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

         Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Issuer defaults in the payment of such redemption price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the redemption price plus accrued interest, if any.

         8. OFFERS TO PURCHASE. Sections 4.11 and 4.12 of the Indenture provide that, after certain Asset Dispositions (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Issuer will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

         9. DENOMINATIONS; TRANSFER; EXCHANGE. The Notes are in registered form, without coupons, and in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

         10. PERSONS DEEMED OWNERS. The registered Holder of a Note shall be treated as the owner of it for all purposes.

         11. UNCLAIMED MONEY. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Issuer. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

         12. DISCHARGE PRIOR TO REDEMPTION OR MATURITY. If the Issuer at any time deposits with the Trustee U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption and complies with the other provisions of this Indenture relating thereto, the Issuer will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, including, under certain circumstances, its obligation to pay the principal of and interest on the Notes but without affecting the rights of the Holders to receive such amounts from such deposit).

         13. AMENDMENT; SUPPLEMENT; WAIVER. Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, and any past Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, add additional assets as Collateral, release Collateral from the Second Priority Liens securing the Notes, the Guarantees and the Subordinated Guarantee when permitted or required by the Security Documents or the Indenture, and to the extent set forth in
Article XII of the Indenture, provide for the assumption by a successor issuer or guarantor of the obligations of the Issuer, the Guarantor or the Subordinated Guarantor under the Indenture, provide for uncertificated Notes in addition to or in place of certificated Notes, comply with any requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA or comply with Article V of the Indenture, to add guarantees with respect to the Notes or provide for the release of the Subordinated Guarantee if permitted, to add covenants for the benefit of the Holder of the Notes or make any other change that does not adversely affect the rights of any Holder of a Note.

         14. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Issuer and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of their Capital Stock or certain Indebtedness, make certain Investments, create or incur liens, enter into transactions with Affiliates, create dividend or other payment restrictions affecting any Restricted Subsidiaries and on the ability of the Issuer to merge or consolidate with any other Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Issuer's assets. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.06 of the Indenture, the Issuer must annually report to the Trustee on compliance with such limitations.

         15. SUCCESSORS. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor, subject to certain exceptions, will be released from those obligations.

         16. DEFAULTS AND REMEDIES. If an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest when due, for any reason) if it determines that withholding notice is in their interest.

         17. TRUSTEE DEALINGS WITH ISSUER AND ITS SUBSIDIARIES. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

         18. NO RECOURSE AGAINST OTHERS. No partner, director, officer, employee or stockholder, as such, of the Issuer, the Subordinated Guarantor or any Guarantor, as such, shall have any liability for any obligations of the Issuer, the Subordinated Guarantor or any Guarantor under the Notes, the Indenture, the Guarantees, the Subordinated Guarantee or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         19. GUARANTEES. This Note will be entitled to the benefits of certain Guarantees and the Subordinated Guarantee, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors and the Subordinated Guarantor, the Trustee and the Holders.

         20. WAIVER OF SUBSTANTIVE CONSOLIDATION; ETC. Each holder of a Note acknowledges and agrees, on behalf of itself and all its successors and assigns as a Noteholder, that the claims of the Noteholders against the Subordinated Guarantor, and against the assets from time to time held by the Subordinated Guarantor (including, without limitation, all units, leases and proceeds therefrom at any time transferred or purported to be transferred to the Subordinated Guarantor), are limited to the claims expressly provided pursuant to the Subordinated Guarantee. Each holder of a Note further agrees, on behalf of itself and all its successors and assigns as a Noteholder, that in no event (whether pursuant to a proceeding under the Bankruptcy Law or otherwise) shall it (or any representative on its behalf including the Trustee) assert that the assets of the Subordinated Guarantor should be substantively consolidated or otherwise combined with the assets of the Issuer, Holdings or any of their other Subsidiaries, or otherwise combined in a similar fashion with the assets of the Issuer, Holdings or any other of their Subsidiaries or otherwise returned (whether under claims of fraudulent conveyance or otherwise) to any such person. Furthermore, in the event that pursuant to any proceeding pursuant to the Bankruptcy Law or otherwise the assets (or any of the assets) of the Subordinated Guarantor are substantively consolidated or otherwise returned to any such person, then, as between the Noteholders (and their successors and assigns) and the lenders pursuant to the Credit Agreement (and pursuant to any Hedging Obligations from time to time entered into); the Noteholders agree that all distributions received by them (and their successors and assigns) to the extent attributable to the assets, or representing any proceeds from any disposition of assets, which were held by the Subordinated Guarantor prior to any such consolidation, combination or return of assets shall be treated by the Noteholders as if received pursuant to the Subordinated Guarantee and shall be fully subject to the subordination provisions contained in Section 11.02 of the Indenture.

         21. AUTHENTICATION. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

         22. GOVERNING LAW. This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Note.

         23. ABBREVIATIONS AND DEFINED TERMS. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         24. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

         25. COLLATERAL. The Issuer's, the Guarantors' and the Subordinated Guarantor's obligations under the Securities are secured by Second Priority Liens on the Collateral pursuant to the terms of the Security Documents and the Intercreditor Agreement. The actions of the Trustee and the Holders of the Securities secured by such Second Priority Liens and the application of proceeds from the enforcement of any remedies with respect to such Collateral are limited pursuant to the terms of the Security Documents and the Intercreditor Agreement.

         26. INTEREST ACT DISCLOSURE. For purposes of the Interest Act (Canada), (i) whenever any interest or fee under the Notes or the Indenture is calculated using a rate based on a year of 360 days, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to
(x) the applicable rate based on a year of 360 days, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by 360, (ii) the principal of deemed reinvestment of interest does not apply to any interest calculation under the Notes or the Indenture, and (iii) the rates of interest stipulated in the Notes are intended to be nominal rates and not effective rates or yields.

         The Issuer will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: Williams Scotsman, Inc., 8211 Town Center Drive, Baltimore, Maryland 21236.

                                 ASSIGNMENT FORM


         If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

         I or we assign and transfer this Note to:

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________
(Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint ___________________ , agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Dated:__________________              Signed: ______________________________
                                              (Sign exactly as your name appears
                                              on the other side of this Note)

Signature Guarantee:  _______________________________________

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements on and after October 26, 1992 will include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                      [OPTION OF HOLDER TO ELECT PURCHASE]


         If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.11 or Section 4.12 of this Indenture, check the appropriate box:

         Section 4.11   [_]

         Section 4.12   [_]

         If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.11 or Section 4.12 of this Indenture, state the amount you elect to have purchased:

$___________________


Dated:____________________           Signed: _________________________________
                                             NOTICE: The signature on this
                                             assignment must correspond with the
                                             name as it appears upon the face of
                                             the within Note in every particular
                                             without alteration or enlargement
                                             or any change whatsoever and be
                                             guaranteed.

Signature Guarantee:  _______________________________________

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements on and after October 26, 1992 will include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT C
                                                                       ---------

                            Form of Certificate To Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors
                    -----------------------------------------


                                                 [             ], [           ]


[                           ]
[                           ]
[                           ]

Ladies and Gentlemen:

                  In connection with our proposed purchase of 10% Senior Secured Notes due 2008 (the "Notes") of Williams Scotsman, Inc., a Maryland corporation (the "Issuer"), we confirm that:

                  1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated August 13, 2003, relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section entitled "Transfer Restrictions" of such Offering Memorandum.

                  2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act"), and all applicable State securities laws.

                  3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (i) to the Issuer or any subsidiary thereof, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A promulgated under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee), (iv) outside the United States in accordance with Rule 904 of Regulation S promulgated under the Securities Act to non-U.S. persons,
         (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pur-suant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

                  4. We understand that, on any proposed resale of any Notes, we will be required to furnish to the Trustee and the Issuer such certification, legal opinions and other information as the Trustee and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                  5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

                  6. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  You, the Issuer, the Trustee and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.


                                            Very truly yours,


                                            [Name of Transferee]




                                            By: ________________________________
                                                Name:
                                                Title:

                                                                       EXHIBIT D
                                                                       ---------

                       Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S
                            ------------------------


                                                 [             ], [           ]


[                           ]
[                           ]
[                           ]
[                           ]

                   Re:   Williams Scotsman, Inc. (the "Issuer")
                         10% Senior Secured Notes Due 2008 (The "Notes")
                         -----------------------------------------------

Ladies and Gentlemen:

                  In connection with our proposed sale of $[ ] aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                  (1) the offer of the Notes was not made to a person in the United States;

                  (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                  (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

                  You, the Issuer and counsel for the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.



                                            Very truly yours,


                                            [Name of Transferor]




                                            By: ________________________________
                                                Authorized Signature

                                                                       EXHIBIT E
                                                                       ---------


                                    GUARANTEE
                                    ---------


                  For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Note the cash payments in United States dollars of principal of, premium, if any, and interest on this Note (and including Additional Interest payable thereon) in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Issuer under the Indenture (as defined below) or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article XI of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article XI of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of August 18, 2003, among Williams Scotsman, Inc., a Maryland corporation, as issuer (the "Issuer"), Evergreen Mobile Company, a Washington corporation, Space Master International, Inc., a Georgia corporation, Truck & Trailer Sales, Inc., a Missouri corporation, Williams Scotsman of Canada, Inc., a Canadian corporation, as guarantors and Willscot Equipment, LLC, a Delaware limited liability company, as subordinated guarantor and U.S. Bank National Association, as trustee (the "Trustee"), as amended or supplemented (the "Indenture").

                  The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article XI of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

                  THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. Each Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

                  This Guarantee is subject to release upon the terms set forth in the Indenture.

                  IN WITNESS WHEREOF, the undersigned has caused its Guarantee to be duly executed.

Date:  ____________________


                                             EVERGREEN MOBILE COMPANY,
                                               as Guarantor


                                             By: _______________________________
                                                 Name:
                                                 Title:

                  IN WITNESS WHEREOF, the undersigned has caused its Guarantee to be duly executed.

Date:  ____________________


                                             SPACE MASTER INTERNATIONAL, INC.,
                                               as Guarantor


                                             By: _______________________________
                                                 Name:
                                                 Title:

                  IN WITNESS WHEREOF, the undersigned has caused its Guarantee to be duly executed.

Date:  ____________________


                                             TRUCK & TRAILER SALES, INC.,
                                               as Guarantor


                                             By: _______________________________
                                                 Name:
                                                 Title:

                  IN WITNESS WHEREOF, the undersigned has caused its Guarantee to be duly executed.

Date:  ____________________


                                             WILLIAMS SCOTSMAN OF CANADA, INC.,
                                               as Guarantor


                                             By: _______________________________
                                                 Name:
                                                 Title:

                                                                       EXHIBIT F
                                                                       ---------


                             SUBORDINATED GUARANTEE
                             ----------------------


                  For value received, the undersigned hereby unconditionally guarantees, on a subordinated basis, to the Holder of this Note the cash payments in United States dollars of principal of, premium, if any, and interest on this Note (and including Additional Interest payable thereon) in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Issuer under the Indenture (as defined below) or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article XI of the Indenture and this Subordinated Guarantee. This Subordinated Guarantee will become effective in accordance with Article XI of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Subordinated Guarantee shall not be affected by the fact that it is not affixed to any particular Note. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of August 18, 2003, among Williams Scotsman, Inc., a Maryland corporation, as issuer (the "Issuer"), Evergreen Mobile Company, a Washington corporation, Space Master International, Inc., a Georgia corporation, Truck & Trailer Sales, Inc., a Missouri corporation and Williams Scotsman of Canada, Inc., a Canadian corporation, as guarantors and Willscot Equipment, LLC, a Delaware limited liability company, as subordinated guarantor and U.S. Bank National Association, as trustee (the "Trustee"), as amended or supplemented (the "Indenture").

                  The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Subordinated Guarantee and the Indenture are expressly set forth in Article XI of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subordinated Guarantee and all of the other provisions of the Indenture to which this Subordinated Guarantee relates.

                  THIS SUBORDINATED GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. Each Subordinated Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Subordinated Guarantee.

                  This Subordinated Guarantee is subject to release upon the terms set forth in the Indenture.

                  IN WITNESS WHEREOF, the Subordinated Guarantor has caused its Subordinated Guarantee to be duly executed.

Date:  ____________________


                                             WILLSCOT EQUIPMENT, LLC,
                                                as Subordinated Guarantor


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title: